Exhibit 10.3

CONFIDENTIAL TREATMENT MATERIAL

CONFIDENTIAL TREATMENT REQUESTED:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission (the “Commission”).

AMENDED AND RESTATED BUY-IN LICENSE AGREEMENT

between

ARIAD Pharmaceuticals, Inc.

and

ARIAD Pharmaceuticals (Europe) Sarl

and

Incyte Corporation (as guarantor)

CONFIDENTIAL TREATMENT MATERIAL

TABLE OF CONTENTS

ARTICLE 1 – DEFINITIONS	2
ARTICLE 2 – GRANT OF LICENSES	18
ARTICLE 3 – RESERVED TERRITORIES AND NON-COMPETITION	19
ARTICLE 4 – DEVELOPMENT AND COMMERCIALIZATION COMMITTEES	23
ARTICLE 5 – DEVELOPMENT	25
ARTICLE 6 - EXCHANGE OF OTHER KNOW-HOW	31
ARTICLE 7 – PRICING AND REIMBURSEMENT	32
ARTICLE 8 – REGULATORY MATTERS	32
ARTICLE 9 – PHARMACOVIGILANCE	35
ARTICLE 10 – SUPPLY, FORECASTS AND ORDERING	37
ARTICLE 11 – SHIPMENT AND DELIVERY	39
ARTICLE 12 – MANUFACTURING OF THE PRODUCT	41
ARTICLE 13 – QUALITY ASSURANCE	43
ARTICLE 14 - RECALLS AND PRODUCT WITHDRAWAL	44
ARTICLE 15 – COMMERCIALIZATION OF THE PRODUCT	45
ARTICLE 16 – BUY-BACK OPTION	47
ARTICLE 17 – MEDICAL AFFAIRS ACTIVITIES	48
ARTICLE 18 – TRADEMARKS	49
ARTICLE 19 – CONSIDERATION AND PAYMENTS	51
ARTICLE 20 – REPRESENTATIONS AND WARRANTIES	56
ARTICLE 21 – COMPLIANCE WITH LAW; DATA PRIVACY; ANTI-BRIBERY AND ANTI-CORRUPTION	59
ARTICLE 22 – INDEMNIFICATION, LIMITATIONS OF LIABILITY AND INSURANCE	60
ARTICLE 23 – THE PATENTS	63
ARTICLE 24 – CONFIDENTIALITY	68
ARTICLE 25 – TERM	70
ARTICLE 26 – TERMINATION	70
ARTICLE 27 – FORCE MAJEURE	73
ARTICLE 28 – LAW TO GOVERN	74
ARTICLE 29 – DISPUTE RESOLUTION	74
ARTICLE 30 – MISCELLANEOUS	75

APPENDICES
APPENDIX 1.18 – ARIAD US TRADEMARKS
APPENDIX 1.21 – BCR-ABL INHIBITOR COMPOUND ASSAY
APPENDIX 1.35 – COMMERCIALIZATION PLAN
APPENDIX 1.40 – PONATINIB STRUCTURE
APPENDIX 1.62 – DISTRIBUTION AGREEMENTS
APPENDIX 1.128 – PATENTS
APPENDIX 1.134 – PRIMARY EFFICACY ENDPOINT
APPENDIX 1.138 – PROPOSED STUDIES
APPENDIX 1.161 – SUPERIORITY
APPENDIX 1.167 – TERRITORY
APPENDIX 1.175 – TRANSITION BACK ARRANGEMENTS
APPENDIX 17.3 – ISTs
APPENDIX 19.8.2 – OFFSET
APPENDIX 20 - DISCLOSURE SCHEDULES
APPENDIX 20.1.17 – POST-MARKETING REQUIREMENTS

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

THIS AMENDED AND RESTATED BUY-IN LICENSE AGREEMENT (“Agreement”) dated as of June 1, 2016 (the “Effective Date”), between ARIAD Pharmaceuticals, Inc., (“ARIAD US”), a Delaware corporation and ARIAD Pharmaceuticals (Europe) Sarl, (“ARIAD SWISSCO”), a Swiss limited liability company registered in Lausanne (together, the “Parties” and, individually, each a “Party”) and Incyte Corporation, a Delaware corporation (“Incyte Corporation”) solely in its capacity as guarantor under Section 30.19.  This Agreement only comes into effect on the Effective Date (as defined below) and shall be of no force or effect if there is no Closing (as defined below).

RECITALS

a.The Parties are engaged in the business of discovering, developing, manufacturing and selling the Product (as defined below);

b.The Parties entered into a Buy-In License Agreement on August 7, 2012 (“Buy-In License Agreement”), whereby ARIAD US granted to ARIAD SWISSCO a perpetual and exclusive license to the Ponatinib Intangibles (as therein defined) for the purposes of development and commercialization of the Product in certain territories.  The Parties also entered into a Development Cost Sharing Agreement on August 7, 2012 (the “CSA Agreement”) pursuant to which they agreed to share the costs and risks of further developing the Product.

c.ARIAD SWISSCO is an Affiliate of ARIAD Pharmaceuticals (Luxembourg) S.a.r.l. (“ARIAD LUXCO”), a Luxembourg limited liability company registered in Luxembourg. Pursuant to a Share Purchase Agreement (“Share Purchase Agreement”) entered into on May 9, 2016 among ARIAD Pharmaceuticals (Cayman) L.P., a Cayman Limited Partnership, ARIAD US (with respect to selected provisions only), Incyte Europe S.a.r.l, an entity formed under the laws of Switzerland (“Incyte Europe”) and Incyte Corporation (with respect to selected provisions only), Incyte Europe will acquire the entire issued share capital in ARIAD LUXCO and, in connection therewith, the parties thereto agreed that the Buy-in License Agreement would be amended and restated on the terms of this Amended and Restated Buy-In License Agreement.  The CSA Agreement will terminate effective on the Effective Date and the costs of development will now be on the terms set out in this Agreement.

d.The Parties entered into a Loan Agreement on August 7, 2012 (the “Loan Agreement”) pursuant to which ARIAD US loaned the monies to ARIAD SWISSCO to enable it to pay the consideration under the Buy-In License Agreement.  In consideration of ARIAD SWISSCO entering into this Agreement, ARIAD US has hereby agreed to reduce all of the amount outstanding under the Loan Agreement and, effective as of the Effective Date, the loan is no longer outstanding.

e.ARIAD SWISSCO wishes to continue to purchase the Product from ARIAD US for the Territory, as further set forth herein.

f.The Parties agree that this preamble constitutes an integral part of this Agreement and that all capitalized terms used in this preamble shall have the respective meanings given above or in ARTICLE 1 or elsewhere in this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth below, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings specified below or elsewhere herein.

1.1   “Acquired Party” has the meaning set forth in Section 3.3.2.

1.2   “Acquiring Party” has the meaning set forth in Section 3.3.2.

1.3   “Adverse Ruling” has the meaning set forth in Section 26.1.

1.4   “Affiliate” means any corporation or business entity that, whether now or in the future, controls, is controlled by or is under common control with a Party.  For the purposes of this definition, the terms “controls”, “controlled by” and “under common control with” as used with respect to any Party, means (i) to possess (directly or indirectly) the power to direct the management or affairs of a corporation or other business entity, whether through ownership of voting securities or other equity rights or by contract relating to voting rights or corporate governance or otherwise, or (ii) to own, directly or indirectly, more than [**] of the outstanding voting securities or other ownership interest of such corporation or other business entity.  For purposes of this Agreement, as of the Effective Date, ARIAD SWISSCO and ARIAD US are no longer Affiliates of one another.

1.5   “Agreement” has the meaning set forth in the Preamble.

1.6   “Alliance Manager” has the meaning set forth in Section 4.6.

1.7   “Ancillary Research” means research other than Basic Research, in the case of ARIAD SWISSCO conducted under the licenses granted to ARIAD SWISSCO pursuant to this Agreement and in the case of ARIAD US, comparable research conducted by ARIAD US, other than in connection with a clinical trial under this Agreement.

1.8   “Anti-Corruption Laws” means all Applicable Laws for the prevention of fraud, kickbacks, bribery, corruption, racketeering, money laundering or terrorism, including the FCPA, each, as amended from time to time.

1.9   “API” means the Compound in the active pharmaceutical ingredient form set forth in the Specifications.

1.10  “Applicable Laws” means the applicable provisions of any and all national, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, and ordinances, and any and all directives, and orders or administrative decisions of any governmental agency or authority (including Regulatory Authorities) having jurisdiction over or related to the subject matter in question, including Regulatory

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

Requirements, Regulatory Laws, Export Control Laws, and the FCPA and other Anti-Corruption Laws, which are applicable to the subject matter of this Agreement.

1.11  “ARIAD LUXCO” has the meaning set forth in the Recitals.

1.12  “ARIAD SWISSCO” has the meaning set forth in the Preamble.

1.13  “ARIAD SWISSCO Improvements” means Know-how (for purposes of this definition Know-how shall be the Know-how definition without clause (b) thereof and references to ARIAD US therein shall be references to ARIAD SWISSCO) and any associated Intellectual Property Rights arising after the Effective Date and resulting from Development or Manufacturing activity conducted by ARIAD SWISSCO, its Affiliates or Subcontractors but excluding Development Data.

1.14  “ARIAD SWISSCO Trademarks” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names, whether or not registered, to be used by ARIAD SWISSCO or its Affiliates or its or their respective Sublicensees (as an alternative to the ARIAD US Trademark) and any registrations thereof or any pending applications relating thereto (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).  The ARIAD SWISSCO Trademarks exclude the ARIAD US Trademarks.

1.15  “ARIAD US” has the meaning set forth in the Preamble.

1.16  “ARIAD US Improvements” means (i) Know How and any associated Intellectual Property Rights arising after the Effective Date and resulting from Development or Manufacturing activity conducted by ARIAD US, its Affiliates or Subcontractors, but excluding Development Data ; and (ii) Know How and any associated Intellectual Property Rights arising after the Effective Date and resulting from the conduct of Basic Research by ARIAD US, its Affiliates or Subcontractors; and (iii) any new technologies Controlled by ARIAD US or its Affiliates and used by them in relation to Product during the Term.

1.17  “ARIAD US Successor” has the meaning set forth in Section 16.1.

1.18  “ARIAD US Trademarks” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names, whether or not registered, for the Product in the Territory used by ARIAD US for the Product in USA including (a) the trademarks applications and registrations set forth in Appendix 1.18 and (b) all registered and unregistered rights in such trademarks set forth in Appendix 1.18, including all current and future registrations and applications for registration of the same in the Territory and all renewals and extensions thereto, in each case that are Controlled by ARIAD US or its Affiliates.

1.19  “Basic Research” means research on the Compound’s [**] and all other research the objective of which is a product [**] from the Product.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

1.20  “BCR-ABL” means the chromosomal translocation designated as t(9;22)(q34;q11) in the International System for Human Cytogenetic Nomenclature (or a mutated or modified form thereof).

1.21  “BCR-ABL Inhibitor Compound” means any compound that inhibits BCR-ABL with an [**] (measured as average [**] at an ATP concentration equal to the Km for [**] in an enzyme assay when assayed [**] using the assay method set forth in [**].

1.22  “Breaching Party” has the meaning set forth in Section 26.1.

1.23  “Business Day” means a day other than a Saturday or Sunday or any public holiday in the United States or Switzerland or any other day on which banks are required or authorized by Applicable Law to be closed in the United States or Switzerland.

1.24    “Business Entity” means any corporation, general or limited partnership, trust, joint venture, unincorporated organization, limited liability entity or other entity.

1.25  “Buy-Back Option” has the meaning set forth in Section 16.1.

1.26  “Buy-In License Agreement” has the meaning set forth in the Recitals.

1.27  “CDA” means the Confidential Disclosure Agreement by and between ARIAD US and Incyte Corporation dated January 19, 2016.

1.28  “cGMP” means all Applicable Laws, guidance, directives, standards, practices and procedures relating to the Manufacture of Compound or Product, including (i) the U.S. Code of Federal Regulations and FDA’s guidance documents, and all successor applicable regulations and guidance documents thereto, (ii) the EUDRALEX Vol. 4 “Medicinals for Human and Veterinary Use: Good Manufacturing Practice”, in particular Part II “Basic Requirements for Active Substances used as Starting Materials” (03 October 2005), and applicable Annexes to Vol.4, and (iii) the ICH (International Conference on Harmonisation of Technical Requirements for the Registration of Pharmaceuticals for Human Use) guidelines, including without limitation, ICH Q7A "ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients.

1.29  “Change of Control” means in respect of a Party the occurrence after the Effective Date of any of the following: (i) the sale, conveyance or disposition, in one or a series of related transactions, of all or substantially all of the assets of such Party to a Third Party that is not an Affiliate of such Party prior to such transaction or the first of such related transactions; (ii) the consolidation, merger or other business combination of ARIAD US with or into any other Business Entity, immediately following which the then-current stockholders of the Party, as such, fail to own in the aggregate at least Majority Voting Power of the surviving Party in such consolidation, merger or business combination or of its ultimate publicly-traded parent Business Entity; or (iii) a transaction or series of transactions in which any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires Majority Voting Power of such Party (other than (a) a reincorporation or similar corporate transaction in which each of such Party’s stockholders owns, immediately thereafter, interests in the new parent company in substantially the same percentage as such stockholder

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

owned in such Party immediately prior to such transaction, or (b) in connection with a transaction described in (ii), which shall be governed by such (ii)), For the Purposes of this definition “Majority Voting Power” means a majority of the ordinary voting power in the election of directors or a majority of all the outstanding voting securities of the resulting Business Entity or of the Party, respectively.

1.30  “Claim Notice” has the meaning set forth in Section 22.3.1.

1.31  “Closing” has the meaning set forth in the Share Purchase Agreement.

1.32  “CML” means chronic myeloid leukemia.

1.33  “Combination Product” means a Product that is comprised of or contains Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose or as separate doses in one (1) product.

1.34  “Commercialize” means all activities directed to importing (into, or within, the Territory), exporting (to or within the Territory), storing, marketing, promoting, selling, offering for sale and distributing the Product in the Territory. “Commercializes,” “Commercialized,” “Commercialization” and other forms of the word “Commercialize” shall have the correlative meaning.  For clarity, “Commercialize” excludes Manufacture.

1.35  “Commercialization Plan” means (i) a [**] plan prepared by ARIAD SWISSCO for the Product in the Field in the Territory setting out the Commercialization [**] and activities, in each case for the following calendar year; and (ii) a [**] plan prepared by ARIAD US for the Product in the Field in the Reserved Territory setting out the Commercialization [**] and activities, in each case for the following calendar year. The Commercialization Plan for 2016 is attached at [**], it being understood that the contents of future Commercialization Plans shall be in accordance with this Section 1.35 without regard to [**].

1.36  “Commercially Reasonable Efforts” means, in respect of ARIAD SWISSCO, [**] and in respect of ARIAD US, [**], in each case, to [**] and [**] a  [**] such party or [**], which [**] is [**] or [**] and is [**] taking into account [**] and other relevant factors.

1.37  “Competitive Product” means any pharmaceutical product (other than a Product, but including a generic version of the Product) that is a [**] other than an Excluded Compound.

1.38  “Compliance Event” has the meaning set forth in Section 21.5.

1.39  “Composition Patent” means any Patent Controlled by ARIAD US or its Affiliates in the Territory that contains a Valid Claim that covers the Product and/or Compound.

1.40  “Compound” means the active pharmaceutical ingredient known as ponatinib having the structure set forth on Appendix 1.40, and any metabolite, salt, ester, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

racemate, polymorph, chelate, stereoisomer, tautomer, or optically active form of any of the foregoing, including crystalline ponatinib monohydrochloride.

1.41  “Confidential Information” has the meaning set forth in Section 24.1.

1.42  “Control” (including any variations such as “Controlled” and “Controlling”) means, with respect to any item of Know-how, Regulatory Documentation, material, Patent, or other Intellectual Property Right, the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license granted under this Agreement), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Know-how, Regulatory Documentation, material, Patent, or other Intellectual Property Right as provided for herein without violating the terms of any then-existing agreement with any Third Party; provided, that Intellectual Property Rights of an acquirer of a Party or its Affiliates in existence prior to the acquisition date, or developed after the acquisition date solely by such acquirer without use of or reference to such Party’s preexisting Know-how, Regulatory Documentation, material, Patent, or other Intellectual Property Right and without contribution from employees of a Party or its Affiliates other than the acquirer, shall not be deemed to be “Controlled” by such Party or Affiliate.

1.43  “Cost of Manufacture” means in relation to any aspect of the Manufacture either (i) Direct Cost and Indirect Cost where the Party is undertaking the manufacture; or (ii) Third Party Manufacturing Costs where a Party has appointed a contract manufacturing organization or toll manufacturer.

1.44  “CRO” means a contract research organization to which certain Development services are contracted.

1.45  “CSA Agreement” has the meaning set forth in the Recitals.

1.46  “CSR” means a written clinical study report containing the results of an Ongoing Study or other clinical study, as applicable.

1.47  “CSR Payment” has the meaning set forth in Section 5.3.1.

1.48  “Current Manufacturing Process” has the meaning set forth in Section 6.2.

1.49  “Customer” means any entity or person that is authorized to purchase and dispense or sell the Product in the Territory under Applicable Law.

1.50  “Data Protection Laws” has the meaning set forth in Section 21.4.

1.51  “Default Notice” has the meaning set forth in Section 26.1.

1.52  “Defending Party” has the meaning set forth in Section 23.5.1.

1.53  “Delivery” has the meaning set forth in Section 11.1.3.

1.54  “Delivery Documents” means those documents specified and listed as such in the Interim Quality Agreement

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

1.55  “Development” and “Develop” means the conduct of Pre-clinical Research, test method development and stability testing, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, any clinical studies carried out in relation to the Product leading to a Marketing Authorization or an extension of such Marketing Authorization, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Registrations, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition to or in support of obtaining or maintaining a Registration.  For clarity, Development does not include Basic Research.

1.56    “Development Costs” means the costs and expenses associated with Development activities and shall include, unless stated otherwise, [**] [**] and [**].

1.57  “Development Data” means data resulting from Development activity being Pre-clinical Research or clinical studies.

1.58  “Development Register” has the meaning set forth in Section 5.1.

1.59  “Development Territory” means the Reserved Territory less [**]

1.60  “Developing Party” means the Party conducting  or proposing to conduct the applicable clinical study itself or through its Affiliates, Sublicensees or Third Parties.

1.61  “Direct Costs” include direct labor costs, based on actual hours consumed by personnel charged at an average hourly wage rate which is designed to approximate actual cost for each employee’s position and direct labor fringe benefit costs, including compensation expense (other than direct labor costs already included), payroll taxes and benefits allocated based on a proportionate percentage of direct labor costs charged to Development or Manufacture (including Manufacturing Technology Transfer) of the Product (as the case may be) in comparison to all development or manufacturing activity undertaken during the period.

1.62  “Distribution Agreements” means the existing Distribution Agreements entered into as of the Effective Date in respect of the Commercialization of the Product in the Territory, a list of which is set out in Appendix 1.62 to this Agreement and any additional distribution agreements entered into by ARIAD SWISSCO or its Affiliates in respect of the Commercialization of the Product during the Term.

1.63  “Distribution Agreement Milestone Payments” means any and all outstanding milestone payments [**] under Article 13.2 of the [**] between [**]

1.64  “Drug Product” means Product in bulk finished (not labeled or packaged) form.

1.65  “Effective Date” has the meaning set forth in the Preamble.

1.66  “Escalation Notice” has the meaning set forth in Section 5.6.

1.67  “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

1.68  “Excluded Compound” means a (i) [**] that is [**] or more potent on the enzyme for that compound’s primary (biologically relevant) target compared to BCR-ABL where the selectivity is assessed by the relative IC50s in enzyme assays conducted at [**] ATP for each of the two kinases (i.e. BCR-ABL and the primary target kinase of interest) or (ii) a BCR-ABL Inhibitor Compound that is more potent with respect to a target other than BCR-ABL and is not being developed as an inhibitor of BCR-ABL or for an indication for which there is an active Development program ongoing with the Product or for which the Product is then being Commercialized.

1.69  “Export Control Laws” means all applicable U.S. laws and regulations relating to (a) economic and trade sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the International Traffic in Arms Regulations, 22 C.F.R. parts 120-130, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended) or such equivalent laws of any other country.

1.70  “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended.

1.71  “FDA” means the U.S. Food and Drug Administration.

1.72  “Field” means the diagnosis, treatment and prevention of all diseases in humans.

1.73  “Final Manufacturing” means all activities occurring anywhere in the world required to prepare the Product for commercial sale in the Territory, including secondary packaging and labeling with the approved packaging and label for the country in the Territory in which it is to be sold; stability or other testing; quality control; and release of the Product for sale in the Territory.

1.74  “First Commercial Sale” means the first sale to a Third Party of Product for use or consumption by an end-user in the Field in a given country in the Territory after all aspects of Registration have been obtained in such country.  A First Commercial Sale shall not include a sale of Product for use in clinical trials, for research or for other non-commercial uses, or supply of Product as part of a Named Patient Program or similar program.

1.75  “Forecast” has the meaning set forth in Section 10.3.

1.76  “Full Royalty Term” means, on a country-by-country basis within the Territory, the period from the Effective Date expiring on the later of (i) the expiry date (including the expiry of any patent term extensions, supplementary protection certificates or pediatric extensions) of the Composition Patent in such country or (ii) the expiration of any regulatory marketing exclusivity period or other statutory designation that provides similar exclusivity for the Commercialization of the Product in such country, or (iii) seven (7) years after the date of First Commercial Sale in such country.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

1.77  “Generic Product” means in any particular country any Third Party product that contains Compound and either (i) for which equivalence with Product has been demonstrated to the satisfaction of the Regulatory Authority in that country or which can be substituted for Product by a dispenser or (ii) which is approved in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Product as determined by the applicable Regulatory Authority.

1.78  “Global Product Positioning” has the meaning set forth in Section 15.3.

1.79  “Global Study(ies)” means a multi-centre clinical trial carried out at clinical research sites located both in the Territory and in the Development Territory.

1.80  “Global Third Party License” has the meaning set forth in Section 23.6.2(a).

1.81  “Government Official” means (a) any officer or employee of a government or any department, agency or instrumentality of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrumentality of a government; (c) any officer or employee of a company or business owned or controlled by a government; (d) any officer or employee or person acting in an official capacity for or on behalf of a public international organization or any department, agency, or instrumentality of such public international organization such as the World Bank or United Nations; (e) any political party or official thereof; and/or (f) any candidate for political office.

1.82  “Healthcare Professional” means any member of the medical, pharmacy or nursing professions or any other person who in the course of his or her professional activities may prescribe, administer or dispense to an end-user a medicinal product.

1.83  “IC50” means the half maximal inhibitory concentration.

1.84  “Incyte Corporation” has the meaning set forth in the Preamble.

1.85  “Incyte Europe” has the meaning set forth in the Recitals.

1.86  “IND” means an investigational new drug application filed with, and accepted by, the FDA prior to beginning clinical trials in humans in the US, or any comparable application to and acceptance by the Regulatory Authority of a country or group of countries other than the US including a request for authorization of clinical trial to be conducted in the Territory made to EMA.

1.87  “Indemnified Party” has the meaning set forth in Section 22.3.1.

1.88  “Indemnifying Party” has the meaning set forth in Section 22.3.1.

1.89  “Indirect Costs” include (i) within Development or Manufacture or Manufacturing Technology Transfer (as the case may be), facility and occupancy costs for development personnel, such cost to be allocated pro-rata to the percent occupancy represented by development personnel on the overall facility and (ii) the cost of allocable overhead, being an amount added to an item of cost to reflect central or other overhead costs incurred by a Party being such costs normally allocated by such

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

Party to its departments or project groups based on space occupied or headcount or other activity based method, consistently applied in accordance with US GAAP.

1.90  “Industry Guidelines” means voluntary industry codes or guidelines to which a Party has publically stated it adheres as of the Effective Date, or subsequently during the Term (as such codes or guidelines are revised from time to time by their promulgating organization).

1.91  “Inferiority” means the circumstance in relation to the results of the [**] where [**] has been demonstrated to be [**] to either ponatinib dosing arm of the study (according to the [**]).

1.92  “Intellectual Property Rights” means all rights in, to and under patents, trademarks, copyrights, databases, data, domain names, inventions, trade secrets and confidential information, and all other intellectual or industrial property and other analogous proprietary rights throughout the world.

1.93  “Interim Quality Agreement” has the meaning set out in Section 13.1.

1.94  “IST” means an investigator sponsored clinical trial.

1.95  “JCC” has the meaning set forth in Section 4.4.

1.96  “JSC” has the meaning set forth in Section 4.1.

1.97  “Know-how” means all information regarding the Compound or Product, including documentation, processes, data and other information, and further including (a) all information on file with any competent Regulatory Authority in support of a Marketing Authorization; and (b) ARIAD US Improvements, which information and ARIAD US Improvements are Controlled by ARIAD US or its Affiliates as of the Effective Date or at any time during the Term.  Know-how includes all unpatented Intellectual Property Rights licensed to ARIAD US pursuant to a Global Third Party License.

1.98  “Knowledge” shall mean, with respect to a fact or matter, that the applicable Party’s [**] employee directly responsible for such fact or matter is [**] of such fact or matter [**] with respect to such fact or matter of the persons directly reporting to him or her.  “Known” has a correlative meaning.

1.99  “Labeled Bottles” means Drug Product in labeled bottle form as set forth in the Specifications.

1.100 “Label Payment” has the meaning set forth in Section 5.3.1.

1.101 “Latent Defect” means a Non-Conformance that is not discoverable or actually discovered upon reasonable visual inspection performed pursuant to Section 11.2.1, but that is discovered at a later time (e.g., a failure to comply with the shelf-life set forth in the Specification that is identified as a result of long-term stability studies conducted by ARIAD US or its Affiliates or a Third Party authorized by ARIAD US or its Affiliates).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.102 “Liability” means any liability or obligation, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due.

1.103 “Loan Agreement” has the meaning set forth in the Recitals.

1.104 “Local Currencies” means the currency used in each of the respective countries in the Territory.

1.105 “Losses” has the meaning set forth in Section 22.1.

1.106 “MAH” means the Marketing Authorization holder for the Product in each country in the Territory.

1.107   “Manufacture” means, as applicable, Final Manufacturing and the manufacturing of the Product up to and including Drug Product in Unlabeled Bottles or blister packages, and all activities related to such manufacturing of Product, or any ingredient thereof, either directly or through a contract manufacturer, including in-process and semi-finished Product testing, ongoing stability tests and regulatory activities related to any of the foregoing. “Manufactured” or “Manufacturing” and other forms of the word “Manufacture” shall have correlative meaning.

1.108 “Manufacturing Process” has the meaning set forth in Section 12.3.

1.109 “Manufacturing Technology Transfer” has the meaning set forth in Section 6.2.

1.110 “Marketing Authorization” means a marketing authorization for the Product granted by the European Medicines Agency or by any other Regulatory Authority.

1.111   “Named Patient Program” means a compassionate use, named patient use, or similar program for the supply of the Product in the Field in the Territory prior to obtainment of Registrations, to the extent permitted by and in accordance with Applicable Laws.

1.112 “Net Sales” means, with respect to a Product, the [**] by ARIAD SWISSCO, its Affiliates or its Sublicensees for such Product in the Field in the Territory to [**] (such [**], including, for the purposes of this definition, the [**] under (x) the [**] and (y) any [**] where [**] is [**] of such Product to [**],  in each case of (x) or (y) which [**] less the following deductions relating to sales of the Product:

(a)[**] and/or other [**] and [**] with respect to such sales;

(b)[**] [**] [**] or other [**] and paid with respect to the [**] of such Product [**]

(c)the amount of [**] and amounts [**] by reason of [**];

(d)charges for [**] directly related to the [**], to the extent not already deducted or excluded from the gross amount invoiced; and

(e)[**] payable to any [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(f)any other similar and customary deductions that are consistent with US GAAP (not including bad debt).

Notwithstanding the foregoing, no [**], or any similar amount, however designated, that is given or associated with the purchase by [**] of any product or service in addition to the Products shall be [**] allocated to the Product.

Such amounts invoiced and such deductions shall be determined from the books and records of ARIAD SWISSCO and its Sublicensees maintained in accordance with US GAAP, consistently applied throughout such party’s organization.

In the case of any sale of such Product for consideration other than (or in addition to) cash, such as barter or countertrade, Net Sales shall be calculated on the [**] of the [**] received.

In the case of a sale under [**] by [**] to a [**] that is a [**] for purposes of this definition of Net Sales, Net Sales will be based on the [**] of Product; provided, however, that if the royalty payable based on such [**] to ARIAD US is less than [**] of the royalty that would be applicable under this Agreement if the Net Sales had been by [**] or [**], then any other consideration received by [**] or [**] under such [**], such as upfront or milestone payments (and not legitimate compensation for other services or products) will be included in Net Sales on an equitable pro-rata basis.

If such Product is sold to any [**] together with other products or services, the price of such Product, solely for purposes of the calculation of Net Sales, shall be deemed to be no less than the price at which such Product would be [**] to a [**] not also [**].

The Net Sales of any Combination Product:

(x)for which the [**] and other [**] of such Combination Product are sold separately by ARIAD SWISSCO, or any of its Affiliates or their Sublicensees, or the relevant Third Party, in such country, then Net Sales for such Combination Product in such country shall be calculated by multiplying [**] of such Combination Product in such country by the fraction A/(A+B), where A is [**];

(y)for which the other [**] in the Combination Product is/are not sold separately by ARIAD SWISSCO or any of its Affiliates or their Sublicensees or the relevant Third Party, in such country, then Net Sales for such Combination Product in such country shall be calculated by multiplying [**] of such Combination Product in such country by the fraction A/D, where A is the [**], and D is the [**]; and

(z)for which neither clause (x) nor clause (y) above is applicable, the Parties shall determine Net Sales for such Combination Product in such country by [**] based on the [**] and the [**] in the Combination Product.

1.113 “New Indication” means any indication in the Field, being any disease, condition or syndrome other than CML or Philadelphia chromosome positive ALL.  For clarity, new lines of therapy within an already approved indication or for another subset of patients within an already approved indication (e.g., pediatric Ph+ ALL) would not qualify as a New Indication.

1.114 “Non-Breaching Party” has the meaning set forth in Section 26.1.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.115 “Non-Conformance” means a failure of the Product supplied hereunder to comply with any of the Product warranties set forth in Section 20.1.5.  For clarity, a Latent Defect is an instance of Non-Conformance. The adjective “Non-Conforming” shall have the correlative meaning. “Non-Conformance” does not include damage caused to Products caused by actions of or on behalf of ARIAD SWISSCO following Delivery by ARIAD US to ARIAD SWISSCO, including Manufacture, where applicable.

1.116 “Non-Developing Party” means the Party that is not the Developing Party.

1.117 “Non-Inferiority” means the circumstance in relation to the results of the [**] where neither [**] nor [**] has been demonstrated.

1.118 “Notified Party” has the meaning set forth in Section 21.5.

1.119 “Notifying Party” has the meaning set forth in Section 21.5.

1.120 “Objection Notice” has the meaning set forth in Section 11.2.2.

1.121 “OMNI Study” means the postmarketing observational study to evaluate the incidence and risk factors for vascular occlusive events associated with Iclusig®

1.122 “Ongoing Studies” means the OPTIC Clinical Trial, OPTIC-2L Clinical Trial and OMNI Study each of which were started prior to the Effective Date and are scheduled to be completed after the Effective Date.

1.123 “Ongoing Studies Budget” has the meaning set forth in Section 5.3.1

1.124 “OPTIC Clinical Trial” means the Phase 2 dose-ranging OPTIC (Optimizing Ponatinib Treatment in CML) trial being conducted by ARIAD US in respect of the Product as at the Effective Date.

1.125 “OPTIC 2L Clinical Trial” means the randomized Phase 3 OPTIC 2L (Optimizing Ponatinib Treatment in CML, Second Line) trial versus nilotinib being conducted by ARIAD US in respect of the Product as at the Effective Date.

1.126 “Party” has the meaning set forth in the Preamble.

1.127 “Payment” has the meaning set forth in Section 19.7.

1.128 “Patents” means (a) all patents and patent applications that are Controlled by ARIAD US or its Affiliates as of the Effective Date and at any time during the Term that are necessary or useful (or, with respect to patent applications, would be necessary or useful if such patent applications were to issue as patents), a list of which as at the Effective Date is included in Appendix 1.128 hereto, or are licensed to ARIAD US pursuant to a Global Third Party License; (b) all patents issuing from the applications in subsection (a); (c) any additions, divisions, continuations, continuations-in-part, counterparts, amendments, amalgamations, reissues and re-examinations of such applications or patents; (d) any confirmation, importation and registration patents thereof; and (e) any extensions and renewals of all such patents and patent applications in whatever legal form and by whatever legal title they are granted.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.129 “PDL Agreements” mean the (i) Revenue Interest Assignment Agreement between ARIAD US and PDL BioPharma, Inc., dated July 28, 2015, and (ii) the Security Agreement among ARIAD US, ARIAD Pharma Ltd. and PDL BioPharma, Inc., dated July 28, 2015, in each case as amended in connection with this Agreement.

1.130 “Pharmacovigilance Agreement” has the meaning set forth in Section 9.4.

1.131 “Pre-clinical Research” means (i) research preparatory to the filing of an IND to conduct clinical studies including studies on the toxicological, pharmacological, metabolic or clinical aspects of the Product and testing in-vivo in animal models in relation to a New Indication, a line extension of an existing approved indication, or a Global Study or a Territory-specific study; and (ii) research conducted in relation to a clinical study under this Agreement.  Pre-clinical Research excludes Basic Research.

1.132 “Presentation” means each stock-keeping unit of Product differentiated by dosage strength, bottle count, packaging presentation, and/or country-specific labeling for the Product for which Marketing Authorization has been received in a country in the Territory (e.g., a 60 count bottle of 15mg tablets labeled for a specific country in the Territory).

1.133 “Pricing and Reimbursement Approval” means any official, final, binding and non-appealable determination of the reimbursable price of the Product in accordance with Applicable Laws and approval by relevant Regulatory Authorities pertaining to the reimbursement of the Product, as applicable in each country in the Territory in which a Regulatory Authority approves or determines the price and/or reimbursement of pharmaceutical products.

1.134 “Primary Efficacy Endpoint” has the meaning set forth on Appendix 1.134.

1.135 “Proceeding” means any (i) Third Party private action, claim or lawsuit (including in arbitration) or (ii) governmental, judicial, administrative or adversarial proceeding, hearing, probe or inquiry brought by any Third Party public entity, including whistleblower complaints.  Proceedings shall not include any action, claim or lawsuit brought by one Party or its Affiliates against the other Party or its Affiliates.

1.136 “Product” means any pharmaceutical product containing Compound as an active chemical entity in any and all forms, presentations, and dosages

1.137   “Product Withdrawal” means removal of Product from the market in any country  on grounds of public health or safety resulting in discontinuation of all or substantially all distribution of Product in such country.  Product Withdrawal does not include a Recall.

1.138 “Proposed Studies” means the list of clinical studies proposed to be undertaken by ARIAD US in the Territory and the Reserved Territory, the name, protocol synopses for which are as set forth in Appendix 1.138.

1.139 “Protected Personal Information” has the meaning set forth in Section 21.4.

1.140 “Quality Agreement” has the meaning set out in Section 13.1.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.141 “Raw Materials” means any raw materials, components, or other ingredients required for the Manufacture of the Drug Product.

1.142 “Recall” means a recall or retrieval of Product on grounds of Non-Conformance, public health or safety which is limited as to lot(s) or batch(es) of Product.

1.143 “Reduced Royalty Term” has the meaning set forth in Section 19.2.2.

1.144 “Registrations” means (a) Marketing Authorizations, (b) Pricing and Reimbursement Approval, (c) receipt of any license required to import or export Product(s), and (d) any other official license or approval which is legally required to (i) Develop or Manufacture Compound or Product anywhere in the world for purposes of Commercialization in the Field in the Territory or (ii) Commercialize Product in the Field  in the Territory  (e.g., wholesale licenses).

1.145 “Regulatory Authority” means the European Medicines Agency, FDA or any other government agency that is a competent authority for the issuance of any of the Registrations, or any part of them, throughout the Term.

1.146 “Regulatory Documentation” means all letters, correspondence, applications and other documents and information submitted to Regulatory Authorities or received from Regulatory Authorities in writing, including in electronic format, as well as any supporting documentation.

1.147 “Regulatory Laws” means all laws, and all orders, determinations, regulations, licenses and directions made or issued under such laws, in respect of the Registrations, Manufacturing and Commercialization of the Product.

1.148 “Regulatory Requirements” means all licenses, registrations, mandatory standards, conditions, manufacturing principles, directions, orders and determinations in force from time to time set out in the Regulatory Laws and all other Applicable Laws that apply to the manufacture (including Manufacture), supply, packaging, labeling and/or Commercialization of medicinal products.

1.149 “Reserved Territory” shall have the meaning set forth in Section 3.1.

1.150 “Royalty Term” means, with respect to a country in the Territory, the Full Royalty Term and the Reduced Royalty Term, collectively.

1.151 “Safety Improvement” means the circumstance in relation to the results of the [**] where (i) [**]; but (ii) there is at least a [**] reduction in the [**] in either ponatinib arm of the study compared to the rate set forth in [**] for the Product as of the Effective Date (ie [**]).

1.152 “Safety Information” has the meaning set forth in Section 9.5.

1.153 “SEC” means the U.S. Securities and Exchange Commission or any successor agency.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.154 “Second Line CML” means the treatment of second line CML (post-imatinib) based on demonstration of the Product’s [**] in the ongoing OPTIC 2L Clinical Trial or any other study sponsored by either ARIAD US or ARIAD SWISSCO.

1.155 “Segregate” means, with respect to a Competitive Product to use Commercially Reasonable Efforts to segregate the Development, Manufacture, and Commercialization activities relating to such Competitive Product from Development, Manufacture, and Commercialization activities for Compounds or Products under this Agreement, including using Commercially Reasonable Efforts to ensure that: (i) no personnel involved in performing the Development, Manufacture, or Commercialization of such Competitive Product have access to non-public plans or non-public information relating to the Development, Manufacture, or Commercialization of Compounds or Products or any other Confidential Information of the applicable Party; and (ii) no personnel involved in performing the Development, Manufacture, or Commercialization of Compounds or Products have access to non-public plans or information relating to the Development, Manufacture, or Commercialization of such Competitive Product; provided, that, in either case of (i) or (ii), senior management personnel may review and evaluate plans and information regarding the Development, Manufacture, and Commercialization of such Competitive Product, solely in connection with portfolio decision-making among product opportunities.

1.156 “Senior Officer” means, (i) with respect to ARIAD US, its Chief Executive Officer, and (ii) with respect to ARIAD SWISSCO, the Chief Executive Officer of Incyte Corporation.

1.157 “Specifications” means the specifications for the Product in Unlabeled Bottle or API form, as applicable, as defined by the Parties and incorporated into the Interim Quality Agreement and future Quality Agreements, together with changes to such specifications made in accordance with Section 12.3.

1.158 “Share Purchase Agreement” has the meaning set forth in the Recitals.

1.159 “Sublicensee” means any Affiliate of ARIAD SWISSCO or Third Party appointed by ARIAD SWISSCO as a sublicensee under this Agreement in accordance with the terms of this Agreement.

1.160 “Subcontractor” means a Third Party appointed by ARIAD SWISSCO, subject to Section 2.3, to perform activities under this Agreement on behalf of ARIAD SWISSCO.  For clarity, a Subcontractor does not include a Sublicensee.

1.161 “Superiority” has the meaning set forth on Appendix 1.161.

1.162 “Supply Agreement” has the meaning set forth in Section 10.1.

1.163 “Target Enrollment” has the meaning set forth in Section 5.3.2.

1.164 “Taxes” has the meaning set forth in Section 19.7.  The terms “Taxable” and “Tax” have correlative meanings.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.165 “Term” means the period beginning on the Effective Date and continuing unless and until terminated in accordance with its terms.

1.166   “Termination Notice” has the meaning set forth in Section 16.1.

1.167 “Territory” means the area within the geographic boundaries as set forth in Appendix 1.167.  Appendix 1.167 sets forth the status of Product in the Territory as of the Effective Date.

1.168   “Territory-Only Third Party License” has the meaning set forth in Section 23.6.1.

1.169 “Third Party” means any Person other than ARIAD US, ARIAD SWISSCO and their respective Affiliates. For purposes of this definition, “Person” means any (i) natural person, (ii) partnership, company, corporation or other form of business organization or legal entity, and (iii) any governmental or administrative entity.

1.170 “Third Party Development Costs” mean within Development, the actual invoiced amounts paid by a Party to a CRO, excluding recoverable taxes such as VAT.

1.171 “Third Party Infringement Claim” has the meaning set forth in Section 23.5.1.

1.172 “Third Party License” has the meaning set forth in Section 23.5.6.

1.173 “Third Party Manufacturing Costs” mean within or relating to Manufacture or Manufacturing Technology Transfer, the actual invoiced amounts paid by a Party to a contract manufacturing organization, excluding recoverable taxes such as VAT.

1.174 “Transaction” has the meaning set forth in Section 3.3.2.

1.175 “Transition Back Arrangements” means the arrangements set out in Appendix 1.175.

1.176   “Transitional Supply Arrangements” has the meaning set forth in Section 10.1.

1.177 “Unlabeled Bottles” means Drug Product in unlabeled bottle form as set forth in the Specifications.

1.178 “US GAAP” means generally accepted accounting provisions in force in USA from time to time.

1.179 “Valid Claim” means a claim of an issued and unexpired Patent to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final order, from which no further appeal can be taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.180 “Year-End Compensating Payment” has the meaning set forth in Appendix 19.8.2.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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ARTICLE 2 – GRANT OF LICENSES

2.1    Grant of licenses.

2.1.1           Subject to the terms and conditions of this Agreement, including any reservation of ARIAD US’s rights expressly set forth herein, ARIAD US hereby grants to ARIAD SWISSCO, and ARIAD SWISSCO hereby accepts, an exclusive (even as to ARIAD US and its Affiliates, except in the case of clause (i) below), perpetual, license under the Patents, the Know-how, the ARIAD US Trademarks and any other Intellectual Property Rights of ARIAD US and its Affiliates in and to the Compound or Product to (i) conduct Ancillary Research anywhere in the world, (ii) Develop Product in the Territory (subject to ARIAD US’s rights to Develop under Sections 5.3, 5.4 and 5.7) and, in connection with a Global Study, in the Development Territory, (ii) Manufacture Product anywhere in the world for purposes of Commercialization in the Field in the Territory, and (iv) Commercialize Product in the Field in the Territory, in each case in accordance with the terms of this Agreement.

2.1.2           Subject to the terms and conditions of this Agreement, including any reservation of ARIAD US’s rights expressly set forth herein (including payment for use of Development Data as required under Sections 5.5, 5.7.3 and 5.9), ARIAD US hereby grants to ARIAD SWISSCO, and ARIAD SWISSCO hereby accepts, an exclusive (even as to ARIAD US and its Affiliates, except in the case of clause (i) below) license and right of reference under the Registrations and all other Regulatory Documentation that ARIAD US or its Affiliates may Control with respect to the Compound or Product as necessary for ARIAD SWISSCO to (i) [**] anywhere in the world, (ii) Develop Product in the Territory (subject to ARIAD US’s rights to Develop under Sections 5.3, 5.4 and 5.7) and, in connection with a Global Study, in the Development Territory, (iii) Manufacture Product anywhere in the world for purposes of Commercialization in the Field in the Territory, and (iv) Commercialize Product in the Field  in the Territory.  ARIAD US shall sign, and shall cause its Affiliates to sign, any documents or instruments requested by ARIAD SWISSCO in order to effectuate the foregoing grant and enable ARIAD SWISSCO to exercise its rights under this Agreement.

2.1.3           The licenses set forth in Section 2.1.1 and 2.1.2 shall be sublicensable through multiple tiers by ARIAD SWISSCO without ARIAD US’s consent except where the applicable Sublicense is to be granted in respect of the Commercialization of the Product in all or substantially all of the countries within the Territory, such consent not to be unreasonably withheld, conditioned or delayed [**]). Prior to the grant of any such sublicense ARIAD SWISSCO shall give ARIAD US not less than [**] of the intent to enter into such a sublicense, of the identity of the proposed sublicensee and seeking consent and ARIAD US shall have the right to grant or not grant such consent in its sole discretion; provided, however, that if ARIAD US does not provide written notice that it does not consent within [**] of receipt of notice from ARIAD SWISSCO, such consent shall be deemed

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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given. ARIAD SWISSCO shall be liable for all acts or omissions of its Sublicensees in connection with this Agreement.  Any act or omission by any Sublicensee that would constitute a breach of this Agreement if done, or omitted to be done, by ARIAD SWISSCO, shall be deemed to be a breach of this Agreement by ARIAD SWISSCO.  Any Sublicense shall contain a provision that it shall be assignable to ARIAD US in the event of termination of this Agreement.

2.2    ARIAD US and its Affiliates agree that they shall not, and they shall not appoint any Third Party (i) to [**] in the Territory other than pursuant to Sections 5.3, 5.4 and 5.7) or in connection with a [**]; or (ii) [**] (other than for purposes of supplying to ARIAD SWISSCO pursuant to this Agreement or the Supply Agreement) anywhere in the world if it is intended for Commercialization in the Territory or (iii) to [**] the [**] or Product in the Territory or (iv) otherwise in contravention of the licenses set forth in Section 2.1.1. Other than the Distribution Agreements, as at the Effective Date no rights to develop, [**] or [**] the Product has been granted to Third Parties for the Territory.

2.3    ARIAD SWISSCO shall be entitled to engage Subcontractors with respect to the performance of its rights under Section 2.1 without ARIAD US’ consent provided that such sub-contract shall be assignable to ARIAD US in the event of termination of this Agreement.

ARTICLE 3 – RESERVED TERRITORIES AND NON-COMPETITION

3.1    Development of the Compound and/or Product for and Commercialization of the Product in all countries other than those in the Territory (the “Reserved Territory”) are reserved exclusively to ARIAD US or its Affiliates, or to Third Parties appointed by ARIAD US or its Affiliates, as the case may be.  In consideration of the licenses granted to ARIAD SWISSCO by ARIAD US under Section 2.1, ARIAD SWISSCO shall refrain from [**] in the Reserved Territory and/or (ii) [**] to Customers located in any country within the Reserved Territory or to Third Parties with the knowledge that such Third Party may be intending to sell the Product into the Reserved Territory. Without limiting the foregoing, ARIAD SWISSCO shall use Commercially Reasonable Efforts to refrain from the following activities solely with respect to the Product, except for permitted activities under this Agreement:

(a)sales or marketing visits or details in the Reserved Territory;

(b)direct mail, including the sending of unsolicited e-mails, to persons or entities located in the Reserved Territory;

(c)advertising in media, on the internet or other promotions, where such advertising or promotion is specifically targeted at potential purchasers in the Reserved Territory;

(d)online advertisements addressed to potential purchasers in the Reserved Territory and other efforts specifically designed to be found by potential purchasers in the Reserved Territory, including the use of in the Reserved Territory based banners on Third Party websites and paying a search engine or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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online advertisement provider to have advertisements or higher search rankings displayed specifically to potential purchasers outside in the Reserved Territory; and

(e)advertising or promotion in any form, or translation of ARIAD SWISSCO’s website into a language other than an official language of any country forming part of the Territory, that in each case ARIAD SWISSCO would not reasonably carry out but for the likelihood that it will reach potential Customers in countries in the Reserved Territory.

Notwithstanding the foregoing, if an activity is occurring as of the Effective Date, it shall not be a breach of this Section 3.1 if it continues after the Effective Date.

3.2    For purposes of clarity, Development of the Compound and/or Product for and Commercialization of the Product in the Territory are reserved exclusively to ARIAD SWISSCO or its Affiliates, or to Third Parties appointed by ARIAD SWISSCO or its Affiliates, as the case may be.  ARIAD US shall refrain from (i) [**] and/or (ii) [**]to Customers located in any country within the Territory or to Third Parties [**].  Without limiting the foregoing, ARIAD US shall use Commercially Reasonable Efforts to refrain from the following activities solely with respect to the Compound and Product, except for permitted activities under this Agreement:

(a)sales or marketing visits or details in the Territory;

(b)direct mail, including the sending of unsolicited e-mails, to persons or entities located in the Territory;

(c)advertising in media, on the internet or other promotions, where such advertising or promotion is specifically targeted at potential purchasers in the Territory;

(d)online advertisements addressed to potential purchasers in the Territory and other efforts specifically designed to be found by potential purchasers in the Territory, including the use of in the Territory based banners on Third Party websites and paying a search engine or online advertisement provider to have advertisements or higher search rankings displayed specifically to potential purchasers outside in the Territory; and

(e)advertising or promotion in any form, or translation of ARIAD US’ website into a language other than an official language of any country forming part of the Reserved Territory, that in each case ARIAD US would not reasonably carry out but for the likelihood that it will reach potential Customers in countries in the Territory.

3.3    Competitive Product.

3.3.1           As of the Effective Date and for [**] thereafter, neither Party nor its Affiliates shall research (other than [**], which may be conducted worldwide), develop, register, file for registration, manufacture, purchase, sell, promote, distribute, commercialize or otherwise exploit any Competitive Product in the Field anywhere in the Territory nor enable or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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authorize any Third Party to do so.  The foregoing shall not preclude either Party from conducting research related to [**] that are not [**]; provided that any such research shall not continue should such [**] become [**].

3.3.2           Notwithstanding Section 3.3.1, if a Party or any of its Affiliates, either as a result of a merger, acquisition, change of control or similar transaction (including an acquisition of assets) (the “Transaction”) acquires (such Party being referred to as the “Acquiring Party”) or is acquired (such Party being referred to as the “Acquired Party”) by or otherwise merges with an entity that owns, has a license to, or a right to distribute, a Competitive Product that would otherwise result in a violation of Section 3.3.1, then the following shall apply:

(a)The Acquiring Party shall (i) promptly, and in any event no later than [**] following the date of the Transaction, notify the other Party in writing of the Transaction and the Competitive Product, (ii) promptly [**] the Competitive Product, and (iii) divest, or cause its relevant Affiliate to divest, all rights (including distribution rights) to the Competitive Product in accordance with this Section 3.3.2.  The Acquiring Party shall promptly, and in any event no later than [**] following the date of the Transaction, notify the other Party that it or its Affiliate, as the case may be, intends to undertake good faith efforts to divest the Competitive Product, such divestiture shall be completed within [**] after the date of the Transaction and shall occur by (1) a termination of or an outright sale or assignment to a Third Party of all of the Acquiring Party’s or its Affiliate’s rights and interest in and to the Competitive Product (including all rights under any contract, such as a license or distribution agreement) or (2) an out license arrangement under which the Acquiring Party and its Affiliates have no ongoing involvement in the development or commercialization of the Competitive Product and derive no material ongoing financial return following the effective date of divestiture and no financial benefit tied to sales or success of the divested Competitive Product.  Should such divestiture not have occurred with respect to any country in the Territory within such [**] period, and provided that the Acquiring Party has been using good faith efforts to divest the owned Competitive Product in such country during such [**] period, then the Acquiring Party shall discontinue (and cause its Affiliates to discontinue) developing or commercializing the Competitive Product (i.e., withdraw the Competitive Product and/or the relevant marketing authorization and, to the extent applicable, cease all promotion, marketing and other commercialization activities with respect to the Competitive Product) in such country.

(b)If the Acquired Party is ARIAD US, it shall (i) promptly, and in any event no later than [**] following the date of the Transaction, notify ARIAD SWISSCO in writing of the Transaction and the Competitive Product, (ii) promptly [**] the Competitive Product, and (iii) either (A) continue such [**] for the remainder of the Term or (B) divest, or cause its relevant Affiliate to divest, all rights (including distribution

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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rights) to the Competitive Product in the Territory.  ARIAD US shall promptly, and in any event no later than [**] following the date of the Transaction, notify ARIAD SWISSCO that it or its Affiliate, as the case may be, intends to (x) continue such [**] for the remainder of the Term or (y) undertake good faith efforts to divest the Competitive Product, such divestiture to be completed within [**] after the date of the Transaction and to occur by (1) an outright sale or assignment to a Third Party of all of ARIAD US’s or its Affiliate’s rights and interest in the Territory in and to the Competitive Product (including all rights under any contract, such as a license or distribution agreement), or (2) an out license arrangement.

(c)If the Acquired Party is ARIAD SWISSCO, it shall (i) promptly, and in any event no later than [**] following the date of the Transaction, notify ARIAD US in writing of the Transaction and the Competitive Product, (ii) promptly [**] the Competitive Product, and (iii) divest, or cause its relevant Affiliate to divest, all rights (including distribution rights) to either the Product or the Competitive Product in the Territory.  ARIAD SWISSCO shall promptly, and in any event no later than [**] following the date of the Transaction, notify ARIAD US that it or its Affiliate, as the case may be, intends to undertake good faith efforts to divest either the Product or the Competitive Product, such divestiture to be completed within [**] after the date of the Transaction and to occur by (1) an outright sale or assignment to a Third Party of all of ARIAD SWISSCO’s or its Affiliate’s rights and interest in the Territory in and to the Product or the Competitive Product, as the case may be (including all rights under any contract, such as a license or distribution agreement), or (2) an out license arrangement.

3.4    Nothing in this Agreement shall be construed as prohibiting either Party or any of their respective Affiliates either themselves or through a Third Party from developing or commercializing any Excluded Compound in any field anywhere in the world.

3.5    Nothing in this Agreement shall be construed as giving ARIAD SWISSCO any right to use or otherwise exploit the Know-how, the Patents, the ARIAD US Trademarks, ARIAD US’s other Intellectual Property Rights in the Compound or Product and/or any other information received hereunder for purposes other than to perform ARIAD SWISSCO’s obligations and exercise its rights under this Agreement, including for purposes of meeting its responsibilities as the MAH in the Territory, solely in accordance with the terms and conditions of this Agreement. Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license to any of its Intellectual Property Rights.

3.6    The Parties acknowledge and agree that the restrictions imposed on and accepted by the Parties in this ARTICLE 3 are restrictions that each Party has independently and unilaterally determined are necessary in order to protect such Party’s Intellectual Property Rights and ensure such Party is able to effectively commit and apply its skills, resources, networks and qualified personnel so that the other Party may comply with and perform its obligations under this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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ARTICLE 4 – DEVELOPMENT AND COMMERCIALIZATION COMMITTEES

4.1    Joint Steering Committee.  The Parties shall, within [**] of the Effective Date, establish a Joint Steering Committee (the “JSC”), comprised of three (3) representatives of ARIAD US and three (3) representatives of ARIAD SWISSCO.  The JSC shall be co-chaired by a representative of each of ARIAD US and ARIAD SWISSCO.

4.2    General Responsibilities.  The JSC shall coordinate and monitor progress of the activities taking place under this Agreement.

4.3    Development-Related Responsibilities.  The JSC shall coordinate, liaise, review and discuss matters related to the Development of the Product in the Territory, the Reserved Territory and the Global Studies to be undertaken in accordance with this Agreement.  Without limitation to the generality of the foregoing, it shall prepare and approve annual (or, if needed, more frequent) updates and revisions to the Development Register, will discuss and attempt to resolve disagreements escalated by any subcommittees or project teams that may be set up from time to time to discuss any specific issues in relation to Development and assume such other responsibilities as are set forth in this Agreement, or as mutually agreed in writing by duly authorized representatives of the Parties from time to time.

4.4    Commercialization-related Responsibilities. The JSC shall establish a subcommittee called Joint Commercialization Committee (“JCC”) to coordinate the activities of the Parties in connection with Commercialization of the Product in the Territory and the Reserved Territory in accordance with the terms of this Agreement.  Without limitation to the generality of the foregoing, the JSC will discuss and attempt to resolve disagreements escalated by JCC and assume such other responsibilities as are set forth in this Agreement with regard to Commercialization, or as mutually agreed in writing by duly authorized representatives of the Parties from time to time. For clarity, [**] shall be [**], to [**] in the Territory, including the [**] Third Parties with respect to the sale of the Product in the Territory and neither [**] shall have any right to [**].

4.5    Committee Administration.

4.5.1           Subcommittees.  The JSC may form subcommittees or project teams as it deems appropriate to fulfill its responsibilities. The Parties intend to establish joint pharmacovigilance (PV) and supply chain subcommittees or project teams as soon as practicable after the Effective Date in order to facilitate discussions and coordination of the Parties’ efforts and activities relating to Product PV and manufacture, supply and quality assurance (including Manufacture) under this Agreement. If a subcommittee or project team cannot reach agreement on any matter within its remit, such matter shall be submitted to the JSC for discussion and resolution prior to any further dispute resolution action being taken.

4.5.2           Changes to Representatives.  A Party may change any one or more of its representatives to the JSC or to a subcommittee or project team at any time upon written notice to the other Party.  The number of representatives

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appointed by each Party to the JSC or to a subcommittee or project team may be modified by mutual agreement of the Parties; provided, that at all times the number of representatives from each Party shall be equal.

4.5.3           Schedule and Minutes.  The representatives of the JSC shall mutually agree on the schedule for meetings, provided that there shall be at least one (1) meeting per calendar quarter.  Either Party may schedule an emergency meeting of the JSC upon reasonable advance written notice to the other Party. A representative of the Party hosting a meeting of the JSC shall serve as secretary of that meeting.  The secretary of the meeting shall prepare and distribute to all members of the JSC: (a) agenda items at least [**] in advance of the applicable meeting and (b) draft minutes of the meeting within [**] following the meeting to allow adequate review and comment.  Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC.  Minutes of the JSC meeting shall be approved or disapproved, and revised as necessary, within [**] after their initial circulation in draft form.  Minutes for any subcommittees shall be prepared in the same manner and in accordance with the same timelines.  The final minutes of any subcommittee shall be provided to the JSC.

4.5.4           Location and Attendance.  The location of JSC meetings shall alternate between ARIAD US’s principal place of business and ARIAD SWISSCO’s principal place of business, or as otherwise agreed by the Parties.  The JSC may also meet by means of telephone conference call or videoconference, provided that at least one (1) meeting per calendar year shall be held in person.  Each Party shall use reasonable efforts to cause its representatives to attend JSC meetings.  If a Party’s representative to the JSC or any subcommittee is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative.  In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend JSC meetings.

4.6    Alliance Managers.  Each Party shall appoint a business representative who possesses a general understanding of the relevant technical, business and legal issues to act as its Alliance Manager (each, an “Alliance Manager”).  The Alliance Managers shall be responsible for creating and maintaining collaborative, efficient and responsive communication within and between the Parties, and for day-to-day management of operational matters other than matters within the remit of the JSC. The Alliance Managers shall have no authority to modify this Agreement or waive any non-compliance with its terms.  Alliance Managers may attend JSC and subcommittee meetings as observers.

4.7    Decision Making Process.

4.7.1           Development.  For clarity, the veto rights set out in Sections 5.6 and 5.7.2 are to be exercised by the Parties but [**] pursuant to the first sentence of Section 29.2 and are not subject to [**].

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4.7.2           Commercialization.  In the event of any dispute relating to Commercialization of the Product in a Party’s respective territory, the first sentence of Section 29.2 shall apply.  If [**] are not able to agree upon such dispute, [**] shall have the final decision in relation to the Reserved Territory and [**] shall have the final decision in relation to the Territory.

ARTICLE 5 – DEVELOPMENT

5.1    Development Liaison. ARIAD US and ARIAD SWISSCO shall use good faith efforts to coordinate and liaise, through the JSC, concerning continued Development of the Product with respect to (i) Development being Global Studies, Ongoing Studies and Proposed Studies and (ii) each Party’s separate plans for Development in its respective territory. Each Party will disclose its Development activities, Ancillary Research activities and Basic Research activities, giving updates at each JSC meeting.  The Proposed Studies and, if a Party does not veto a clinical study under Sections 5.6 or 5.7.2, the clinical studies the subject of (ii), in each case once initiated, shall be listed in a Development register (“Development Register”) maintained by the JSC.  The Development Register shall be updated by the JSC as required to reflect changes and additions to include all new clinical studies performed under this Agreement. As of the Effective Date, the Development Register lists only the Ongoing Studies.

5.2    Registration of the Product in Territory. ARIAD SWISSCO shall, or shall procure that its Sublicensees shall, [**], use Commercially Reasonable Efforts to seek Registration of the Product in the Territory taking into account the countries in which it has not obtained Registration as of the Effective Date. If ARIAD US applies for a Marketing Authorization (or equivalent) of the Product in the U.S. for a New Indication, ARIAD US will disclose full details at the JSC and may request that ARIAD SWISSCO seek Registration of the Product for the New Indication in the Territory using the Development Data provided by ARIAD US (if not already available to ARIAD SWISSCO under the terms of this Agreement. ARIAD SWISSCO will consider such request in good faith, including analyzing the commercial viability of Commercializing the Product with the New Indication in the Territory. ARIAD SWISSCO will share the results of this analysis with JSC. ARIAD US will provide reasonable assistance as appropriate to and requested by ARIAD SWISSCO as it conducts such analysis. The final decision regarding whether to seek registration for such New Indication in the Territory, or at least some countries of the Territory, shall be in [**] sole discretion.

5.3    Ongoing Studies.

5.3.1           ARIAD US shall be responsible for the conduct of the Ongoing Studies.  For clarity, if the Ongoing Studies are Global Studies they are not subject to Section 5.7. ARIAD SWISSCO shall reimburse ARIAD US for ongoing Third Party Development Costs incurred by ARIAD US in the Ongoing Studies, subject to a maximum aggregate amount of US$7,000,000 for the period from the Effective Date until December 31, 2016 and US$7,000,000 for the calendar year 2017 (together, the “Ongoing Studies Budget”).  ARIAD SWISSCO shall reimburse the actual, undisputed Third Party Development Costs quarterly within [**] of receipt of ARIAD US’s

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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quarterly invoice and supporting evidence of the Third Party Development Costs having been incurred.  Payment shall be made into such bank account as ARIAD US shall specify from time to time.  For the period ending [**], no invoice shall be in excess of [**] (provided that for [**] in which the Effective Date occurs the invoice shall be for a pro-rated amount) and no invoice shall be delivered before [**].  For clarity if a [**] invoice during the calendar year ending [**] does not include the maximum of [**] any excess may be included in a subsequent invoice for calendar year [**], provided however that no excess at the end of the calendar year [**] may be rolled over to the calendar year [**]. If either the OPTIC Clinical Trial or the OPTIC 2L Clinical Trial is terminated prior to [**], then the maximum aggregate amount owed by ARIAD SWISSCO with effect from the date of termination of the relevant Ongoing Study, shall be [**] of the remaining Ongoing Studies Budget.  If both the OPTIC Clinical Trial and the OPTIC 2L Clinical Trial are terminated prior to [**], then no further amounts will be payable by ARIAD SWISSCO after the date of termination of the last of the OPTIC Clinical Trial and the OPTIC 2L Clinical Trial.  In addition to the Ongoing Studies Budget, ARIAD SWISSCO shall pay ARIAD US (i) [**] and (ii) [**]upon either (a) [**]; or (b) [**]  For clarity, [**] will not be [**] in the event of [**]  For clarity, [**] will not be [**]  For clarity, ARIAD US shall continue to control the conduct of the Ongoing Studies and shall continue to be listed as the sponsor until completion.  ARIAD US will be responsible for collection and reporting of all serious adverse events from these trials to the regulatory agencies in which the trials are being conducted. No amounts will be due under this Section 5.3.1 and payable by ARIAD SWISSCO if the Buy-Back Option has been exercised.

5.3.2           In relation to the OPTIC Clinical Trial, ARIAD US shall pay to ARIAD SWISSCO on calendar [**] basis an amount equal to (i) the number of patients greater than [**] enrolled (the “Target Enrollment”) in the OPTIC Clinical Trial in countries in the Territory in which the Product has a Marketing Authorization multiplied by (ii) [**], multiplied by (iii) [**].  ARIAD US may deduct [**] from the amount of such payment and pay the net amount to ARIAD SWISSCO.  Such payments shall be made within [**] after the end of each [**] for amounts accrued in such [**].   If the OPTIC Clinical Study projected enrollment of [**] subjects is changed, the Target Enrollment shall be adjusted proportionally.

5.3.3           ARIAD US shall provide to ARIAD SWISSCO within [**] of the end of each calendar month, [**] for the Ongoing Studies (other than the Optic 2L Clinical Trial, for which reports shall be provided quarterly) including the following for such calendar month: [**].  In addition, ARIAD US shall within [**] of receipt, provide ARIAD SWISSCO with copies of all (i) material communications and safety reports to or from Regulatory Authorities and minutes from meetings with Regulatory Authorities related to the Ongoing Studies and (ii) any related material post-marketing requirements communications to or from Regulatory Authorities.    Subject to ARIAD SWISSCO making the applicable payments due to ARIAD US under Section 5.3.1 ARIAD SWISSCO shall have the right to use all

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Development Data (including any needed right of reference) from the Ongoing Studies as necessary or useful for Registration in the Territory.

5.3.4           ARIAD US shall report the results of each of the Ongoing Studies to ARIAD SWISSCO by sending a substantially complete draft of the CSR as soon as practicable and a copy of the draft of the final CSR to ARIAD SWISSCO within [**] of database lock for the applicable study. ARIAD SWISSCO will provide ARIAD US with any comments within [**] of its receipt of the draft of the final CSR.  ARIAD US shall consider in good faith such comments, but it shall be in the sole discretion of ARIAD US whether to make changes to CSR Report to accommodate ARIAD SWISSCO comments.  If the final CSR for the OPTIC 2L Clinical Trial demonstrates Superiority on the Primary Efficacy Endpoint, ARIAD SWISSCO shall submit a variation application to the Regulatory Authority to support the approval of the Second Line CML indication within [**] of ARIAD SWISSCO’S receipt of the final CSR.

5.3.5           Should ARIAD US elect to discontinue one or more of the Ongoing Studies, ARIAD US shall promptly, but in all cases prior to such discontinuance, notify ARIAD SWISSCO of such decision.

5.4    Proposed Studies.  ARIAD US may in its sole discretion commence and conduct the Proposed Studies and the provisions of Sections 5.6 or 5.7.2 shall not apply to the Proposed Studies but otherwise all provisions of this ARTICLE 5 shall apply as appropriate to a Proposed Study.  ARIAD US shall submit for discussion by the JSC the draft and final detailed budget, draft and final protocol and overview of the clinical trial design prior to study initiation.  ARIAD US shall report the results of each of the Proposed Studies to ARIAD SWISSCO by sending a substantially complete draft of the CSR as soon as practicable and a copy of the draft of the final CSR to ARIAD SWISSCO within six (6) months of database lock for the applicable study.  ARIAD SWISSCO will provide ARIAD US with any comments within fifteen (15) days of its receipt of the draft of the final CSR.  ARIAD US shall consider in good faith such comments but it shall be in the sole discretion of ARIAD US whether to make changes to CSR Report to accommodate ARIAD SWISSCO comments.

5.5    Territory and Reserved Territory Specific Development. If ARIAD SWISSCO or Sublicensee wishes to carry out Development activity comprising a clinical study that is proposed to be conducted solely at clinical research sites in the Territory, then ARIAD SWISSCO shall submit for consideration by the JSC the proposed detailed budget, protocol and clinical trial design. If ARIAD US, either itself or through an Affiliate wishes to carry out Development activity comprising a clinical study that is proposed to be conducted solely at clinical research sites in the Reserved Territory, then ARIAD US shall provide the JSC with the proposed detailed budget, protocol and clinical trial design.  Subject to Section 5.6, both Parties shall be entitled to carry out such Development activity and the provisions of Section 5.7.3 and 5.9 shall apply mutatis mutandis to this Section 5.5.

5.6    Territory and Reserved Territory Veto Right.  In connection with any clinical study proposed to be conducted by the Developing Party pursuant to Section 5.5, the Non-Developing Party shall have the right, by providing written notice to the

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Developing Party of the grounds for such objections,  to object to the study taking place on the grounds that, in its reasonable opinion, the protocol design is reasonably likely to create a safety risk or otherwise have a material adverse impact on the Commercialization of the Product in the Non-Developing Party’s territory. In the event of dispute on this subject, either Party shall have the right to escalate the matter by written notice to the other Party (“Escalation Notice”).  The Senior Officers of both Parties shall use good faith efforts to resolve any matter referred to them as soon as practicable.  Any final decision that the Senior Officers mutually agree to in writing shall be conclusive and binding on the Parties. If the Senior Officers fail to resolve the dispute, the decision of the Non-Developing Party shall be final on all issues.

5.7    Global Studies.

5.7.1           If, after the Effective Date, either Party proposes to undertake a Global Study, then it shall provide the JSC with the (i) proposed detailed budget, protocol and clinical trial design, details of the sites and the key investigators, (ii) a detailed breakdown and budget of the proposed Development Costs and (iii) any other relevant information and plans relating to such study, including template patient consent forms that are reasonably requested by the other Party.

5.7.2           Veto of Global Studies. In connection with any Global Study proposed to be conducted by the Developing Party, the Non-Developing Party shall have the right, by providing written notice to the Developing Party of the grounds for such objection, to object to the study taking place on the grounds that, in its reasonable opinion, the protocol design or conduct of the Global Study is reasonably likely to create a safety risk or otherwise have a material adverse impact on the Commercialization of the Product in the territory of the Non-Developing Party.  In the event of dispute on this subject, either Party may refer the matter for escalation to the Senior Officers under the procedures in Section 5.6.  If the Senior Officers fail to resolve the dispute, the decision of the Non-Developing Party shall be final on all issues.

5.7.3           Subject to the veto right set out in Section 5.7.2, the Non-Developing Party shall determine if it wishes to co-fund the Global Study by electing to [**] and shall confirm such determination by notice in writing to the other Party.  The Developing Party shall be sponsor of any such co-funded Global Study.  Subject to the Pharmacovigilance Agreement, the Developing Party will be responsible for ensuring the collection and reporting of all serious adverse events from these trials to the regulatory agencies in countries and territories in which the co-funded global trials are being conducted. In relation to such Global Study, the Development Costs will be [**] ARIAD US and ARIAD SWISSCO.  Each Party shall have the right to the Development Data from such Global Study as more particularly set out in Sections 5.11 and ARTICLE 6.  No amounts under this Section 5.7.3 will be due and payable by ARIAD SWISSCO if the Buy-Back Option has been exercised.

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5.7.4           Subject to the veto right set out in Section 5.7.2, if the Non-Developing Party does not wish to co-fund pursuant to Section 5.7.3, the Developing Party shall have the right to conduct the Global Study [**].  To the extent that the study is being conducted in an on-label indication, the Developing Party shall pay to the Non-Developing Party on calendar quarter basis an amount equal to (i) [**], multiplied by (ii) [**], multiplied by (iii) [**].  If ARIAD US is the Developing Party, it may deduct [**] from the amount of such payment and pay the net amount to ARIAD SWISSCO.  Such payments shall be made within [**] after the end of each [**] for amounts accrued in such [**].  For purposes of clarity, the payments under this Section 5.7.4 shall apply to any of the Proposed Studies that are Global Studies.

5.8    If either Party proceeds with a Global Study under Section 5.7.4, the Developing Party shall, at least quarterly, provide to the Non-Developing Party a detailed written report (which obligation may be satisfied by means of reports prepared by or for the Developing Party for internal use) that includes the then-current development status, the results achieved, the problems being encountered, summary of material clinical data generated, Development Costs incurred and other pertinent information relating to the Global Study.  For each Global Study, the Developing Party shall provide to the Non-Developing Party a substantially complete draft of the CSR as soon as practicable and a draft of the final CSR within [**] of database lock for the study.  The Non-Developing Party will provide the Developing Party with comments within [**] of its receipt of the draft final CSR.  The Developing Party shall consider in good faith such comments but it shall be in the sole discretion of the Developing Party whether to make changes to CSR Report to accommodate the Non-Developing Party comments. The Developing Party shall send a copy of the final CSR of the Global Study to the Non-Developing Party in the form of a written notice.

5.9    The Non-Developing Party shall, at any time prior to [**] after the final CSR of a Global Study is issued, have the right, by giving written notice to the Developing Party exercising this right, to use the Development Data from such Global Study in relation to Registration in its territory, provided that the Non-Developing Party reimburses the Developing Party [**] of the Developing Party’s Third Party Development Costs incurred in the conduct of such Global Study to date and continues to pay directly, or reimburse to the Developing Party on a [**] basis, [**] of the Third Party Development Costs paid for the conduct of such Global Study.  The Non-Developing Party shall have the right, at reasonable times during business hours and upon reasonable notice to the Developing Party to access the Developing Party’s books, records and accounts for inspection and audit by the Non-Developing Party or its Affiliates or their respective duly authorized representatives or by an independent auditor to be nominated by the Non-Developing Party and reasonably acceptable to the Developing Party, to ensure the accuracy of all reports and payments made hereunder and in respect of all Development Costs.  Such audit shall be covered by confidentiality obligations of the auditor.  No amounts under this Section 5.9 will be due and payable by ARIAD SWISSCO if the Buy-Back Option has been exercised.

5.10   Each Party hereby acknowledges and agrees that neither Party makes any warranty, and nothing in this Agreement may or shall be construed as a warranty by either

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Party, that the Product will obtain Registrations in any or all of the countries in or outside the Territory and neither Party shall have claims against the other Party arising out of any delay or refusal by Regulatory Authorities to issue Registrations or to issue Registrations that are acceptable to the Parties in or outside the Territory.

5.11   Each Party shall own all title right and interest in and to all Development Data generated by them from Development activity in their respective territory and in relation to Global Studies in relation to which they have been the Developing Party. Access and the right to use Development Data for the other Party is governed by this ARTICLE 5.

5.12  ARIAD US shall own all ARIAD US Improvements and ARIAD SWISSCO shall own all ARIAD SWISSCO Improvements. ARIAD SWISSCO is licensed to use ARIAD US Improvements on the terms of the license set out in Section 2.1. Throughout the Term, ARIAD US shall supply ARIAD SWISSCO with all ARIAD US Improvements that are necessary or useful for ARIAD SWISSCO to Develop, use, Commercialize, Manufacture Product in the Territory in accordance with this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall require ARIAD US to develop additional Know-how or to obtain additional Know-how from Third Parties. Subject to the terms and conditions of this Agreement, including payment under Sections 5.7.3 and 5.9, ARIAD SWISSCO shall have the right to use, cross-reference, file or incorporate by reference any Development Data disclosed to ARIAD SWISSCO by or on behalf of ARIAD US or its Affiliates relating to the Product  for purposes of performing under this Agreement, including in order to support any regulatory filings relating to the Product and in interactions with any Regulatory Authority in connection with the development and Registration of the Product in the Territory

5.13  ARIAD SWISSCO shall promptly disclose to ARIAD US all ARIAD SWISSCO Improvements resulting from Development or Manufacturing activities conducted by ARIAD SWISSCO or its Sublicensees or Subcontractors pursuant to this Agreement.  ARIAD US shall have a perpetual, irrevocable, exclusive license under the Intellectual Property Rights covering such ARIAD SWISSCO Improvements and Ancillary Research of ARIAD SWISSCO to use the same in any way whatsoever in the Reserved Territory (subject to the other terms of this Agreement) [**] provided always that in the case of ARIAD SWISSCO Improvements directly resulting from studies conducted in the Territory by ARIAD SWISSCO or from Global Studies conducted by them where ARIAD US has first paid to use the corresponding Development Data.

5.14  Each Party shall ensure that all necessary notifications are made and/or necessary consents are obtained and/or agreements are entered into, under applicable data protection or privacy regulations in its respective territory such that all personal information obtained in the course of the conduct of development activities under this Agreement by either Party, its respective Affiliates or any Third Party subcontractor of such Party can be lawfully processed including being transmitted to, and used by, the other Party and its Affiliates for development work relating to the Compound and/or the Product as provided for in this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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ARTICLE 6 - EXCHANGE OF OTHER KNOW-HOW

6.1    Subject to the terms and conditions of this Agreement, throughout the Term and/or upon either Party’s reasonable request, each Party shall supply the other in writing or by any other appropriate means at JSC meetings commercial and medical affairs information and data relating to the Product to the extent it is Controlled by the disclosing Party or its Affiliates, including relevant market analyses and assessments of the competitive landscape for the Product, and, subject to Applicable Laws, any patient or physician feedback relating to Product.  The receiving Party shall be free to use such information and data for the purpose of its business and to disclose the same to its Affiliates and distributors in the Territory (if ARIAD SWISSCO is the receiving Party) or in the Reserved Territory (if ARIAD US is the receiving Party), provided that no Confidential Information pertaining to the disclosing Party’s business shall be disclosed by the receiving Party to such other distributors.

6.2    Beginning immediately after the Effective Date, ARIAD US shall [**], effect a [**] to ARIAD SWISSCO or its designee (which designee may be an Affiliate or a Third Party manufacturer) of all Know-How and any other information regarding Intellectual Property Rights of ARIAD US and its Affiliates relating to the then-current process for the [**] and [**] (the “Current Manufacturing Process”) and to implement the Current Manufacturing Process at facilities designated by ARIAD SWISSCO (such transfer and implementation, as more fully described in this Section 6.2, the “Manufacturing Technology Transfer”).  ARIAD US shall provide, and shall cause its Affiliates and Third Party manufacturers to provide, [**] to enable ARIAD SWISSCO (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the Current Manufacturing Process at the facilities designated by ARIAD SWISSCO.  If requested by ARIAD SWISSCO, such assistance shall include [**].  Without limitation to the foregoing, in connection with each Manufacturing Technology Transfer, ARIAD US shall, and shall cause its Affiliates and Third Party manufacturers to:

6.2.1           make available to ARIAD SWISSCO (or its Affiliate or designated Third Party manufacturer, as applicable) from time to time as ARIAD SWISSCO may request, all [**] of ARIAD US and its Affiliates relating to the Current Manufacturing Process, and all [**], that are reasonably necessary or useful to enable ARIAD SWISSCO (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Current Manufacturing Process;

6.2.2           cause [**] to assist with the working up and use of the Current Manufacturing Process and with the [**] to the extent reasonably necessary or useful to enable ARIAD SWISSCO (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Current Manufacturing Process;

6.2.3           Without limiting the generality of Section 6.2.2 above, cause appropriate [**]and make available necessary [**] to support and execute the transfer of all applicable analytical methods and the validation thereof (including, all [**] of ARIAD US and its Affiliates relating to the Current Manufacturing Process, [**];

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6.2.4           take such steps as are reasonably necessary or useful to assist in [**] with respect to the Manufacture of Product at the applicable facilities; and

6.2.5           provide such other assistance as ARIAD SWISSCO (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable ARIAD SWISSCO (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Current Manufacturing Process and otherwise to Manufacture Product.

6.3    Within [**] of the end of each [**] during the period of the [**] ARIAD US shall report to ARIAD SWISSCO [**] incurred in such period, and shall invoice ARIAD SWISSCO for the same. ARIAD SWISSCO shall pay each such invoice [**] of receipt of such invoice.

6.4    Without limiting the foregoing, if ARIAD US or its Affiliates makes any invention, discovery, or improvement relating to the Manufacture of Product during the Term, ARIAD US shall, [**], promptly disclose such invention, discovery, or improvement to ARIAD SWISSCO, and shall, at ARIAD SWISSCO’s request, [**] with respect to such invention, discovery, or improvement in the same manner as provided in Section 6.2. Neither Party will (nor cause its Third Party Manufacturers to) implement any process improvement that may impact the Specifications of the Product or the relevant sections of the Marketing Authorization or that would require approval of any Regulatory Authority, without the prior written approval of the other Party.

ARTICLE 7 – PRICING AND REIMBURSEMENT

7.1    With respect to: (i) all countries within [**] and (ii) each country outside [**] in the Territory if a Marketing Authorization of the Product has been obtained in each such country in the Territory, ARIAD SWISSCO shall use Commercially Reasonable Efforts to obtain Pricing and Reimbursement Approval in such countries as soon as reasonably possible.

7.2    In accordance with Applicable Law, the Parties shall discuss and exchange information and documentation (including health economic data, analyses and argumentation) to develop and support the pricing and reimbursement strategy for the Product within the Territory.  ARIAD SWISSCO shall provide ARIAD US with periodic updates and, upon reasonable request, copies of material communications with, and submissions to, pricing and reimbursement authorities with respect to Products in the Field in the Territory.  For clarity, ARIAD SWISSCO shall be solely responsible for determining the actual selling price to Customers and all other conditions of sale in the Territory.

ARTICLE 8 – REGULATORY MATTERS

8.1    Marketing Authorizations.

8.1.1           ARIAD SWISSCO shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to Products in the Field in the Territory.  ARIAD US shall provide ARIAD SWISSCO with reasonable assistance,

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information, and access to ARIAD US’s personnel, to support ARIAD SWISSCO’s or the relevant ARIAD SWISSCO Sublicensees’ applications for Marketing Authorizations and other interactions with Regulatory Authorities in the Territory relating to Product and ARIAD SWISSCO shall reimburse ARIAD US for [**] in connection therewith.  Each Party shall use appropriately qualified personnel for such activities, including personnel with local regulatory expertise.  In accordance with its responsibilities as the MAH in the Territory, ARIAD SWISSCO or the relevant ARIAD SWISSCO Sublicensee shall act as the authorized contact for the Regulatory Authorities in the Territory in connection with obtaining and maintaining Marketing Authorizations (subject to ARIAD US’s involvement as provided in Section 8.3), as well as in connection with the Development, Manufacturing (if applicable) or Commercialization of the Product.  [**]

8.1.2           ARIAD US shall be responsible for maintaining the Company Core Data Sheet (“CCDS”) / Company Core Safety Information (“CCSI”) / core Risk Management Plan (“RMP”) for the Product.  In the event that a change to the CCDS/CCSI/RMP necessitates a change to the local labeling in a country within the Territory, ARIAD SWISSCO shall be responsible for developing a proposed revised draft product label or package insert for each country in the Territory.  ARIAD US shall provide ARIAD SWISSCO with information and reasonable access to ARIAD US’s personnel, to support ARIAD SWISSCO’s changes to the Marketing Authorizations to modify the revised draft labeling provided that ARIAD SWISSCO shall reimburse ARIAD US for [**]. ARIAD SWISSCO or the relevant ARIAD SWISSCO Sublicensee shall promptly submit a change to applicable Marketing Authorizations in the Territory to modify the labeling.

8.2    Subject to Section 4.7, ARIAD SWISSCO shall review and approve the prescribing information, label and final packaging of the Product for the Territory to be submitted in connection with applications for Marketing Authorizations, and shall subsequently review and approve any modifications thereto required by a Regulatory Authority or proposed by either Party.  ARIAD SWISSCO or the relevant ARIAD SWISSCO Sublicensee shall prepare and submit the relevant documentation related to Marketing Authorizations and other Registrations in compliance with Applicable Laws.

8.3    Each Party or its relevant Sublicensee or licensee (as applicable) shall prepare for and conduct meetings with the local Regulatory Authorities for which it is responsible in consultation with the other Party, and shall, to the extent such meetings are reasonably likely to be material to the other Party’s rights and obligations under this Agreement:

(a)notify the other Party in advance of such planned scheduled interactions with Regulatory Authorities relating to the Product and invite the other Party to attend such interactions, at the other Party’s cost, if permitted by the Regulatory Authority;

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(b)notify the other Party of such spontaneous interactions with the Regulatory Authorities relating to the Product as soon as reasonably possible after the interaction;

(c)prepare meeting minutes of such interactions with Regulatory Authorities and circulate the same to the other Party, accompanied by a translation into English if the original minutes are not in English; and

(d)address such questions and requests from the Regulatory Authorities relating to the Product following consultation with the other Party.

8.4    Without limiting the foregoing, in connection with regulatory activities for which a Party has responsibility or authority under this Agreement, each Party or its relevant Sublicensee or licensee (as applicable) shall (i) provide advance copies to the other Party’s representatives on the JSC of any proposed material submission to, or material communication with, any Regulatory Authority to the extent they relate to the Marketing Authorization or otherwise to the Product, and shall consider in good faith, and accommodate when reasonably appropriate, any requests by the other Party’s JSC representatives to make any modification thereto, and (ii) keep the other Party fully and promptly informed, throughout the Term, about all material communications received from the local [**] concerning the Product and/or the Compound, including providing the other Party with a copy of all such material communications (without translation) no later than [**] after receipt by ARIAD SWISSCO and with a copy thereof translated into English as soon as practicable thereafter.  Without prejudice to full compliance by both Parties with any obligations established by Applicable Laws of each country in the Territory, any and all material communications to local Regulatory Authorities concerning the Product as described above shall be submitted by the responsible Party only after the relevant contents have been discussed with and approved by the JSC; provided, however, that the responsible Party shall not be required to delay any communication with or regulatory submission to any applicable Regulatory Authority in a manner that affects the responsible Party’s ability to comply with Regulatory Requirements or Applicable Laws.  The responsible Party shall provide English translation of all material documents relating to the Product to be submitted by the responsible Party or its Sublicensees or licensees (as applicable) to, or that are received by responsible Party or its Sublicensees or licensees (as applicable) from, Regulatory Authorities in a language other than English. On a semi-annual basis, each Party  shall provide the other Party with an itemized list of (a) all material written communications received from the local Regulatory Authorities concerning the Product during the prior [**] and (b) all material documents and written communications relating to the Product submitted by such Party or its Sublicensees or licensees (as applicable) to any Regulatory Authority during the prior [**].  Upon the request of a Party, the other Party shall provide the requesting Party with copies of any such communications or documentation itemized on such list, including where reasonably requested, English translations of all material communications or documentation.  For clarity, (1) any communications with Regulatory Authorities or documents submitted to Regulatory Authorities that relate to Product quality shall not be governed by this Section 8.4 and shall be subject to the Quality Agreements, and (2) any communications with Regulatory Authorities or documents and written communications submitted to

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Regulatory Authorities that relate to pharmacovigilance shall not be governed by this Section 8.4 and shall be subject to ARTICLE 9 until the Pharmacovigilance Agreement becomes effective and thereafter shall be subject to the Pharmacovigilance Agreement.

8.5    If any material alterations, modifications or amendments of this Agreement or modification of the Product are required to comply with the request of any Regulatory Authority as prerequisites for the continuation of the Marketing Authorization or the grant or the continuation of the Registration of the Product, or if the Marketing Authorization or Registrations are suspended or withdrawn by any said Regulatory Authority, each Party shall notify the other Party immediately and the Parties shall use Commercially Reasonable Efforts to agree upon a reasonable and mutually acceptable resolution thereof.

8.6    ARIAD US may retain a copy of, and have ongoing access to, the Marketing Authorization for the Product granted by the European Medicines Agency existing as at the Effective Date, together with the certificates of pharmaceutical product and full dossier relating thereto (the “EMA MA”) and to all supplements, amendments and revisions occurring after the Effective Date (“EMA MA Updates”), provided  that in the case of any supplement, amendment or revision that is made as a result of Development for which ARIAD US is to pay costs pursuant to Sections 5.5, 5.7.3 or 5.9, then ARIAD US shall only receive such EMA MA Updates provided ARIAD US has made such payments under Section 5.5, 5.7.3 or 5.9 (as applicable).  Subject to the foregoing, ARIAD SWISSCO, on behalf of itself and its Affiliates, hereby grants to ARIAD US and its Affiliates a right of reference, with the right to grant further rights of reference to ARIAD US licensees of rights to register and commercialize the Product in the Reserved Territory, under suchEMA MA and any EMA MA Updates, in each case to enable ARIAD US and its Affiliates to exercise its rights and perform its obligations under this Agreement and to register and commercialize the Product in the Reserved Territory.

ARTICLE 9 – PHARMACOVIGILANCE

9.1    ARIAD US shall own and manage the global safety database for the Product and ARIAD US or its Affiliates shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, including those associated with Product quality complaints, and aggregate safety data relating to the Product, outside the Territory.  ARIAD US shall provide ARIAD SWISSCO with extracts from the global safety database upon request of ARIAD SWISSCO.  Reconciliation between the data contained in the ARIAD SWISSCO and ARIAD US safety databases shall be conducted periodically in accordance with the separate Pharmacovigilance Agreement.  ARIAD SWISSCO will procure that the MAH in each country within the Territory shall be responsible for the timely reporting of all relevant post marketing adverse drug reactions/experiences, including those associated with Product quality complaints, and aggregate safety data relating to the Product, in accordance with local pharmacovigilance legislation within the Territory.  ARIAD SWISSCO will have the right to independently audit the global safety database to ensure that their MAH obligations can be fulfilled.

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9.2    ARIAD US shall be responsible for global medical surveillance, risk management, global medical literature review and monitoring, and responses for the Product to the appropriate Regulatory Authorities outside the Territory.  ARIAD US shall be responsible for the interpretation, in light of ARIAD US’s global pharmacovigilance data, of adverse events in the Territory of which ARIAD US becomes aware, including adverse events reported to ARIAD US by ARIAD SWISSCO or the relevant ARIAD SWISSCO Sublicensee.  ARIAD SWISSCO will procure that the MAH in each country in the Territory shall be responsible for local medical surveillance, risk management, medical literature review and monitoring within such country of the Territory, and responses to the appropriate Regulatory Authorities within the Territory. ARIAD SWISSCO will procure that the MAH in each country in the Territory shall provide an English-translated copy of the final responses to Regulatory Authorities to ARIAD US.

9.3    ARIAD SWISSCO shall, and shall procure each MAH in each country in the Territory, implement and execute local Product-specific risk management activities, in collaboration with ARIAD US’s PV department, that are aligned with ARIAD US’s global risk management strategies.

9.4    Further details of the Parties’ respective pharmacovigilance obligations and responsibilities (e.g., signal management, case processing and reporting, aggregate reporting, risk management, health authority responses, safety data exchange, etc.) shall be set forth in a pharmacovigilance agreement that will be agreed to by the Parties (and their respective Affiliate(s), as appropriate) within [**] after the Effective Date (as it may be amended from time to time, the “Pharmacovigilance Agreement”).  In the event of a conflict between the terms of the Pharmacovigilance Agreement and the terms of this Agreement, the provisions of this Agreement shall govern; provided, however, that the Pharmacovigilance Agreement shall govern in respect of pharmacovigilance, including safety and risk management, matters.

9.5    Prior to executing the Pharmacovigilance Agreement, the Parties agree to work together in good faith to coordinate activities regarding pharmacovigilance with respect to the Product in accordance with this ARTICLE 9, including by exchanging standard operating procedures and other information relevant to such pharmacovigilance activities as mutually agreed by the Parties.  ARIAD US shall provide ARIAD SWISSCO with access to all pharmacovigilance related standard operating procedures (local and global) required in Territory and ARIAD SWISSCO shall procure that such standard operating procedures shall remain in place and be used by ARIAD SWISSCO until ARIAD SWISSCO transitions all pharmacovigilance standard operating procedures in accordance with the Pharmacovigilance Agreement.  Without limiting the foregoing, prior to executing the Pharmacovigilance Agreement, in the event ARIAD SWISSCO or the relevant ARIAD SWISSCO Sublicensee receives reports of adverse drug reactions/experiences or safety data relating to the Product (“Safety Information”) ARIAD SWISSCO shall send the Safety Information to ARIAD US on source documents, or other mutually agreed format, via email or fax as soon as practicable, but, in any event, after it receives the Safety Information, and, in the event ARIAD SWISSCO or a Sublicensee receives any information concerning any investigation, inquiry or other action by any Regulatory Authority concerning the safety of the Product, ARIAD SWISSCO shall send such information to ARIAD US via email or

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fax as soon as possible, but in any event, after ARIAD SWISSCO receives notice of such regulatory request, inquiry or other action.  Neither Party shall respond to any Regulatory Authority request or inquiry relating to the safety of the Product without discussing the issue with the other Party to the extent reasonably feasible in context of relevant timelines applicable to such responses and to the extent reasonably likely that such responses would impact the Marketing Authorization or be materially relevant for the Regulatory Authorities in the other Party’s Territory.

ARTICLE 10 – SUPPLY, FORECASTS AND ORDERING

10.1   As soon as practicable but no later than [**] after the Effective Date, the Parties shall, through a project team or subcommittee of the JSC, negotiate in good faith and agree on the terms of (i) a definitive agreement pursuant to which ARIAD US shall Manufacture and supply (or have Manufactured and supplied) Product as API or Unlabeled Bottles to ARIAD SWISSCO or its Affiliates for Final Manufacture as needed for Commercialization in the Territory (“Supply Agreement”) and (ii) a related Quality Agreement.  Pending finalization of the Supply Agreement, the transitional supply of Product shall be made on the terms set out in Sections 10.2 to and including ARTICLE 14 and the terms of the Interim Quality Agreement in place (“Transitional Supply Arrangements”).  The terms of the Transitional Supply Arrangements shall form the basis for the Supply Agreement and Quality Agreement.

10.2   Product shall be supplied and may be ordered and Manufactured as follows:

10.2.1         At any time during the Term until ARIAD SWISSCO commences [**], ARIAD US will supply [**] of Product ordered by ARIAD SWISSCO pursuant to the terms of this Agreement.

10.2.2         At any time during the Term until ARIAD SWISSCO has [**], ARIAD US will supply [**] ordered by ARIAD SWISSCO pursuant to the terms of this Agreement, and ARIAD SWISSCO shall have the right to conduct Final Manufacturing of such [**] for purposes of Commercialization in the Territory.

10.2.3         Beginning on a date notified to ARIAD US by ARIAD SWISSCO once ARIAD SWISSCO or its Subcontractor are ready to [**] ARIAD US shall supply [**] ordered by ARIAD SWISSCO pursuant to the terms of this Agreement and ARIAD SWISSCO shall have the right to conduct [**] for purposes of Commercialization in the Territory.

10.3  Within [**] after the Effective Date and in the [**] of each [**] thereafter, ARIAD SWISSCO shall provide ARIAD US with a written [**] rolling Forecast of its anticipated quarterly requirements for the Product ([**]) in the Territory (each a “Forecast”).  ARIAD US shall use Commercially Reasonable Efforts to ensure sufficient manufacturing capacity and Raw Materials to meet each Forecast.  Each Forecast is a non-binding estimate for [**] and subject to Section 10.4 is binding on both Parties for [**].  ARIAD US shall not be obliged to Manufacture or supply ARIAD SWISSCO with quantities of the Product in excess of the binding portion of the most recent Forecast.

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10.4  Within [**] of issuance of each Forecast the Parties will ensure that appropriate personnel of each of them responsible for manufacture and supply will discuss proposed batch runs and Delivery dates, which shall be within [**] in which the binding portion of the Forecast relates, and for the quantities of Product set out in the binding portion of that Forecast. ARIAD SWISSCO shall then promptly submit to ARIAD US and ARIAD US shall accept written purchase orders reflecting the binding portion of the Forecast, in such form as the Parties shall agree from time to time, specifying the quantities of Product ordered and, the agreed delivery date for the order.  ARIAD SWISSCO shall submit each purchase order to ARIAD US in advance of the desired delivery date specified in such purchase order, with [**] lead time.  Any purchase orders for Product submitted by ARIAD SWISSCO to ARIAD US shall reference this Agreement and shall be governed exclusively by the terms contained herein. The Parties hereby agree that the terms and conditions of this Agreement shall supersede any term or condition in any order, confirmation or other document furnished by ARIAD SWISSCO or ARIAD US that is in any way inconsistent with, or supplementary to, the terms and conditions of this Agreement, unless expressly accepted in writing by the other Party.

10.5  When ARIAD US [**] for ARIAD SWISSCO, ARIAD US shall carry a [**] sufficient to avoid [**] in the Territory in the event of [**]. In addition, whether ARIAD US is [**] for ARIAD SWISSCO, ARIAD US shall, with effect from the Effective Date, carry a safety stock of Product API allocated to the Territory, in accordance with past practice but in any event equal to not less than [**] projected requirement of [**] for ARIAD SWISSCO based on the most recent [**] and discussions between the Parties.  Unless otherwise agreed by the Parties, such safety stock shall be [**] and identified as ARIAD SWISSCO [**].

10.6  The price for the Manufacture of the Product shall be calculated as [**].  ARIAD US shall invoice ARIAD SWISSCO upon each Delivery of Product supplied under this Agreement and ARIAD SWISSCO shall pay the undisputed amounts of such invoice within [**] of receipt of such invoice.  ARIAD US must include with each invoice a detailed calculation of the invoiced amount including details of the associated Direct Costs, Indirect Costs and any Third Party costs.   ARIAD US shall keep complete and accurate books, records and accounts in accordance with all Applicable Laws and sound accounting practice covering all its Direct Costs, Indirect Costs and any Third Party costs and as otherwise may be necessary for the purpose of calculating all payments due to ARIAD US under this Section 10.6.  ARIAD SWISSCO shall have the right, throughout any period during which payments are due under this under this Section 10.6 and for [**] thereafter, at reasonable times during business hours and upon reasonable notice to ARIAD US, to have ARIAD US’s books, records and accounts inspected and audited by one of the four major accounting firms to be appointed by ARIAD SWISSCO and reasonably acceptable to ARIAD US, to ensure the accuracy of all reports and payments made hereunder and in respect of all [**].  Such audit shall be covered by confidentiality obligations of the auditor.  ARIAD US shall cooperate with the independent auditor and make available all work papers and other information related to the payments required under this Section 10.6 as reasonably requested in connection.

10.7  In the event of any [**] in the available supply of Product, ARIAD US shall treat ARIAD SWISSCO’s demand [**] or [**] and, allocate manufacturing capacity to the

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respective demand on a [**]; provided, that the foregoing supply on a [**] does not limit any other remedies ARIAD SWISSCO may have due to a failure to supply under this Agreement or the Supply Agreement.  ARIAD US shall promptly provide a written plan of action stating in reasonable detail the root cause of any [**] and proposed measures to remedy the [**] and the date such [**] is expected to end.  ARIAD US shall use Commercially Reasonable Efforts to minimize the duration of any [**]; provided, that the foregoing efforts of ARIAD US do not limit any remedies ARIAD SWISSCO may have due to a failure to supply under this Agreement or the Supply Agreements.

ARTICLE 11 – SHIPMENT AND DELIVERY

11.1  Delivery Terms.

11.1.1         ARIAD SWISSCO shall be the importer of record for all Product supplied under this Agreement. ARIAD SWISSCO shall be responsible for clearing the Product through customs in the Territory [**].  At all times, ARIAD SWISSCO shall maintain, [**], a valid import license for the Products, and shall be responsible, [**], for all required documentation and communications with the applicable customs office in connection therewith. ARIAD US shall provide assistance with such documentation and communications upon ARIAD SWISSCO’s reasonable request (e.g., by providing export documents or assisting with documentation as the exporter of the Product.)  In this Section 11.1, any obligation on ARIAD SWISSCO may be performed by a Sub-licensee or Subcontractor.

11.1.2         ARIAD US shall deliver the Product ordered by ARIAD SWISSCO in accordance with the quantities and delivery dates specified in the applicable purchase order.  If ARIAD US fails to deliver at least [**] of the quantity ordered in a given purchase order within [**] of the specified delivery date, ARIAD SWISSCO shall only be required to pay for the quantity of Product Delivered and the price for such Product shall be reduced by [**].

11.1.3         Deliveries shall be made Ex Works (Incoterms 2010) at the location specified in the Interim Quality Agreement or such other location as the Parties may agree in writing (“Delivery”).  Title and risk to the Product shall pass to ARIAD SWISSCO upon Delivery.

11.2  Acceptance and Rejection.

11.2.1         Product Testing. No later than [**] prior to a scheduled Delivery ARIAD US shall send to ARIAD SWISSCO the Delivery Documents for review. Following such review, unless within [**] of receipt of the Delivery Documents ARIAD SWISSCO gives written notice of rejection of the Product to be delivered, stating the reasons for such rejection, the Delivery shall proceed, and both Parties shall organize the same. Upon arrival at ARIAD SWISSCO nominated site it shall visually inspect the shipment of the Product to identify any damage to the external packaging.  ARIAD SWISSCO may reject any shipment (or portion thereof) of the Product that is damaged by providing to ARIAD US reasonable evidence of damage

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within [**] after Delivery of such Product. If ARIAD SWISSCO does not so reject any shipment (or portion thereof) of the Product within [**] of Delivery of such Product, ARIAD SWISSCO shall be deemed to have accepted such shipment of the Product; provided, however, that in the case of the Product having any Latent Defect, ARIAD SWISSCO shall notify ARIAD US promptly once it becomes aware that a Product contains a Latent Defect and subsequently may reject such Product by giving written notice to ARIAD US of ARIAD SWISSCO’s rejection of such Product and shipping a representative sample of such Product or other evidence of Non-Conformance to ARIAD US within [**] after becoming aware of such Latent Defect, which notice shall include a description of the Latent Defect.

11.2.2         Replacement of Product and Dispute Procedure. If ARIAD SWISSCO rejects, in accordance with Section 11.2.1 any proposed delivery or shipment (or portion thereof) of the Product as Non-Conforming and ARIAD US disagrees that the alleged Non-Conformance exists, ARIAD US shall so notify ARIAD SWISSCO in writing (an “Objection Notice”) within [**] of receipt of ARIAD SWISSCO’s notice of rejection and the following procedures shall apply: in the case of a Latent Defect ARIAD US shall inspect the returned representative sample of Product or other evidence of Non-Conformance and attempt to reach agreement with ARIAD SWISSCO as to whether or not the Product is Non-Conforming.  If ARIAD SWISSCO and ARIAD US fail within [**] after delivery of the Objection Notice to agree as to whether the Product is Non-Conforming, in the case of a Latent Defect representative samples of the batch of the Product in question and their reference samples shall be submitted to a mutually-acceptable, independent, qualified Third Party laboratory or consultant for analysis or review to determine whether there is a Non-Conformance.  For clarity, this may include a decision whether or not contamination is present.  The results of such evaluation shall be binding upon the Parties. The Parties initially shall [**] the cost of such evaluation, except that the Party that is determined to have been incorrect in its determination of whether the Product was or was not Non-Conforming shall assume the responsibility for, and pay, the costs of any such evaluation and reimburse the other Party for any amounts previously paid to the independent laboratory or consultant in connection with that determination.

11.2.3         Cost of Replacement of Rejected Product. If any delivery or shipment of the Product is rejected by ARIAD SWISSCO following review of the Delivery Documents or a visual inspection or any other alleged Non-Conformance, ARIAD SWISSCO’s duty to pay all amounts payable to ARIAD US in respect of the rejected Product shall be suspended. In the case of Latent Defect Non-Conformance if there is a determination by the independent laboratory or consultant in support of ARIAD US’s Objection Notice, or the Parties otherwise reach agreement that the Product was not Non-Conforming, payment shall then be made by ARIAD SWISSCO If only a portion of a shipment is rejected, ARIAD SWISSCO’s duty to pay the amount allocable to the Non-Conforming portion only shall be suspended.

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11.2.4         Return of Rejected Product. If a shipment or partial shipment is rejected by ARIAD SWISSCO pursuant to the provisions of Section 11.2.1 and (i) where relevant, ARIAD US does not provide an Objection Notice within the [**] period set forth in Section 11.2.2, (ii) the Parties agree that the Product is Non-Conforming within the [**] period set forth in Section 11.2.2, or (iii) there is a determination by the independent laboratory or consultant in support of ARIAD SWISSCO’s allegation of Non-Conformance, ARIAD SWISSCO shall return to ARIAD US at ARIAD US’s request and expense (or, at the election of ARIAD US, destroy at ARIAD US’s cost and provide evidence of such destruction to ARIAD US) any such rejected Product (provided that if the Product has been packaged by or on behalf of ARIAD SWISSCO at the time of rejection, ARIAD SWISSCO shall not be obliged to remove any packaging prior to its return).  ARIAD US shall (i) credit the original invoice in respect of the rejected Product and reimburse ARIAD SWISSCO for any duties, freight, insurance, handling or other charges incurred by ARIAD SWISSCO in respect of such rejected Product, and (ii) adjust the invoice to ARIAD SWISSCO for the Product that was not rejected, payment of which is due in accordance with the terms of the original invoice. Except as set forth in ARTICLES 14 and 22, such credit or adjustment shall be ARIAD US’s sole Liability, and ARIAD SWISSCO’s sole remedy, with respect to any rejected Product.

11.2.5         Supply of Replacement Product. During any rejection discussions, upon ARIAD SWISSCO’s request, ARIAD US shall supply ARIAD SWISSCO with additional Product, using expedited shipping at ARIAD US’s expense, which ARIAD SWISSCO shall otherwise purchase on the same terms (adjusted for credit for Non-Conforming Product) as the Product that is the subject of the rejection discussions.

11.2.6         Detection of Latent Defect by ARIAD US.  If ARIAD US detects a Latent Defect in any Product supplied to ARIAD SWISSCO, ARIAD US shall notify ARIAD SWISSCO in writing, specifying the affected lots, and credit ARIAD SWISSCO for the Non-Conforming Product as provided in Section 11.2.4.

11.2.7         No Product Returns Policy. Except as expressly provided elsewhere in this Section 11.2 or in ARTICLE 14, no Products supplied by or on behalf of ARIAD US to ARIAD SWISSCO may be returned by ARIAD SWISSCO to ARIAD US after they have been Delivered to ARIAD SWISSCO at the location designated under Section 11.1.3.

ARTICLE 12 – MANUFACTURING OF THE PRODUCT

12.1  Manufacture of the Product. ARIAD US shall Manufacture or have Manufactured the Labeled Bottles, Unlabeled Bottles and API in accordance with the Specifications, cGMP and Applicable Laws in the country of Manufacture and, to the extent applicable, in the Territory.

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12.2  Packaging. ARIAD US shall package the Product in accordance with the Specifications and requirements notified to it with sufficient advance notice by ARIAD SWISSCO to comply with Applicable Laws.

12.3  Changes to the Specifications or to the Manufacturing Process. If ARIAD US proposes (a) a change to the Specifications or the Raw Materials, equipment (other than changes for maintenance, repair, and like-for-like replacement) or process used to Manufacture the Product, or (b) a change to the procedures or facilities used to Manufacture the Product (collectively, the “Manufacturing Process”) that, in the case of (a) or (b) would require approval of any applicable Regulatory Authority in the Territory or would require an amendment of any Marketing Authorization application or Registration, the prior written approval of ARIAD SWISSCO is required before implementation of such change.  If a change to the Specifications, Raw Materials, equipment or Manufacturing Process is required by one or more Regulatory Authorities or regulatory authorities outside the Territory or shall be applied globally, including for the manufacture of Products inside and outside the Territory, and if such change would require approval of any Regulatory Authority in the Territory or an amendment of any Marketing Authorization application or Registration, ARIAD US shall provide ARIAD SWISSCO with all information needed to amend the Marketing Authorization application or Registration and/or obtain the approval of the Regulatory Authority, as applicable, and the Parties shall cooperate with each other in obtaining any necessary modifications to any Registrations in the Territory to allow such change to be implemented.  If the proposed change is required by a Regulatory Authority, then such notice shall include disclosure of the Regulatory Authority request and relevant correspondence.  If any change to the Specifications, Raw Materials, equipment or Manufacturing Process is not required by any Regulatory Authority outside the Territory and shall not be applied globally and would require approval of any Regulatory Authority in the Territory or an amendment of any Marketing Authorization application or Registration, ARIAD US shall provide advanced written notice to ARIAD SWISSCO and shall consult with ARIAD SWISSCO regarding the implementation of such change.  If the change is required by a Regulatory Authority inside the Territory but not in any other part of the world, [**] of implementing such change. If the change proposed by ARIAD US is required only by one or more regulatory authorities outside the Territory, or is not required by any Regulatory Authority, [**] of implementing such change.  If the change is required by one or more Regulatory Authorities inside the Territory and by one or more regulatory authorities outside the Territory, [**].  For the avoidance of doubt, [**] of implementing a change to the Specifications, Raw Materials, equipment or Manufacturing Process if such change is mandated by a Regulatory Authority inside the Territory, and [**] of implementing such a change that is not mandated by any Regulatory Authority, including any such non-mandated change that ARIAD SWISSCO approves and that requires an amendment of a Marketing Authorization application or Registration or approval of a Regulatory Authority in the Territory. For clarity, ARIAD US shall have the right, [**], to change equipment for maintenance, repair, and like-for-like replacement, and to make other changes that ARIAD US reasonably determines shall not require approval of any Regulatory Authority or affect the Marketing Authorization application(s) or Registration(s) in the Territory, without notice to or consent of ARIAD SWISSCO.  Further for clarity, the Quality Agreements shall contain change control procedures, and any changes made to the

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Specifications, Raw Materials, equipment or Manufacturing Process shall be made in accordance with the Quality Agreements and in compliance with cGMP and Applicable Laws.

12.4  Final Manufacturing.  Subject to Section 10.2.1, with effect from the Effective Date, ARIAD SWISSCO shall be responsible for the Final Manufacturing of all Product, including performing secondary packaging, labeling and providing product inserts and final release and stability testing in accordance with the Marketing Authorization and Regulatory Requirements in the country in the Territory that is the intended market for such lot of Product, and in accordance with all Applicable Laws.

12.5  Inspections.  At ARIAD SWISSCO’s request, ARIAD US will authorize ARIAD SWISSCO or its representatives, during normal business hours (or at other times for cause), to review documents including but not limited to: completed manufacturing batch records, analytical results for product release and stability, associated manufacturing standard operating procedures and other standard operating procedures that are associated with maintenance of the process, facility and personnel in accordance with cGMPs, and observe the Manufacture of Product to confirm ARIAD US’s compliance with the terms of this Agreement and the Quality Agreement.  ARIAD US will notify ARIAD SWISSCO within [**] of all contacts with Regulatory Authorities (written or verbal) related to each Product.  ARIAD US shall inform ARIAD SWISSCO of the result of any regulatory inspection which directly affects the Manufacture of a Product, including any notice of inspection, notice of violation or other similar notice received by ARIAD US affecting Manufacturing, facility, testing, storage or handling of a Product.  In the event of an FDA inspection which directly involves a Product, ARIAD SWISSCO shall be immediately informed of the issuance of the Notice of Inspection (FDA Form 482).  In the event that there are inspectional observations (FDA Form 483), ARIAD SWISSCO shall be informed immediately and shall have the opportunity to review and provide ARIAD US with comments to ARIAD US’s response.  ARIAD SWISSCO shall provide its comments to the response of these observations within [**].  The contents of ARIAD US’s response shall be determined by ARIAD US in its sole discretion.  ARIAD US agrees to reasonably cooperate with applicable Regulatory Authorities and shall permit reasonable Product-specific inspections by such Regulatory Authorities.

ARTICLE 13 –  QUALITY ASSURANCE

13.1  Quality. The details of quality obligations and responsibilities of the Parties, including responsibility for submissions of reports to Regulatory Authorities, shall be set forth in one or more separate quality technical agreements (each, a “Quality Agreement”).  As of the Effective Date the Parties will enter into an interim quality agreement in relation to the Transitional Supply Arrangements (“Interim Quality Agreement”).  The Parties shall negotiate to agree a further Quality Agreement to be signed concurrently with the Supply Agreement and, once executed, that Quality Agreement shall supersede and replace the Interim Quality Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

ARTICLE 14 - RECALLS AND PRODUCT WITHDRAWAL

14.1  Notice. Each Party shall make every reasonable effort to notify the other Party promptly following the first Party’s determination that any event, incident, or circumstance has occurred that may result in the need for a Product Withdrawal anywhere in the world or a Recall anywhere in the world. Such Party shall include in such notice the reasoning behind such determination, and any supporting facts.

14.2  Product Withdrawal.  With respect to a Product Withdrawal within the Territory, immediately after receipt of such notification, the JSC (or its co-chairpersons) shall discuss and, unless the Product Withdrawal is mandated by a Regulatory Authority, shall attempt to agree on whether to voluntarily implement the Product Withdrawal within the Territory.  If a Regulatory Authority mandates that the Product Withdrawal within the Territory be implemented then ARIAD SWISSCO, in consultation with ARIAD US, shall initiate the Product Withdrawal within the Territory as and to the extent mandated by the Regulatory Authority and in compliance with Applicable Laws. In the case of a Product Withdrawal that is not mandated by Regulatory Authority, if the JSC (or its co-chairpersons) fail(s) to agree within a reasonably appropriate time period (depending upon the circumstances) whether to voluntarily implement or undertake a Product Withdrawal within the Territory, then ARIAD SWISSCO and/or the MAH  shall have the right to make the determination whether or not to voluntarily implement such Product Withdrawal within the Territory; provided that, to the extent practicable prior to deciding to initiate a Product Withdrawal within the Territory, ARIAD SWISSCO shall or shall procure that the relevant MAH shall consider ARIAD US’s reasonable comments in good faith.  ARIAD SWISSCO or its Sublicensees shall carry out such Product Withdrawal activities in consultation with ARIAD US, in a manner which enables the Parties to meet their respective Regulatory Requirements as expeditiously as possible, and in compliance with all Applicable Laws.  In the event of a mandated or voluntary Product Withdrawal in the Territory, the Parties will consider whether such action is necessary also in the Reserved Territory.  If either Party or the relevant MAH does not choose to undertake a voluntary Product Withdrawal in its respective territory, despite the other Party’s written recommendation that such Product Withdrawal should be undertaken, then, notwithstanding anything to the contrary herein, such Party shall indemnify and hold harmless the other Party from and against any Losses that may arise or result thereafter from such Party’s failure to undertake such Product Withdrawal following such written recommendation from the other Party pursuant to the procedures set forth in Section 22.3.

14.3  Recall.  If a Regulatory Authority mandates that a Recall be implemented or undertaken by ARIAD SWISSCO in the Territory or by ARIAD US in the Reserved Territory, then ARIAD SWISSCO and/or the relevant Sublicensee, in consultation with ARIAD US (in the case of Recalls in the Territory) or ARIAD US and/or the relevant licensee, in consultation with ARIAD SWISSCO (in the case of Recalls in the Reserved Territory), shall initiate the Recall as and to the extent mandated by the Regulatory Authority and in compliance with Applicable Laws.  With respect to a Recall in the Territory that is not mandated by a Regulatory Authority, (i) the Parties’ JSC co-chairs shall discuss and attempt to agree on whether to voluntarily implement the Recall and (ii) if the Parties’ JSC co-chairs fail to agree within a reasonably appropriate time period (depending upon the circumstances), then ARIAD SWISSCO

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shall have the right to make the determination whether or not to voluntarily implement a Recall in the Territory and ARIAD US shall have the right to make the determination whether or not to voluntarily implement a Recall in the Reserved Territory.

14.4  Expenses.  [**], unless and to the extent the Recall or Product Withdrawal is based on the fault of [**], including in relation to Manufacture in which case such [**].

ARTICLE 15 – COMMERCIALIZATION OF THE PRODUCT

15.1  Commercialization Plan. The Parties shall annually update their part of the

Commercialization Plan for the following Calendar Year before a mutually agreeable date prior to December 31 in the preceding year. The JCC shall consider and discuss the revised plans, and ARIAD SWISSCO shall consider in good faith the input of ARIAD US on the ARIAD SWISSCO part of the Commercialization Plan for the Territory.  ARIAD SWISSCO shall use Commercially Reasonable Efforts to implement its part of the then current Commercialization Plan.

15.2  Commercialization Efforts.  ARIAD SWISSCO shall either itself or through its Affiliates, Sublicensees or Subcontractors, have the sole right to Commercialize the Product [**] and in accordance with applicable cGMP and any other Applicable Laws and Industry Guidelines in each country of the Territory.  ARIAD SWISSCO will conduct, as it deems appropriate, marketing and medical affairs activities to support the Commercialization of the Product in the Territory.  ARIAD SWISSCO and its Affiliates will devote the following [**] to cover all [**] of their [**] business as a whole for the Product, [**] (it being understood that (a) such commercial costs will include a [**] of the Product [**] based on the number of products they carry, (b) such medical affairs costs will include costs only for [**] who support Product or work in CML or other approved indications of Product, and (c) both [**] will exclude Third Party costs that are not meaningfully related to the Product): [**] for calendar year [**] and for each year thereafter until the earlier of (a) the expiration of the Full Royalty Term in the last to expire country of the countries listed in Appendix 1.167 Part B or (b) the launch of a Generic Product in any of [**], the [**] will remain at [**] of Net Sales unless the Net Sales of Product by ARIAD SWISSCO in the Territory in calendar year [**] or in any calendar year thereafter is less than the Net Sales of Product by ARIAD SWISSCO in the Territory in calendar year [**], in which case the percentage of Net Sales applicable for such calendar shall be [**].  Notwithstanding the foregoing, the [**] for each calendar year from calendar year [**] through the earlier of (i) expiration of the Full Royalty Term in the last to expire country of the countries listed in Appendix 1.167 Part B or (ii) the launch of a Generic Product in any of [**] for each such calendar year.  ARIAD SWISSCO will provide ARIAD US within [**] of calendar year end, an annual report of its commercial and medical expenses in support of Product, such report to contain the total [**], and other such details that the Parties mutually agree.

15.3  Promotion.  The Parties shall meet on a periodic basis, through the JCC, to (i) review and discuss the global Product communication strategy/brand positioning (“Global Product Positioning”) for the Product (as proposed by ARIAD US with input from ARIAD SWISSCO as well as other Product partners globally)  (ii) discuss marketing

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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strategies in their respective territories, (iii) discuss planned marketing/promotional activities at international medical/scientific meetings/conferences in either Party’s territories.  ARIAD SWISSCO shall be entitled to use all existing print marketing, advertising and promotional materials, brand plan and strategy used in respect of the Product in the Territory, and all training manuals currently used for ARIAD SWISSCO’s medical science liaisons and sales representatives as at the Effective Date.  Any new materials shall be developed and prepared by ARIAD SWISSCO in its sole discretion, provided that ARIAD SWISSCO shall consider Global Product Positioning when preparing such materials and, upon written request by ARIAD US, provide a courtesy copy of such materials to ARIAD US.    ARIAD US shall provide a courtesy copy of any new print marketing, advertising and promotional materials that it may develop to ARIAD SWISSCO.  Each Party shall have the right to purchase stock of the other Party's print marketing, advertising and promotional materials on mutually agreeable terms.

15.4  Independent Contractor. ARIAD SWISSCO shall make clear in all dealings with its actual and prospective Customers that it is selling the Product in its own name and for its own account as an independent contractor and not as agent of ARIAD US.

15.5  Use of Internet.

15.5.1       All of ARIAD SWISSCO’s internet marketing, advertising and promotional materials concerning the Product, the ARIAD US Trademarks and/or ARIAD US shall be developed and prepared by ARIAD SWISSCO in its sole discretion, provided that ARIAD SWISSCO will consider Global Product Positioning when performing such development.

15.5.2        ARIAD US may grant to ARIAD SWISSCO the right to operate a website under a domain name registered in the name of ARIAD US and relevant to or which contains information about ARIAD US, the Product, and the Trademarks, subject to terms and conditions of this Agreement.

15.5.3        In the event that any Applicable Law or regulation in the Territory requires the domain name of any website relevant to the Product, the Trademarks and/or ARIAD US to be registered in the name of ARIAD SWISSCO or an Affiliate, then any such domain name shall be registered in the name of ARIAD SWISSCO or Affiliate as legally required. All such content shall be or shall become the exclusive property of ARIAD US. Upon expiration or termination of the Agreement ARIAD SWISSCO and its Affiliates agree to execute any and all further documentation required to ensure that all such content and all copyright in such content is owned by ARIAD US. To the extent permitted by Applicable Law, ARIAD SWISSCO shall be required to assign to ARIAD US or its designee all domain name registrations containing the name of the Compound, the Product, the ARIAD US Trademarks or the name ARIAD US, or variants thereof, upon the expiration or termination of this Agreement.  Neither ARIAD SWISSCO nor its Affiliate may assign or license any such domain name to any other Third Party.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

ARTICLE 16 – BUY-BACK OPTION

16.1  If ARIAD US undergoes a Change of Control prior to six (6) years from the Effective Date, ARIAD US’s successor (“ARIAD US Successor”) shall have the right, within [**] of the effective date of the Change of Control to elect to terminate this Agreement and all ancillary arrangements relating thereto earlier than the expiry of the Term (the “Buy-Back Option”).  ARIAD US Successor shall exercise such Buy-Back Option by giving notice in writing (“Termination Notice”) to ARIAD SWISSCO, specifying (i) the proposed date of early termination, which (A) in the case of a Termination Notice prior to the second anniversary of the Effective Date, shall be the third anniversary of the Effective Date, and (B) in all other cases shall be the one-year anniversary of Termination Notice, in each case such termination not to be effectuated later than seven (7) years after Effective Date and (ii) whether payment option (A) or (B) set forth in Section 16.2 is elected.  On the sixth (6th) anniversary of the Effective Date, the right to give a Termination Notice in order to exercise the Buy-Back Option shall expire and ARIAD US Successor shall have no right to terminate this License Agreement and all ancillary arrangements relating thereto pursuant to this ARTICLE 16.

16.2  Upon exercise of the Buy-Back Option, ARIAD US Successor shall [**], pay to ARIAD SWISSCO (i) an amount equal to the Purchase Price (as defined in the Share Purchase Agreement) plus all milestone and Development Costs previously paid by ARIAD SWISSCO to ARIAD US or ARIAD US Successor pursuant to this Agreement; and (ii) at [**], either (A) an amount equal to [**] Net Sales of the Product of ARIAD SWISSCO for the twelve (12) month period ending upon termination of this Agreement and a payment of twenty-five percent (25%) of Net Sales of the Product sold by ARIAD US Successor, its affiliates and sublicensees in the Territory with effect from the date of termination of this Agreement; or (B) an amount equal to [**] the Net Sales of the Product [**] in accordance with applicable accounting standards for the twelve (12) month period ending upon termination of this Agreement plus a payment of twenty percent (20%) of Net Sales of the Product sold by ARIAD US Successor, its affiliates and sublicensees in the Territory with effect from the date of termination of this Agreement. The payments being a percent Net Sales shall be made during the Full Royalty Term, and shall reduce to [**] of Net Sales thereafter for the Reduced Royalty Term.  Sections 19.2.3, 19.3, 19.5, 19.6, 19.7, 19.9, and 19.10 shall apply mutatis mutandi to payments on Net Sales made pursuant to this Section 16.2 and to ARIAD US Successor in connection therewith.  Following exercise of the Buy-Back Option, the payment obligations under this Section 16.2 shall survive any termination of this Agreement and shall be binding upon ARIAD US and ARIAD US Successor.

16.3  Following exercise of the Buy-Back Option the Transition Back Arrangements will apply, and both Parties shall implement the same.

16.4  If, within [**] after the exercise of the Buy-Back Option, ARIAD US Successor determines to [**], ARIAD US Successor shall (and ARIAD US shall ensure that ARIAD US Successor shall) so notify ARIAD SWISSCO in writing, and if ARIAD SWISSCO desires to enter into negotiations with ARIAD US Successor with respect to such [**], ARIAD SWISSCO shall so notify ARIAD US Successor in writing within [**] of receipt of ARIAD US Successor’s written notice, and in such case the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Parties shall enter into exclusive good faith negotiations with respect to such [**].  If, notwithstanding such negotiations, the Parties are unable to reach a definitive agreement within [**] after ARIAD US Successor’s receipt of ARIAD SWISSCO’s written notice, then ARIAD US Successor shall be free to negotiate and [**].  Notwithstanding anything to the contrary contained herein, in no event shall the entering into [**] by ARIAD SWISSCO with ARIAD US Successor with respect to such rights [**] affect in any manner any of the payments due to ARIAD SWISSCO under this ARTICLE 16, unless mutually agreed by ARIAD SWISSCO and ARIAD US Successor.

ARTICLE 17 – MEDICAL AFFAIRS ACTIVITIES

17.1  ARIAD SWISSCO shall be solely responsible, [**], for medical affairs activities in the Territory, including providing medical liaisons, medical information and medical education programs and medical publications in the Territory, and attending relevant medical or scientific meetings and congresses, and shall allocate sufficient, appropriately qualified personnel and resources to conduct such activities, as set forth herein.  Each Party shall have the right to purchase stock of the other Party’s medical education program materials and medical publications on mutually agreeable terms.

17.2  ARIAD SWISSCO will use Commercially Reasonable Efforts to ensure that its Medical Affairs activities and communications are consistent with the Global Product Positioning, and will consider in good faith comments and input from ARIAD US to that effect.  ARIAD SWISSCO shall appropriately disseminate medical information relating to the Compound and the Product in accordance with Applicable Laws and in a manner consistent with any medical affairs materials provided by ARIAD US to ARIAD SWISSCO in writing, if any (provided such materials provided by ARIAD US are compliant with Applicable Laws and Industry Guidelines).

17.3  ISTs - General: Subject to the exceptions below, each Party is responsible for, at its expense, ISTs in its respective territory.  The Parties shall review and discuss, through a joint medical affairs team or other mutually agreed process, each new proposal for an IST that a Party would like to support, and consider in good faith inputs or comments from the other Party.  Each Party may then proceed with the IST subject to the other Party’s veto right in Sections 5.6 and 5.7.2.

Existing Contractual ISTs: Notwithstanding the generality of the foregoing but subject to the remaining provisions of this Section, where ARIAD US has entered into binding contractual arrangements prior to the Effective Date in respect of the ISTs in the Territory listed in Error! Reference source not found. of Appendix 17.3 (“Existing Contractual ISTs”), ARIAD US shall [**]. If ARIAD US proposes to [**], the Parties shall discuss in good faith whether they would [**] as may be agreed between the Parties or whether [**], provided that, subject to the following, ARIAD US shall [**] without the [**] of the Parties. Notwithstanding the foregoing, ARIAD US shall be entitled to [**], by providing [**] to ARIAD SWISSCO, on the grounds that, in ARIAD US's [**].

ISTs Under Discussion: In respect of ISTs in the Territory which ARIAD US has considered but has not entered into binding contractual arrangements prior to the Effective Date, a list of which is set out at Error! Reference source not found. of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Appendix 17.3 (“Existing Non-Contractual ISTs”), the Parties shall discuss in good faith whether they [**] as may be agreed between the Parties. In the event that ARIAD SWISSCO does not wish to participate in a particular Existing Non-Contractual IST [**], ARIAD US shall, [**]. Notwithstanding the foregoing, ARIAD SWISSCO shall [**].

17.4  ARIAD SWISSCO shall ensure that requests for information by Healthcare Professionals are answered in an appropriate, accurate and lawful manner by appropriately qualified personnel.  Requests for information that are inconsistent with the Marketing Authorization for the relevant country shall be handled by the medical affairs personnel only.

17.5  ARIAD SWISSCO’s medical personnel shall conduct periodic visits to clinical trial sites and investigators participating in any Product clinical trials in the Territory (including Global Studies, Proposed Studies and Ongoing Studies) to support initiation and enrollment through the provision of appropriate information and documentation and through issue escalation and coordination with clinical research organizations involved in the conduct of such studies.

ARTICLE 18 – TRADEMARKS

18.1  ARIAD SWISSCO shall use the ARIAD US Trademarks in relation to the Development and Commercialization of the Products in the Territory. If in any country of the Territory it is not legally possible or it is not commercially practicable to use the ARIAD US Trademarks, ARIAD SWISSCO shall be allowed to select and use ARIAD SWISSCO Trademarks. All details of the reasons for the need to use ARIAD SWISSCO Trademarks and the ARIAD SWISSCO Trademarks proposed to be used shall be disclosed to ARIAD US at JCC meetings, and ARIAD SWISSCO shall make good faith efforts to take account of ARIAD US comments.

18.2  ARIAD SWISSCO  shall continue to have the right to sell inventory of Product containing reference to ARIAD US corporate names and logos as follows. ARIAD SWISSCO shall be permitted to sell any stock or inventory existing as of the Effective Date without limitation. ARIAD SWISSCO shall: (i) as soon as practicable after the Effective Date, and in any event by no later than the date falling [**] following the Effective Date re-design the packaging and/or labelling information on the Product which includes any ARIAD US corporate names and logos, so that the design and/or labelling information for such stock or packaging no longer includes any ARIAD US corporate names and logos; and (ii) as soon as practicable following receipt of any necessary approval from the applicable Regulatory Authorities cease the production and sale of any stock or packaging bearing any ARIAD US corporate names and logos; except in each case if the use of the ARIAD US corporate names and logos is required by a Regulatory Authority or under Applicable Law.

18.3  ARIAD SWISSCO shall use the ARIAD US Trademarks only and exclusively in connection with and for the purpose of the Commercialization of the Product in the Field in the Territory. ARIAD SWISSCO acknowledges that it shall not be entitled to

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any rights whatsoever in the ARIAD US Trademarks or ARIAD US’s corporate name or logo except as required by a Regulatory Authority or under Applicable Law or as is specifically granted pursuant to this Agreement.

18.4  The ARIAD US Trademarks shall always be used together with the sign “R” or the sign “TM” or such other customary symbol or legend that correctly identifies the status of the ARIAD US Trademark (i.e., registered or unregistered) in the Territory.

18.5  Nothing contained in this Agreement shall be construed as giving ARIAD SWISSCO the right to use any of the ARIAD US Trademarks or the name or logo of ARIAD US outside the Territory or for any other product than the Product and solely in the Field. ARIAD SWISSCO recognizes the exclusive ownership rights of ARIAD US in and to the ARIAD US Trademarks and the name and logo of ARIAD US and acknowledges that it shall not acquire any ownership or other rights in respect of the ARIAD US Trademarks or the name or logo of ARIAD US and/or of the goodwill associated therewith and that all such rights and goodwill are, and shall at all times remain, vested in ARIAD US. ARIAD SWISSCO acknowledges and agrees that all use of the ARIAD US Trademarks and the name and logo of ARIAD US inures to and is for the benefit of ARIAD US. ARIAD SWISSCO shall, if requested by ARIAD US, execute an assignment to ARIAD US of any and all rights that ARIAD SWISSCO may acquire in respect of any of the ARIAD US Trademarks or the name or logo of ARIAD US and/or of the goodwill associated therewith.

18.6  ARIAD US shall use Commercially Reasonable Efforts to maintain the validity of the ARIAD US Trademarks in the Territory throughout the Term, [**].  For ARIAD US Trademarks currently used by ARIAD SWISSCO under this Agreement, ARIAD SWISSCO agrees to provide any reasonable assistance in this effort [**], provided, however, that [**] in connection with such assistance.

18.7  ARIAD SWISSCO shall promptly notify ARIAD US with respect to any threatened, potential or presumed counterfeits, copies, imitations, simulations of, or infringements upon, the ARIAD US Trademarks or the name “ARIAD US” which comes to its attention during any period where such marks or names are actively used by ARIAD SWISSCO. ARIAD US shall decide on the steps to be taken after having discussed such threatened, potential or presumed counterfeits, copies, imitations, simulation and/or infringements with ARIAD SWISSCO.  ARIAD SWISSCO shall provide all reasonable assistance (with ARIAD SWISSCO bearing [**] solely for the purpose of engaging any Third Party to assist in the performance of any action contemplated by this Section 18.7) to ARIAD US in taking legal action, if deemed necessary by ARIAD US, in its sole and absolute discretion, with respect to such matters.

18.8  ARIAD SWISSCO acknowledges that ARIAD US would have no adequate remedy under this Agreement or at law in the event that ARIAD SWISSCO were to use the ARIAD US Trademarks in a manner not authorized by this Agreement and that ARIAD US would, in such circumstances, be entitled to specific performance, injunctive or other equitable relief.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

ARTICLE 19 – CONSIDERATION AND PAYMENTS

19.1  Milestone Payments.

19.1.1         ARIAD SWISSCO shall pay ARIAD US the following non-refundable, non-creditable milestone payments after the first achievement or occurrence of the following by ARIAD SWISSCO, its Affiliates or Sublicensees:

Milestone Event	Payment Amount
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

19.1.2        With the exception of the [**] milestones, each of the milestone payments set out in Section 19.1.1 shall be payable only upon the first occurrence of the applicable event, whenever it occurs.  ARIAD SWISSCO shall report the occurrence of each milestone event to ARIAD US within [**] of its occurrence.  Upon notification, ARIAD US shall invoice ARIAD SWISSCO for the amount of the milestone.  ARIAD SWISSCO shall pay the milestone invoice within [**] of receipt of the invoice.  Milestone payment to ARIAD US shall be made by wire transfer to an account designated in writing by ARIAD US.

19.2  Royalties.

19.2.1        Full Royalty Term. Subject to the adjustments provided in this Section 19.2, Section 19.11 and ARIAD SWISSCO’s offset rights, ARIAD SWISSCO will pay to ARIAD US during the Full Royalty Term as set forth below:

royalty = A+B+C+D+E, where:

A  equals thirty-two percent (32%) of that portion of Net Sales of Product in the Territory which, during the calendar year in question, is less than or equal to [**];

B  equals [**] of that portion of Net Sales of Product in the Territory which, during the calendar year in question, is greater than [**] and less than or equal to [**];

C  equals [**] of that portion of Net Sales of Product in the Territory which, during the calendar year in question, is greater than [**] and less than or equal to [**];

D equals [**] of that portion of Net Sales of Product in the Territory which, during the calendar year in question, is greater than [**] and less than or equal to [**];

E  equals fifty percent (50%) of that portion of Net Sales of Product in the Territory which, during the calendar year in question, is greater than [**].

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CONFIDENTIAL TREATMENT MATERIAL

19.2.2        Reduced Royalty Term.  Subject to Section 19.11 and ARIAD SWISSCO’s offset rights, ARIAD SWISSCO shall pay to ARIAD US a royalty of [**] of Net Sales in each country in the Territory as to which the Full Royalty Term has expired.  Such royalty obligation shall begin in each country in the Territory on the day after the Full Royalty Term has expired and continue until the [**] of such expiration (the “Reduced Royalty Term”).  Further for clarity, after the expiration of the Reduced Royalty Term in each country in the Territory, no further royalties shall be due with respect to Net Sales in such country and the licenses granted to ARIAD SWISSCO hereunder shall become fully paid-up and royalty-free with respect to such country for the remainder of the Term.

19.2.3        Net Sales Reports and Royalty Payments

(a)[**] before the end of each calendar quarter (other than during the first [**] after the Effective Date, when no such estimate shall be required), ARIAD SWISSCO shall deliver to ARIAD US a report with estimated Net Sales made in such quarter, including:

(i)	Net Sales of Product in local currency, by country by Presentation, during the quarter; and
(ii)	all exchange rate conversions in accordance with Section 19.5..

The Parties, through a Transition Services Agreement as defined in the Share Purchase Agreement, will agree upon an approach through which the foregoing reports can be provided by ARIAD SWISSCO, whether through successful migration to ARIAD SWISSCO or ARIAD US providing continued access to its reporting systems.

(b)Within [**] after the end of each calendar quarter, ARIAD SWISSCO shall deliver to ARIAD US a report setting out the details described in (a) and (b) above with respect to actual Net Sales made in such calendar quarter.

(c)Promptly following receipt of the royalty report ARIAD US shall issue an invoice for the royalties due and ~~,~~  ARIAD SWISSCO shall pay the invoiced royalty within [**] of receipt of the invoice.  Royalty payment to ARIAD US shall be made by wire transfer to an account designated in writing by ARIAD US.

19.3  ARIAD SWISSCO shall provide (a) such monthly sales reports as ARIAD US may reasonably request in relation to the sales data and information reasonably necessary to understand, the level of gross sales invoiced in the Territory and (b) such quarterly sales reports as ARIAD US may reasonably request in relation to the sales data and information reasonably necessary to understand, gross sales invoiced and deductions taken in Sections 1.112(a) through 1.112(g) to arrive at Net Sales in the Territory.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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19.4  Distribution Agreement Milestone Payments.  ARIAD SWISSCO shall, promptly, upon receipt (and in any event within [**] of receipt) pay to ARIAD US [**] of the Distribution Agreement Milestone Payments in [**].  ARIAD SWISSCO hereby agrees to (i) use all Commercially Reasonable Efforts to enforce the provisions of the relevant Distribution Agreement pursuant to which the Distribution Agreement Milestone Payments are payable and collect payment thereof from the relevant counterparty; and (ii) not [**] the relevant Distribution Agreement pursuant to which the [**] or take any other steps that would [**] under this Section 19.4 without ARIAD US’ prior written consent or without providing compensation for such impact.

19.5  Payment Currency and Exchange Rate.  All amounts due under this Agreement shall be paid in US dollars.  The amount of Net Sales under Section 19.2 shall be determined in Local Currency.  The Net Sales amount shall be converted from Local Currency into US dollars using the average interbank exchange rate for conversion of one unit of Local Currency to one US dollar during the calendar quarter prior to the payment due date.  Exchange rates shall be as published by OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates” at www.OANDA.com/convert/fxhistory.  All payments under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated in writing by the payee Party or by other means as directed by the payee Party in writing.

19.6  Interest.  Payments made under this Agreement shall be considered to be made as of the day on which there were sent.  In the event that any payment due under this Agreement is not made when due, the payment shall accrue simple interest from the date due at a rate per annum equal to [**] above the [**] published in the [**], (or, if the [**], ceases to publish such rates, such other reputable financial news source as ARIAD US may select) in effect on the date of the scheduled date of payment; provided that, in no event shall such rate exceed the applicable maximum legal annual interest rate then in effect.  The payment of such interest shall not limit the payee Party from exercising any other rights it may have as a consequence of the lateness of any payment.  [**].  The payer Party shall pay the interest together with the overdue amount.

19.7  Tax Matters.  Unless otherwise agreed in writing by the Parties or required by Applicable Laws, all amounts payable by one Party to the other Party pursuant to this Agreement (each a “Payment”) excludes all withholding, sales, use, consumption, value-added, customs, excise and other taxes, duties or governmental assessments (collectively, “Taxes”). The Parties shall use commercially reasonable efforts to structure all Payments to minimize the applicability of withholding taxes to the maximum extent consistent with Applicable Laws. If any Payment is subject to a deduction or withholding of Tax pursuant to Applicable Laws, the Parties shall use commercially reasonable efforts to perform all acts (including by executing all appropriate documents) so as to enable the payee Party to take advantage of any applicable double taxation agreement or treaty or to otherwise secure any applicable exemption from or reduction in withholding Taxes.  In the event there is no applicable double taxation (or other exemption) agreement or treaty, or if an applicable double taxation (or other) agreement or treaty reduces but does not eliminate such withholding Tax, the payer Party shall pay the applicable Tax to the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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appropriate governmental authority, shall provide to the payee Party evidence of such payment, and shall deduct the amount paid from the Payment due the payee Party.  If the payer Party has to pay applicable withholding tax because of a failure by the payer Party to complete any procedural formalities necessary for it to obtain authorization to make payments pursuant to this Agreement without the obligation to make deduction or withholding, then the amount due from the payer Party to ARIAD US shall be increased to an amount which (after making any deduction for withholding in respect of taxes) leaves an amount equal to the payment which payee Party would have received if no such deduction or withholding had been required.  Any withholding tax imposed on a payment from an ARIAD SWISSCO Affiliate, Sublicensee or distributor in the Territory to ARIAD SWISSCO is the responsibility of ARIAD SWISSCO.

19.8  Payments and Adjustments.

19.8.1        ARIAD SWISSCO shall be entitled to offset or otherwise withhold or adjust any Payment due to ARIAD US under this Agreement and any actual tax payment made to a tax authority under Section 9.7 (Tax Matters) of the Share Purchase Agreement in view of claims that ARIAD SWISSCO may have.

19.8.2        Within [**] after the end of each calendar year (except for the final payment, which shall be made within [**] of the [**] of the Effective Date), ARIAD US shall pay to ARIAD SWISSCO an amount equal to the Year-End Compensating Payment as set forth on Appendix 19.8.2.

19.8.3        Each Party shall make all payments due by it to the other Party under this Agreement in accordance with the time periods set forth in this Agreement for the applicable payment in full amount of such payment except (in the case of payments under this Agreement other than those under Sections 19.1, 19.2 and 19.4) as may be disputed in good faith by such paying Party.  Notice of the basis for, and reasonable detail of, any such dispute shall be provided in writing together with such payment, together with the identity of the designated finance representative of such paying Party.  The finance representatives of each Party shall promptly, but no later than [**] after the receipt of such notice, in order to attempt in good faith to resolve such dispute; provided, that, after [**], such dispute shall be escalated to the Senior Officers under Section 29.2.  If the Senior Officers are not able to resolve such dispute in accordance with Section 29.2, upon the request of one of the Parties, such dispute shall be submitted to an independent accounting firm in accordance with the general procedures set forth in Section 19.9, or, absent such submission, either Party may invoke the provisions of Section 29.3 with respect to such dispute.

19.9  Books, records and accounts.  Throughout the Royalty Term and for a period of at least [**] thereafter, ARIAD SWISSCO shall keep complete and accurate books, records and accounts in accordance with all Regulatory Laws and Regulatory Requirements and sound accounting practice covering all its operations hereunder and as may be necessary for the purpose of calculating all payments due to ARIAD US under this ARTICLE 19 and the required expenditures under Section 15.2.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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ARIAD US shall have the right, throughout the Term and for a period of [**] thereafter, at reasonable times during business hours and upon reasonable notice to ARIAD SWISSCO, to have ARIAD SWISSCO’s books, records and accounts inspected and audited by a reputable independent auditor employed by one of the four major accounting firms to be appointed by ARIAD US and reasonably acceptable to ARIAD SWISSCO, to ensure the accuracy of all reports and payments made hereunder and in respect of all Development Costs and the expenditures made by ARIAD SWISSCO and its Affiliates as required in Section 15.2.  Such audit shall be covered by confidentiality obligations of the auditor.  Such inspection and audit may not be (i) conducted for any calendar year more than [**] after the end of such year, (ii) conducted more than once in any [**] period, or (iii) repeated for any [**]. ARIAD SWISSCO shall cooperate with the independent auditor and make available all work papers and other information related to this Agreement reasonably requested in connection herewith (subject to written obligations of confidentiality to ARIAD SWISSCO).  For purposes of (a) payments under this Agreement including Sections 5.3.1, 5.3.2, 5.7.3, 5.7.4, and 5.9 and calculation of any Development Costs that one Party must pay to the other under this Agreement, (b) the determination of the Cost of Manufacture, (c) calculation of the Year-End Compensating Payment pursuant to Appendix 19.8.2, and (d) calculation of manufacturing technology transfer costs, this Section 19.9 shall apply mutatis mutandi to the applicable Party’s books, records and accounts and for the applicable party to audit such books, records and accounts.

19.10 Currency embargoes.  If at any time currency embargoes or similar legal restrictions in any country in the Territory prevent the prompt remittance of any payments hereunder, ARIAD SWISSCO shall make such payments by depositing the amount thereof in local currency to the account of ARIAD US in a bank or depository in such country designated by ARIAD US.

19.11 Generic Competition.  In countries in the Territory where (i) a Generic Product enters the market, the royalty rates set out in Section 19.2 above shall be reduced by [**] during the Full Royalty Term and by [**] thereafter in such country, (ii) the Generic Product(s) comprises more than [**] of the unit sales of Product and Generic Products in such country, the royalty rates set out in Section 19.2 above shall be reduced by [**] during the Full Royalty Term and by [**] thereafter, and (iii) the Generic Product(s) comprises more than [**] of the unit sales of Product and Generic Products in such country, the royalty rates set out in Section 19.2 above shall be reduced to [**] during the Full Royalty Term and by [**] thereafter.  If such a Generic Product enters the market prior to the expiration of the Composition Patent in such country and if ARIAD US institutes an action or proceeding in accordance with Section 23.4 and prevails in such action the applicable royalty rates set out in Section 19.2 would be reinstated until such other time as the foregoing provision applies.

19.12 No amounts will be due and payable by ARIAD SWISSCO under Section 19.1 upon the Buy-Back Option having been exercised pursuant to ARTICLE 16.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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ARTICLE 20 – REPRESENTATIONS AND WARRANTIES

20.1  ARIAD US hereby represents and warrants to ARIAD SWISSCO as of the Effective Date, and with respect to Sections 20.1.4, 20.1.5, 20.1.6, 20.1.7 and 20.1.17 only, throughout the Term, as follows:

20.1.1        Organization. ARIAD US has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, USA.  ARIAD US has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

20.1.2        Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by ARIAD US have been duly and validly authorized by all requisite corporate actions.  This Agreement constitutes a legal, valid and binding agreement of ARIAD US, enforceable against ARIAD US in accordance with its terms.

20.1.3        Execution. The persons executing this Agreement on behalf of ARIAD US are duly authorized to do so and by so doing have bound ARIAD US to the terms and conditions of this Agreement.

20.1.4        No Inconsistent Obligations. Except as disclosed in the Disclosure Schedules, the execution, delivery and performance by ARIAD US of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and shall not (i) contravene or conflict with the charter or bylaws of ARIAD US or its Affiliates, as applicable, or (ii) conflict with, constitute a default in any material respect under or give rise to any right of termination or cancellation of, any agreement or instrument to which ARIAD US or its Affiliates is a party that would have a material adverse effect on the ability of ARIAD US or its Affiliates to perform its obligations hereunder.  As of the Effective Date, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of ARIAD US, threatened against or affecting, ARIAD US or its Affiliates before any court, arbitrator or any governmental authority, including Regulatory Authorities, which, if decided against ARIAD US or its Affiliates, would have a material adverse effect on the ability of ARIAD US or its Affiliates to perform their obligations hereunder.

20.1.5        Product. Product Delivered hereunder shall:

(a)be Manufactured in all material respects in accordance with the Marketing Authorization, the applicable Quality Agreements, all Applicable Laws and cGMPs;

(b)have the requisite shelf life on the date of Delivery as set forth in the Specifications;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(c)conform to the Specifications at the time of Delivery until the expiry date set forth on the label for the given lot of the Product; and

(d)at the time of Delivery, be free and clear of any lien or encumbrance.

20.1.6        Right to Grant License. ARIAD US and its Affiliates are the sole and exclusive owners of the Patents listed in Appendix 1.128 and the Know How, and ARIAD US is entitled to grant the licenses to ARIAD SWISSCO specified in ARTICLE 2.

20.1.7        Patent Validity and No Patent Challenge. To the Knowledge of ARIAD US, the claims of the issued patents included in the Patents listed in Appendix 1.128 are not invalid and the issued patents included in the Patents listed in Appendix 1.128 are not unenforceable in the Territory. No Third Party has challenged in writing, or, to the Knowledge of ARIAD US, has threatened to challenge, the enforceability or validity of any issued patents included in the Patents listed in Appendix 1.128 or any claims therein, respectively in the Territory through the institution of legal proceedings in a court or through opposition, interference, reexamination, nullity or similar invalidity proceedings before a patent office or any equivalent government agency in the Territory.  Appendix 1.128 represents all Patents that cover or disclose the Compounds and Products as of the Effective Date.

20.1.8        No ARIAD US Trademark Challenge. No Third Party has challenged in writing, or, to the Knowledge of ARIAD US, has threatened to challenge, ARIAD US’s right to use and license the ARIAD US Trademarks in the Territory.

20.1.9        No Infringement by Third Parties. To the Knowledge of ARIAD US, no Third Party is infringing the Patents in the Territory.

20.1.10        No Claim that Development or Commercialization Infringes Third Party IP. There are no claims asserted in writing, judgments, or settlements in effect against, or amounts with respect thereto owed by, ARIAD US or any of its Affiliates relating to the Patents in the Territory. No claim or litigation is pending or, to the Knowledge of ARIAD US, threatened alleging that the manufacture, use or sale of the Product in the Territory infringes or would infringe any issued patent in the Territory.  To ARIAD US’s Knowledge, the Development, Manufacture, and Commercialization of Compounds or Products in the Field in the Territory will not infringe or misappropriate the intellectual property or proprietary rights of any Third Party in the Territory.

20.1.11        Regulatory Documentation. The status of Marketing Authorizations in each country or other jurisdiction in the Territory as of the Effective Date is accurately reflected on Appendix 1.167 and each of them is in full force and effect. To the Knowledge of ARIAD US, ARIAD US and its Affiliates have generated, prepared, maintained, and retained all material records that are required to be maintained or retained pursuant to and in accordance with

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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good laboratory practice and cGMP and Applicable Law, and all such information is true, complete and correct. Neither ARIAD US nor its Affiliates have received any written notice that any Regulatory Authority with jurisdiction in the Territory over the Products has commenced or will commence any action: (i) to suspend, revoke, not renew or materially amend any Marketing Authorization held by ARIAD US or its Affiliates; or (ii) prohibit production, development, marketing or sale of the Product in the Territory.

20.1.12      Patent Prosecution. The Patents listed in Appendix 1.128 have been filed and maintained, and are being diligently prosecuted, in the respective patent offices where filed in the Territory in accordance with Applicable Laws.  All applicable and material fees due prior to the Effective Date in connection with the prosecution and maintenance of the Patents listed in Appendix 1.128 in the Territory have been paid.

20.1.13      Compliance with Law. Except as disclosed in the Disclosure Schedules, ARIAD US and its Affiliates and, to the Knowledge of ARIAD US, their respective contractors and consultants, have complied in all material respects with Applicable Laws in the Development, manufacture and Commercialization of the Compound and Product in the Territory prior to the Effective Date.

20.1.14      No Encumbrances.  ARIAD US or its Affiliates Control the entire right, title and interest in the Patents and the Know-How, free of any encumbrance, lien, or claim of ownership by any Third Party, except its obligations to PDL BioPharma, Inc. under the PDL Agreements.

20.1.15      Employee Assignments. All current and former officers or employees of ARIAD US or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Patents or Know-How have (i) executed and delivered to ARIAD US or any such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to ARIAD US or any such Affiliate of any such Patents or Know How; and (ii) to ARIAD US’s Knowledge, no current officer or employee of ARIAD US or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or Know-How or of any employment contract or any other contractual obligation relating to the relationship of any such Person with ARIAD US or any such Affiliate.  ARIAD SWISSCO has no obligation to contribute to any remuneration of any inventor employed or previously employed by ARIAD US or any of its Affiliates in respect of any such Patents and Know-How and discoveries and intellectual property rights therein that are so assigned to ARIAD US or its Affiliate(s).

20.1.16      No Debarment.  Neither ARIAD US nor any of its Affiliates has been debarred by the FDA, is not subject to any similar sanction of other Regulatory Authorities in the Territory, and neither ARIAD US nor any of its Affiliates has used, in any capacity, in connection with this Agreement or any ancillary agreements (if any), any Person who either has been

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the US Federal Food, Drug, and Cosmetic Act or similar sanction of other Regulatory Authorities.

20.1.17      Post-Marketing Requirements.  Appendix 20.1.17 contains a true and complete list of all post-marking requirements of all Regulatory Authorities related to the Products.  ARIAD US shall promptly notify ARIAD SWISSCO of any changes in post-marketing requirements, ARIAD US and its Affiliates have and during the Term, will comply with all such requirements.

For the purposes of this ARTICLE 20, Disclosure Schedules shall mean the Disclosure Schedules set out in Appendix 20 to this Agreement.

ARTICLE 21 – COMPLIANCE WITH LAW; DATA PRIVACY; ANTI-BRIBERY AND ANTI-CORRUPTION

21.1  Each Party shall obtain and keep current all licenses, certificates, approvals and permits of whatever nature required under the Regulatory Laws and the Regulatory Requirements for the fulfilment of such Party’s obligations under this Agreement.

21.2  In the performance of its obligations hereunder, each Party shall comply and shall cause its Affiliates, employees and contractors involved in the performance of this Agreement, and its Sublicensees and Subcontractors to comply with all Applicable Laws, including Anti-Corruption Laws, and Industry Guidelines, and, without limiting the foregoing, each Party shall comply, and shall cause its Affiliates, Sublicensees, employees and Subcontractors involved in Named Patient Program to comply with all Industry Guidelines and Applicable Laws with respect to Named Patient Programs.

21.3  Each Party shall certify to the other Party on an annual basis the following:

(a)it has in effect and implements an appropriate Anti-Corruption policy;

(b)that training and training materials on such Anti-Corruption Policy (including Anti-Corruption Laws) have been provided to all persons employed by such Party who perform work under this Agreement and interact with Government Officials or Healthcare Professionals in the normal course of their responsibilities; and

(c)It has maintained true and accurate records necessary to demonstrate compliance with the requirements of this Section 21.3.

21.4  At times, either Party may provide the other Party with personal information that falls under the protection of certain data security and privacy laws (“Protected Personal Information”).  Without limiting the generality of Section 21.1, each Party agrees to comply with all Applicable Laws relating to the use, storage, collection or other processing of such Protected Personal Information (“Data Protection Laws”).  The Parties agree to use good-faith efforts to agree upon and implement any security protocols and information handling guidelines that their respective legal advisors

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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recommend in connection with the Parties’ compliance with such data security and privacy laws.

21.5  Notice of Compliance Events.  Each Party agrees that if it learns of any violation of Anti-Corruption Laws or any material violation of any Data Protection Laws, Regulatory Laws or Export Control Laws by an employee or Subcontractor (in the case of ARIAD SWISSCO) or contractor (in the case of ARIAD US) that performs work under this Agreement (a “Compliance Event”), such Party (the “Notifying Party”) shall promptly notify the other Party (the “Notified Party”) in writing of such Compliance Event and the measures Notifying Party has taken and intends to take to remedy such Compliance Event and to prevent its recurrence.  The Notified Party reserves the right to require the Notifying Party to prohibit the employee, Subcontractor or contractor (as the case may be) from performing any work related to this Agreement after due consultation with Notifying Party.

ARTICLE 22 – INDEMNIFICATION, LIMITATIONS OF LIABILITY AND INSURANCE

22.1  Upon the terms and conditions of this ARTICLE 22, ARIAD SWISSCO shall defend, indemnify and hold ARIAD US and its Affiliates, and their respective officers, directors and employees and agents, wholly free and harmless from and against any and all liabilities, damages, losses, costs, taxes, expenses (including reasonable attorneys’ fees and other expenses of litigation and arbitration), claims, demands, suits, penalties, judgments or administrative and judicial orders (collectively, “Losses”) relating to any Proceeding or Proceeding threatened in writing to the extent arising out of or resulting from (a) any failure by ARIAD SWISSCO to comply with any Applicable Laws; (b) the performance (or failure to perform) by ARIAD SWISSCO, its Affiliates, Sublicensees, Subcontractors, or its service providers or any of their respective officers, directors, employees or agents of any of ARIAD SWISSCO’s obligations under this Agreement (including the Manufacture of Product by ARIAD SWISSCO, its Affiliates or its or their Third Party contract manufacturers); (c) any negligent act or omission or willful misconduct of ARIAD SWISSCO, its Affiliates, Sublicensees, Subcontractors, or its service providers, or any of their respective officers, directors, employees or agents; (d) any breach by ARIAD SWISSCO, its Affiliates, Sublicensees, Subcontractors, or service providers, or any of their respective officers, directors, employees or agents, of any of ARIAD SWISSCO’s representations, warranties, covenants or material obligations contained in this Agreement; (e) the storage, sampling, record-keeping or transfer of the Product by ARIAD SWISSCO, its Affiliates, Sublicensees, Subcontractors, or its service providers, or any of their respective officers, directors, employees or agents; and (f) failure of ARIAD SWISSCO to undertake a voluntary Product Withdrawal in its respective territory, despite the ARIAD US’s written recommendation that such Product Withdrawal should be undertaken, except, in each of the foregoing cases, to the extent ARIAD US has the obligation to indemnify for such Losses pursuant to Section 22.2.

22.2  Upon the terms and conditions of this ARTICLE 22, ARIAD US shall defend, indemnify and hold ARIAD SWISSCO and its Affiliates, and their respective officers, directors and employees and agents, wholly free and harmless from and

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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against any and all Losses relating to any Proceeding or Proceeding threatened in writing to the extent arising out or resulting from (a) any failure by ARIAD US to comply with any Applicable Laws; (b) the performance (or failure to perform) by ARIAD US, its Affiliates, subcontractors or its service providers, or any of their respective officers, directors, employees or agents of any of ARIAD US’s obligations under this Agreement (including the Manufacture of Product by ARIAD US, its Affiliates or its or their Third Party contract manufacturers); (c) any negligent act or omission or willful misconduct of ARIAD US, its Affiliates, subcontractors or its service providers, or any of their respective officers, directors, employees or agents; (d) any breach by ARIAD US, its Affiliates, subcontractors or its service providers, or any of their respective officers, directors, employees or agents of any of ARIAD US’s representations, warranties, covenants or obligations contained in this Agreement; (e) the storage, sampling, record-keeping or transfer of the Product by ARIAD US, its Affiliates, subcontractors, or its service providers, or any of their respective officers, directors, employees or agents; (f) the Development, commercialization, Manufacture, final manufacture or other exploitation of the Products or the Compounds anywhere in the world prior to the Effective Date or after the Effective Date for the Reserved Territory; and (g) failure of ARIAD US to undertake a voluntary Product Withdrawal in its respective territory, despite the ARIAD SWISSCO’s written recommendation that such Product Withdrawal should be undertaken, except for such activities conducted by or on behalf of ARIAD SWISSCO or its Affiliates.

22.3  Procedure.  The following shall apply to all Proceedings subject to the obligations set forth in Sections 22.1 and 22.2 above:

22.3.1         A Party or its indemnified entity seeking indemnification pursuant to Section 22.1 or Section 22.2 (an “Indemnified Party”) shall give to the Party from whom such indemnification is sought (the “Indemnifying Party”) prompt written notice (a “Claim Notice”) of the assertion of any claim, or the commencement of any Proceeding for which the Indemnified Party believes the Indemnifying Party may be liable under Section 22.1 or Section 22.2 of this Agreement, as the case may be.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from Liability under Section 22.1 or Section 22.2 of this Agreement, as the case may be, except to the extent that the Indemnifying Party shall have been prejudiced in any material respect as a result of such failure.  A Claim Notice shall describe the nature of the claim or Proceeding and shall indicate the amount of Losses (estimated to the extent that the Losses in respect of any claim or Proceeding are reasonably capable of being estimated); provided, however, that the failure to estimate Losses (or the inaccuracy thereof) shall not affect the validity of a Claim Notice or the amount of Losses to which the Indemnified Party may be entitled.

22.3.2         The Indemnifying Party shall have the right at its discretion to control the defense of any claim or Proceeding and the right to settle or compromise any such claim or Proceeding; provided that the prior written consent of the Indemnified Party shall be required in connection with any settlement or compromise unless such settlement, compromise, discharge or consent to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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judgment (i) includes the delivery of a written release from all Liability in respect of such claim or Proceeding, (ii) does not contain any admission or statement suggesting any wrongdoing or Liability on behalf of the Indemnified Party, and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of its Affiliates.  The Indemnifying Party shall exercise such right by delivering written notice of its intent to undertake the defense of such claim or Proceeding to the Indemnified Party within [**] after the receipt of a Claim Notice.  If the Indemnifying Party elects to control the defense of the claim or Proceeding, then all expenses and legal fees of such defense shall be borne by the Indemnifying Party.  If the Indemnifying Party elects to control the defense of the claim or Proceeding, then the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.  Only in the event that the Indemnifying Party does not assume such defense within [**] after its receipt of a Claim Notice or the Indemnifying Party notifies the Indemnified Party that it will not assume such defense, the Indemnified Party may control the defense of such claim or Proceeding at the Indemnifying Party’s cost and the Indemnified Party may settle the claim or Proceeding on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result.

22.3.3         The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably appraised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with the Indemnifying Party or the Indemnified Party, as the case may be, with respect to the defense of any such matter.

22.4  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SUPPLY AGREEMENT OR THE QUALITY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT, COMMERCIAL POTENTIAL, CAPACITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE KNOW-HOW, THE PATENTS AND/OR THE PRODUCT.  NEITHER PARTY NOR ANY OF ITS RESPECTIVE EMPLOYEES OR REPRESENTATIVES IS AUTHORIZED TO GIVE ANY WARRANTIES OR MAKE ANY REPRESENTATION ON BEHALF OF THE OTHER PARTY.

22.5  SUBJECT TO SECTION 22.6 AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.7, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER OF THE PARTIES SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSSES ARISING OUT OF THIS

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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AGREEMENT, INCLUDING LOSS OF PROFITS OR REVENUES, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR NOT AND REGARDLESS OF ANY NOTICE OF SUCH DAMAGES OR LOSSES.

22.6  THE LIMITATIONS AND EXCLUSIONS OF LIABILITY SET FORTH IN SECTIONS 22.4 AND 22.5 SHALL NOT LIMIT OR RESTRICT: (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO LOSSES AWARDED TO THIRD PARTY CLAIMANTS IN THIRD PARTY PROCEEDINGS THAT ARE SUBJECT TO THE OBLIGATIONS IN SECTION 22.1 OR SECTION 22.2; OR (B) ANY LIABILITY THAT CANNOT BE LIMITED OR EXCLUDED UNDER APPLICABLE LAW.

22.7  Each Party agrees to procure and maintain in full force and effect during the Term valid and collectible insurance policies in connection with its activities as contemplated herein in amounts that are normal and customary in the pharmaceutical industry generally for prudent companies similarly situated.  In particular, ARIAD SWISSCO’s coverage shall have limits of Liability which are commercially reasonable in the Territory but shall be [**] per loss occurrence. [**] Each Party shall provide to the other Party upon such other Party’s request a certificate evidencing the coverage required hereby and the amount thereof.  Each Party’s coverage shall be with a reputable insurance company and shall have to be maintained for not less than [**] following expiration or termination of this Agreement for any reason.

ARTICLE 23 – THE PATENTS

23.1  Patent Marking. ARIAD SWISSCO acknowledges and agrees that any of the Product Commercialized by it shall be marked with a notice of patent rights as necessary or desirable, and legally possible, under Applicable Law to enable the Patents to be enforced to the maximum extent permissible under Applicable Laws.

23.2  Claims Relating to Patent Validity.  ARIAD SWISSCO shall reasonably cooperate with ARIAD US in connection with any claim, action, lawsuit, hearing, patent office review or other Proceeding relating to the validity of the Patents in the Territory, including by being joined as a necessary party to any such Proceeding [**].  For clarity, any Proceeding attacking the validity of a Patent in connection with an action under Section 23.4 (for example, an alleged infringer’s attack on the validity of a Patent as a defense to an allegation of infringement of such Patent) shall be dealt with pursuant to Section 23.4.

23.3  Patent Prosecution and Maintenance.

23.3.1         ARIAD US shall have the first right to prepare, file, prosecute (including any reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, and defense of invalidation or opposition proceedings or of other challenges to validity or enforceability) and maintain the Patents in the Territory, and shall keep ARIAD SWISSCO informed regarding any such matters. ARIAD US shall consider in good faith all comments, recommendations, analysis, and strategies provided by ARIAD SWISSCO for patent protection in the Territory.  ARIAD SWISSCO shall provide reasonable

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assistance in connection with any such prosecution and maintenance, including reasonably cooperating with ARIAD US, as may be reasonably requested by ARIAD US from time to time for the purpose of filing for and obtaining patent extensions and supplementary or complementary protection certificates, if available, of the Patents under the relevant Applicable Laws of the Territory.  [**] shall be responsible for any Patent prosecution and maintenance costs for the Territory and shall reimburse [**] of [**]’s costs related to such Patent prosecution and maintenance for the Territory within [**] of receipt of an invoice therefor incurred in relation to its obligations under this Section 23.3.1.

23.3.2         In the event that ARIAD US intends to cease to prosecute, or maintain a Patent in a country in the Territory, ARIAD US shall provide reasonable prior written notice to ARIAD SWISSCO of such intention (which notice shall, in any event, be given no later than [**] prior to the next deadline for any action that may be taken with respect to prosecution or maintenance of such ARIAD US Patent in such country), and ARIAD SWISSCO shall thereupon have the option, in its sole discretion, to assume the control and direction of the, prosecution and maintenance of such Patent in such country. Upon ARIAD SWISSCO’s written exercise of such option, ARIAD SWISSCO shall assume responsibility and full control for the prosecution and maintenance of such patent in such country at its own expense.

23.4  Patent Enforcement.

23.4.1         Each Party shall, within [**], inform the other Party in writing upon its becoming aware of any potential infringement or misappropriation of any of the Patents in the Territory.  ARIAD SWISSCO shall provide reasonable assistance in connection with any Proceedings to stop such infringement and/or recover damages for such infringement in the Territory (including joining any action if necessary), as may be reasonably requested by ARIAD US.  ARIAD US shall have the first right to control any such Proceedings and ARIAD SWISSCO shall reimburse ARIAD US [**] of ARIAD US’s costs related to such Proceedings within [**] of receipt of an invoice therefor incurred in relation to its obligations under this Section.  ARIAD SWISSCO shall also have the option to be represented by counsel of its own choice to participate in the Proceedings in the Territory [**]. For clarity, the foregoing option shall not relieve ARIAD SWISSCO’s obligation to reimburse ARIAD US [**] of ARIAD US’s costs related to such Proceedings.

23.4.2         If ARIAD US does not institute an action or proceeding or take other action to prevent or terminate such possible infringement in the Territory prior to the earlier of (i) [**] following receipt of notice of such possible infringement or (ii) in the case an injunction may be required, as soon as such injunction is reasonably necessary, then ARIAD SWISSCO shall have the right to institute an action or proceeding or take other appropriate action that it believes is reasonably required to prevent or terminate such possible infringement in the Territory, including possible infringement of the Patents

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in the Territory if (and only if) such possible infringement involves the development or commercialization of a product that contains the Compound, with the reasonable assistance and cooperation of ARIAD US.  In the event that ARIAD SWISSCO institutes an action or proceeding or takes other appropriate action that it believes is reasonably required to prevent or terminate such possible infringement in the Territory, ARIAD SWISSCO reserves the right to have sole control over such proceedings, subject to Section 23.4.4.

23.4.3         In the event that ARIAD SWISSCO becomes aware of any challenge to the validity of any Patent in a country in the Territory, ARIAD SWISSCO shall provide reasonable prior written notice to ARIAD US of such challenge (which notice shall, in any event, be given within [**] of ARIAD SWISSCO becoming aware of such challenge), and ARIAD US shall thereupon have the option, in its sole discretion, to assume the control and direction of any Proceedings in relation to such Patent in such country.

23.4.4         ARIAD SWISSCO shall not settle any action or Proceedings in a manner that would have a material adverse effect on the rights or interests of ARIAD US or its Affiliates without the prior written consent of the ARIAD US.

23.4.5         Any recoveries from such Proceedings or amounts received by ARIAD US or ARIAD SWISSCO from the settlement of the same shall be allocated as follows:  First, each Party shall be reimbursed for its direct, out-of-pocket expenses for conducting, or cooperating with, such Proceeding, and second, the balance shall be [**], provided that any recovery or settlement amount that includes countries outside of the Territory shall be [**], acting reasonably and in good faith, prior to such allocation between the Parties.

23.4.6         ARIAD SWISSCO shall have no right to sue or institute an action or proceeding or take other action to prevent infringement of any Patent other than as set out in this Section 23.4.

23.5  Infringement Claims by Third Parties.

23.5.1         Each Party shall promptly notify the other Party in writing of any allegation by a Third Party in the Territory that any Compound and/or Product development, Commercialization (including import or export) or manufacturing activities conducted by the Parties pursuant to this Agreement infringe or misappropriate or may infringe or misappropriate the Intellectual Property Rights in the Territory of such Third Party (a “Third Party Infringement Claim”). The Parties shall discuss which Party shall defend the Third Party Infringement Claim, and absent mutual agreement otherwise, each Party shall have the right to control the defense of any such Third Party Infringement Claim brought against it, by counsel of its own choice.  If a Third Party Infringement Claim is brought against one Party (the “Defending Party”) but not the other Party, the non-Defending Party shall have the right, at its own expense, to be represented in such Third Party Infringement Claim by counsel of its own choice.

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23.5.2         Each Defending Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim.  Each Defending Party agrees to provide the other Party with copies of all pleadings filed in any suit or proceeding relating to such Third Party Infringement Claim.  The Defending Party may enter into a settlement or compromise of any Third Party Infringement Claim, provided that, if such settlement or compromise would admit Liability on the part of the non-Defending Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the non-Defending Party or its Affiliates, the Defending Party shall not enter into such settlement or compromise without the prior written consent of the non-Defending Party.

23.5.3         If a Third Party Infringement Claim is brought against both Parties, or initially against one Party and the other Party is subsequently joined to the Proceedings, all out-of-pocket expenses incurred by each Defending Party in defending such Third Party Infringement Claim in the Territory (including outside counsel fees), and all amounts payable by either Defending Party as a judgment based on such Third Party Infringement Claim or in settlement of such Third Party Infringement Claim (excluding payments pursuant to any Third Party License, which is governed by Section 23.6), shall be paid for by the Parties as follows: [**] by ARIAD SWISSCO and [**] by ARIAD US.

23.5.4         If a Third Party Infringement Claim is brought against only one Defending Party and the other Party is not subsequently joined to the Proceedings, all out-of-pocket expenses incurred by such Defending Party in defending such Third Party Infringement Claim in the Territory (including outside counsel fees), and all amounts payable by such Defending Party as a judgment based on such Third Party Infringement Claim or in settlement of such Third Party Infringement Claim (excluding payments pursuant to any Third Party License, which is governed by Section 23.6), shall be [**].

23.5.5         Any recovery by a Party of any sanctions or other amounts awarded to such Party against a Third Party asserting a Third Party Infringement Claim shall be applied in the same manner as recoveries in an action as set forth in Section 23.4.5.

23.5.6         If a Defending Party elects to enter into an agreement with a Third Party to obtain a license under such Third Party’s Intellectual Property Rights (“Third Party License”) in settlement of a Third Party Infringement Claim asserted by such Third Party, the provisions of Section 23.6 shall apply.

23.6  Third Party Licenses.

23.6.1         Territory-Only Third Party License.

(a)With respect to any Third Party License under which ARIAD SWISSCO is granted rights relating to its exercise of its license grant under this Agreement and which does not relate to the retained rights of ARIAD US with respect to the Reserved Territory (“Territory-

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Only Third Party License”), the Parties (through the JSC) shall discuss (1) whether such license is necessary or (2) or whether such license is useful (but not necessary) and, in the case of this clause (2), whether to obtain such Territory-Only Third Party License.  A Territory-Only Third Party License shall be considered necessary (and the JSC shall have no discretion with regarding to such determination) if the intellectual property included in such Third Party license covers the Compound or Product or the Manufacture thereof in accordance with Section 6.4.

(b)If a Territory-Only Third Party License is necessary for ARIAD SWISSCO to exercise its license grant under this Agreement, ARIAD SWISSCO shall have the responsibility for negotiating such license and shall have the final decision-making authority regarding the terms of such license, subject to Section 23.6.3.

(c)If a Territory-Only Third Party License is useful (but not necessary) for ARIAD SWISSCO to exercise its license grant under this Agreement, the JSC shall determine (with neither Party having final decision-making authority) whether to obtain such Territory-Only Third Party License and, if such a determination is made to obtain such license, ARIAD SWISSCO shall have responsibility for negotiating such license in accordance with terms agreed upon by the Parties.  If the Parties are unable to agree upon terms for a useful Territory-Only Third Party License that the JSC has determined to obtain, ARIAD SWISSCO shall have the final decision-making authority regarding the terms of such license, subject to Section 23.6.3.

(d)In the event ARIAD SWISSCO enters into a Territory-Only Third Party License (i) in accordance with Section 23.6.1(b) or (ii) in accordance with Section 23.6.1(c) in the event of a determination by the JSC to obtain such license, ARIAD SWISSCO shall have the right to deduct [**] of all payments paid pursuant to such Territory-Only Third Party License from the royalties payable to ARIAD US pursuant to Section 19.2; provided, that in no event shall the royalty rate otherwise payable to ARIAD US pursuant to Section 19.2.1 and Section 19.2.2 be reduced by more than [**] in the aggregate; and provided further that, if, but for the preceding proviso, the deduction under this Section 23.6.1(d) would have reduced a royalty payment made by ARIAD SWISSCO to ARIAD US by more than [**], then the amount of such deduction that exceeds [**] will be carried over to subsequent royalty payments until the full amount that ARIAD SWISSCO would have been entitled to deduct (absent the preceding proviso) is deducted.

(e)In the event ARIAD SWISSCO enters into a Territory-Only Third Party License in accordance with Section 23.6.1(c) with absence of a determination by the JSC to obtain such license, ARIAD SWISSCO

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shall have the sole responsibility for making any payments due thereunder.

23.6.2        Global Third Party License.

(a)With respect to any Third Party License to (i) Develop or Manufacture Product in the Territory and the Reserved Territory, or (ii) Commercialize Product in the Field in the Territory and the Reserved Territory (“Global Third Party License”), the Parties (through the JSC) shall determine whether to obtain such Global Third Party License and which Party will be responsible for negotiating such license (it being agreed that if such Global Third Party License relates to the US then ARIAD US shall be the Party responsible).  If the Parties (through the JSC) do not agree to obtain such Global Third Party License, cannot agree upon the negotiating Party or cannot agree on the final form of such Global Third Party License, ARIAD SWISSCO may enter into a Territory-Only Third Party License pursuant to the terms of 23.6.1.

(b)If the Parties proceed with a Global Third Party License, ARIAD SWISSCO shall be responsible for [**] of payments owed under such Global Third Party License that are attributable to the Territory (and may deduct such amounts from the royalties payable to ARIAD US pursuant to Section 19.2) and ARIAD US shall be responsible for [**] of the payments attributable to the Territory and [**] of the payments attributable to the Reserved Territory.

23.6.3        For Territory-Only Third Party Licenses other than those for which ARIAD SWISSCO has sole responsibility for payments, ARIAD SWISSCO shall keep ARIAD US reasonably informed with respect to the negotiations and deal terms relating to such license (including scope of the license and financial terms) and the ARIAD SWISSCO shall consider in good faith any comments, recommendations or analysis provided by ARIAD US. With respect to any Global Third Party License, the negotiating Party shall keep the other Party reasonably informed with respect to the negotiations and deal terms relating to such license (including scope of the license and financial terms), provide the other Party a reasonable opportunity to comment and consider in good faith all comments provided by the other Party and shall secure the written consent of the other Party prior to executing such Global Third Party License.

ARTICLE 24 – CONFIDENTIALITY

24.1  Each Party shall treat as strictly confidential any information, data and/or document provided orally, visually, in writing or other form by or on behalf of the other Party or its Affiliates hereunder and not generally known to the trade and non-public information relating to the business of the disclosing Party or its Affiliates (all hereinafter referred to as the “Confidential Information”), and each receiving Party shall use the Confidential Information of the disclosing Party solely for the purpose of and in accordance with this Agreement. Each Party may disclose Confidential

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Information of the other Party to its employees and agents and to the employees and agents of its Affiliates, Sublicensees (in the case of ARIAD SWISSCO), Subcontractors (in the case of ARIAD SWISSCO) and other Third Party contractors solely for purposes, and only to the extent reasonably required, to facilitate the performance of such Party’s rights or obligations under this Agreement, provided that each such employee and agent and such Sublicensee, Subcontractor or other Third Party contractor, as applicable, has confidentiality obligations with such receiving Party containing provisions that protect the Confidential Information of the disclosing Party that are materially equivalent to, or more protective than, the provisions of this ARTICLE 24. In addition, ARIAD US and ARIAD SWISSCO each agrees that the other Party may disclose its Confidential Information (a) to such other Party’s legal and financial advisors, (b) as reasonably necessary in connection with an actual or potential (i) debt or equity financing of such other Party, (ii) merger, acquisition, consolidation, share exchange or other similar transaction involving such Party and any Third Party, or (iii) prosecution, defense or enforcement of any patent pursuant to ARTICLE 23 or of any litigation, (c) as reasonably required in preparing Regulatory Documentation and obtaining Registrations, (d) to comply with Applicable Law or any obligation in this Agreement, (e) in communications with existing or bona fide prospective acquirers, merger partners, lenders (including PDL BioPharma Inc. under the PDL Agreements) or investors, and consultants and advisors in connection with transactions or bona fide prospective transactions with the foregoing, in each case on a “need-to-know” basis and under appropriate confidentiality provisions substantially equivalent to those of this Agreement; provided, however, that the receiving Party shall remain responsible for any violation of such confidentiality provisions by any Third Party receiving such Confidential Information; (f) to its Affiliates, Sublicensees or prospective Sublicensees, Subcontractors or prospective Subcontractors (including Third Party manufacturers), consultants, agents and advisors on  a “need-to-know” basis in order for the receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this ARTICLE 24; provided, however, that, in each of the above situations, the receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 24.1(f) to treat such Confidential Information as required under this ARTICLE 24 and (g) for any other purpose with the other Party’s written consent, not to be unreasonably withheld, conditioned or delayed.  Except as set forth in the two preceding sentences, neither Party shall make Confidential Information of the other Party available to any Third Party, or any of its Affiliates, except in accordance with Section 24.3 or to applicable government agencies as required by Applicable Laws, and in this case (1) solely to the extent required by such Applicable Laws (based on advice of legal counsel) and (2) only upon exercise of its reasonable efforts to cause said agencies to maintain confidentiality thereof.

24.2  Subject to any different arrangements agreed in writing by the Parties pursuant to this Agreement, prior to the publication or presentation of any information or data arising from any Development activity performed by a Party or its Affiliates pursuant to ARTICLE 5, or other Development activities performed hereunder, the Developing Party shall submit to the other Party a summary of the proposed publication or presentation at least [**] prior to the submission thereof for publication or

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presentation. The purposes for such prior submission are: (i) to provide the non-Developing Party with the opportunity to review and comment on the contents of the proposed publication or presentation; and (ii) to identify any Confidential Information to be deleted from the proposed publication or presentation. Any Confidential Information identified by the non-Developing Party shall be deleted prior to publication or presentation.

24.3  Notwithstanding expiration or termination of this Agreement for any reason, the foregoing confidentiality and non-use obligations shall continue for a period of [**] after expiration or termination of this Agreement.  Notwithstanding the foregoing, nothing contained in this ARTICLE 24 shall in any way restrict or impair the right of either Party to use, disclose or otherwise deal with Confidential Information of the disclosing Party, which the receiving Party can demonstrate by competent written evidence:

24.3.1         is or hereafter becomes part of the public domain through no act or omission of the receiving Party, its employees, Affiliates, sublicensees and/or subcontractors; or

24.3.2         was in the lawful possession of the receiving Party prior to receipt of the Confidential Information from the disclosing Party; or

24.3.3         previously was, or at any time hereafter is, provided to the receiving Party by a Third Party having the right to do so and which did not originate directly or indirectly from the disclosing Party; or

24.3.4         at the time of disclosure, was known by the receiving Party or an Affiliate, sublicensee or subcontractor other than as a result of disclosure to such party by the disclosing Party;

24.3.5         or after disclosure was independently developed by the receiving Party, an Affiliate, sublicensee or subcontractor without use of the Confidential Information of the disclosing Party.

24.4  The content of this Agreement shall constitute Confidential Information of each Party and shall be treated by both Parties in accordance with the provisions of this ARTICLE 24 and Section 30.9 (Public Statements).

ARTICLE 25 – TERM

25.1  This Agreement comes into force at the Effective Date hereof and shall remain in effect country by country of the Territory until the expiration of the Royalty Term in such country, unless earlier terminated in accordance with the terms of this Agreement.

ARTICLE 26 – TERMINATION

26.1  Uncured Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of any of its obligations under this Agreement, then the Non-Breaching Party may deliver written notice of

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such material breach to the Breaching Party specifying the nature of the breach (a “Default Notice”).  The Breaching Party shall have [**] (or [**] in the event of a payment breach) from the receipt of the Default Notice to cure such breach or to dispute the allegation of breach; provided that, if such breach (other than a payment breach) is capable of being cured, but cannot be cured within such [**] period, and the Breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the Breaching Party shall have such additional period as is reasonable to cure such breach, but in no event will such additional period exceed [**].  If the Breaching Party fails to cure, and fails to dispute, such breach within the applicable cure period, then the Non-Breaching Party may pursue any or all available remedies at law or equity but may not terminate this Agreement; provided,  that, if such material breach materially diminishes, or materially frustrates, the value of this Agreement taken as a whole to the Non-Breaching Party, then the Non-Breaching Party shall have the right to terminate this Agreement (1) if such material breach and failure to cure is solely with respect to a particular country or countries, such right to terminate this Agreement shall be solely with respect to such country or countries, as applicable, or (2) if such material breach and failure to cure is not solely with respect to a particular country or countries, such right to terminate this Agreement shall be with respect to this Agreement in its entirety.  The Non-Breaching Party may effectuate such termination by giving the Breaching Party written notice of termination, which termination shall be effective immediately upon the Breaching Party’s receipt of such notice of termination.  If the Breaching Party disputes in good faith the existence or materiality of a breach specified in a Default Notice or disputes any allegation that the Breaching Party failed to cure or remedy such breach, and the Breaching Party provides written notice of such dispute to the Non-Breaching Party within the above applicable cure period, the matter shall be addressed under the dispute resolution procedures in ARTICLE 29 (and during the pendency of such dispute resolution, the Non-Breaching Party may not terminate this Agreement).  If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of any provision of this Agreement (an “Adverse Ruling”), and if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within [**] after its receipt of such Adverse Ruling (or within [**] in the case of an Adverse Ruling resulting from a payment breach), then, if such Adverse Ruling specifies that such material breach materially diminishes, or materially frustrates, the value of this Agreement taken as a whole to the Non-Breaching Party, the Non-Breaching Party may terminate this Agreement with respect to such particular country or countries, or with respect to this Agreement in its entirety, as applicable in accordance with clauses (1) and (2) above, by giving the Breaching Party written notice of termination, which termination shall be effective immediately upon the Breaching Party’s receipt of such notice of termination.

26.2  Bankruptcy or Insolvency.

26.2.1        Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party, if such other Party or any of its Affiliates (i) files a petition under any bankruptcy act or has any such petition filed against it that is not discharged within [**] of the filing thereof, (ii) makes an assignment for the benefit of creditors, or (iii)

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appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [**] after such filing.

26.2.2        All licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that ARIAD SWISSCO, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against ARIAD US under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction which proceeding is not terminated or withdrawn within [**] after such commencement, ARIAD SWISSCO shall be entitled (unless ARIAD US elects to continue to perform all of its obligations under this Agreement) to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property necessary to exercise its license rights granted hereunder, which, if not already in the ARIAD SWISSCO’s possession, shall be promptly delivered to it (i) after [**] following any such commencement of a bankruptcy proceeding, upon ARIAD SWISSCO’s written request therefor (unless ARIAD US elects to continue to perform all of its obligations under this Agreement), or (ii) if not delivered under subsection (i) above, following the rejection of this Agreement by or on behalf of ARIAD US, upon written request therefor by ARIAD SWISSCO.

26.3  Termination for Force Majeure.  For the avoidance of doubt, this Agreement also may be terminated as set forth in ARTICLE 27 (Force Majeure).

26.4  Termination by ARIAD SWISSCO for Convenience.  At any time after the three (3) year anniversary of the Effective Date, ARIAD SWISSCO may terminate this Agreement in its entirety, or on a country-by-country basis, for any or no reason, upon twelve (12) months’ prior written notice to ARIAD US.

26.5  Termination by ARIAD US.  If ARIAD SWISSCO and its Affiliates fail to meet at least [**] of the minimum expenditure obligations set forth in Section 15.2 in each of [**], and if ARIAD SWISSCO fails to exceed by at least [**] the minimum expenditure obligations in each of the succeeding [**] then ARIAD US may terminate this Agreement in its entirety upon [**] prior written notice to ARIAD SWISSCO.  Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 26.5 shall be the sole and exclusive remedy of ARIAD US in this event.

26.6  Effects of Termination and Expiration.

26.6.1        Termination or expiration of this Agreement for any reason shall not extinguish any existing claims either of the Parties may have for indemnification pursuant to the terms and conditions of this Agreement,

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and shall not preclude either of the Parties from pursuing any claim for indemnification such Party otherwise may have pursuant to the terms and conditions of this Agreement to the extent that the circumstances giving rise to such claim arose prior to, on or after the date of termination or expiration of this Agreement.  Furthermore, the termination or expiration this Agreement shall have no effect on a Party’s obligation to make any payment accruing prior to the date of termination or expiration.

26.6.2        Following expiration of the Royalty Term, the grants in Section 2.1 shall become exclusive, fully-paid, royalty-free, perpetual and irrevocable.

26.6.3        Upon termination of this entire Agreement by ARIAD US under Sections 26.1, 26.2, or 26.5 or by ARIAD SWISSCO under Section 26.4, or under ARTICLE 27 for Force Majeure, the Transition Back Arrangements shall apply and shall be implemented by the Parties.

26.6.4        In the event of termination of this Agreement by ARIAD US under Section 26.1 in relation to a particular country or countries all rights granted to ARIAD SWISSCO in relation to such country or countries shall terminate and ARIAD SWISSCO shall cease any use and/or exploitation of the Registration with respect to the Product in the terminated country or countries and shall promptly and unconditionally transfer such Registration to ARIAD US or to ARIAD US’s nominee or if not so assignable, permit ARIAD US or such nominee to cross-refer to such Registration when applying for a new registration in their own name. ARIAD SWISSCO shall cease Commercializing the Product in the terminated country or countries, subject to a [**] sell off period.

26.6.5        Upon the termination of this Agreement for any reason, ARIAD SWISSCO shall have the right but not the obligation to sell all or a part of ARIAD SWISSCO’s remaining stocks of the Product.

ARTICLE 27 – FORCE MAJEURE

27.1  If the performance of this Agreement is prevented or restricted by government action, war, fire, explosion, flood, strike, lockout, embargo, epidemics, pandemics, quarantines, acts of terrorism, lockouts or other labor disturbances, act of God, failures of common carriers, or any other similar cause beyond the control of the defaulting Party, or supply failures due to the foregoing or similar causes beyond the control of the defaulting Party’s suppliers or contractors, the Party so affected shall be released for the duration of the force majeure, or such other period agreed between the Parties as being reasonable in all circumstances, from its contractual obligations directly affected by the force majeure, provided that the Party concerned shall:

(a)give prompt notice in writing to the other Party of the cause of force majeure;

(b)use Commercially Reasonable Efforts to avoid or remove such cause of non-performance; and

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(c)continue the full performance of this Agreement as soon as such cause is removed.

27.2  The Parties shall take all reasonable steps to minimize the effects of force majeure on the performance of this Agreement and shall, if necessary, agree upon appropriate measures to be taken.  Should the force majeure continue for more than [**], then the Party not affected by such force majeure shall have the right to terminate this Agreement immediately upon written notice to the affected Party.

27.3  Notwithstanding anything contained in this ARTICLE 27, obligations to pay money are never excused by force majeure.

ARTICLE 28 – LAW TO GOVERN

28.1  This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction.

ARTICLE 29 – DISPUTE RESOLUTION

29.1  Generally. The Parties recognize that disputes as to matters arising under or relating to this Agreement or either Party’s rights and/or obligations hereunder may arise from time to time.  It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this ARTICLE 29 to resolve any such dispute if and when it arises.

29.2  Escalation to Senior Officers.  If an unresolved dispute as to matters arising under or relating to this Agreement or either Party’s rights and/or obligations hereunder arises (other than any dispute at the JSC which is subject to the dispute resolution procedures set forth in Section 4.7, or any other matter that is expressly subject to either Party’s final decision-making authority or final approval as set forth elsewhere herein), either Party may refer such dispute to the Senior Officers or their respective designees, who shall meet in person or by telephone within [**] after such referral to attempt in good faith to resolve such dispute and each Senior Officer may include a relevant subject matter expert relevant to the dispute.  If such matter cannot be resolved by discussion of such officers within such [**] period (as may be extended by mutual written agreement), such dispute shall be resolved in accordance with Section 29.3.  The Parties acknowledge that these discussions between the Parties to resolve disputes are settlement discussions under applicable rules of evidence and without prejudice to either Party’s legal position.

29.3  Jurisdiction.  Any unresolved dispute that was the subject of Section 29.2 (and for which a Party does not have final decision making authority) shall be brought exclusively in the federal courts of the United States of America located in New York City, New York (and each party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court);  provided

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

that either Party may seek injunctive relief from any court of competent jurisdiction with respect to any claim for specific performance or injunctive or other equitable relief as a remedy for a breach or threatened breach of this Agreement and either Party may seek the enforcement of any award of damages, in any court of competent jurisdiction.

ARTICLE 30 – MISCELLANEOUS

30.1  Entire Agreement.  Each schedule, exhibit or appendix hereto is integral to this Agreement and is hereby incorporated herein.  This Agreement supersedes all prior agreements and understandings, including the CDA, the Buy-In License Agreement, CSA Agreement, whether oral or written, made by either Party or between the Parties and constitutes the entire Agreement of the Parties with regard to the subject matter hereof.  It shall not be considered extended, cancelled or amended in any respect unless done so in writing and signed on behalf of the Parties hereto.  Information disclosed by either Party or its Affiliates under the CDA shall be governed by the CDA until the Effective Date of this Agreement, and shall be deemed to be Confidential Information of the applicable Party disclosed hereunder and subject to the confidentiality provisions of this Agreement from and including the Effective Date for the duration set forth herein.  If there is any conflict between any provision of the main body of this Agreement and any provision set forth in a schedule, exhibit or appendix hereto (each of which is hereby incorporated herein), the provision set forth in the main body of this Agreement shall govern.

30.2  Severability.    The Parties hereby expressly state that neither Party intends to violate any rule, law or regulation.  If any provision of this Agreement is in violation of any rule, law or regulation it shall be invalid and unenforceable, without affecting the validity or enforceability of other provisions of this Agreement.  The Parties agree to renegotiate such provision in good faith and, to the extent possible, to replace it with valid and enforceable provisions in such a way as to reflect as nearly as possible the intent and purpose of the original provision.

30.3  Independent contractor status. The status of ARIAD US and ARIAD SWISSCO under the business arrangement established by this Agreement is that of independent contractors.  When ARIAD SWISSCO acquires Products from ARIAD US or ARIAD US’s nominee it shall Commercialize them to its Customers in its own name, and for its own account.  Neither Party has authority whatsoever to act as an agent or representative of the other Party except as expressly set forth in this Agreement, nor any authority or power to contract in the name of or create any Liability against or otherwise bind the other Party or its Affiliate in any way for any purpose, nor shall ARIAD US or its Affiliate have such authority or power to so bind ARIAD SWISSCO.

30.4   Notices.  Other than routine communications made through the JSC, its subcommittees or project teams, or the Alliance Managers within the remit of such committees or persons, as contemplated elsewhere herein, all reports, notices, approvals and communications required or permitted to be made pursuant to this Agreement by one Party to the other shall be validly given or made for all purposes, in the absence of acknowledgement of receipt, on the date of mailing if mailed by

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

registered airmail or by international courier to the addressee Party at the following addresses, respectively:

Notices to ARIAD US:

ARIAD US Pharmaceuticals, Inc.

26 Landsdowne Street

Cambridge, Massachusetts 02139-4234

USA

Attention: General Counsel

Tel: [**]

With copies (which shall be required but shall not itself constitute notice) to:

Baker & McKenzie LLP

100 New Bridge Street

London, EC4V 6JA

United Kingdom

Attention: J. Hobson

Tel: [**]

Notices to ARIAD SWISSCO:

ARIAD Pharmaceuticals (Europe) Sárl

Route de La Corniche 1

1066 Epalinges

Switzerland

Attention: Laurent Chardonne

Tel: [**]

With copies (which shall be required but shall not itself constitute notice) to:

Incyte Corporation

1801 Augustine Cut-Off

Wilmington, DE 19803

United States of America

Attention: General Counsel

Tel: [**]

and

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540-6241

United States

Attention: Randall B. Sunberg

Tel: [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

30.5  Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the respective successors of the Parties.  For the avoidance of doubt, subject to ARTICLE 16, the continued existence of this Agreement shall not be affected in case of change of control of either Party.

30.6  Waiver.  The delay or failure of a Party to insist upon strict performance of any of the terms and conditions of this Agreement by the other Party shall not constitute a waiver of any of the provisions hereof and no waiver by a Party of any of said terms and conditions shall be deemed to have been made unless expressed in writing and signed by such waiving Party.

30.7  Interpretation.

30.7.1        The language of this Agreement is English.  No translation into any other language shall be taken into account in the interpretation of the Agreement itself.

30.7.2        The headings in this Agreement are inserted for convenience only and shall not affect its construction.

30.7.3        Where appropriate, the terms defined in this Agreement and denoting a singular number only shall include the plural and vice versa.  Unless otherwise stated, references to days means calendar days, references to quarters means calendar quarters beginning on the first of January, April, July and October and references to years means calendar years beginning on January 1.

30.7.4        The word “including” and similar words and phrases mean including without limitation, whether or not expressly stated.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Articles or other subdivision.  References to the singular include the plural.  References to one gender include all genders.

30.7.5        References to any law, regulation, statute or statutory provision includes a reference to the law, regulation, statute or statutory provision as from time to time amended, extended or re-enacted.

30.8  Assignment.

30.8.1        This Agreement and the rights conferred upon a Party under this Agreement cannot be transferred or assigned by a Party without the prior, written authorization of the other Party, which authorization shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, each Party may make such transfer or assignment without the other Party’s consent to (i) its Affiliates or (ii) to a successor of all or substantially all of the business to which this Agreement relates, whether in a merger, sale of stock, sale of assets or any other transaction, provided that written notice of the transfer or assignment is provided to the other Party. With respect to an assignment to an Affiliate, the assigning Party shall

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

remain responsible for the performance by such Affiliate of all of such Party’s rights and obligations hereunder.

30.8.2        This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

30.9Public Statements.

30.9.1        Subject to Section 30.9.2, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party or as provided in the Share Purchase Agreement.  Once initial consent to a particular disclosure or public announcement has been given and the disclosure or statement has been made concerning particular subject matter, each Party may make any further public statement concerning such subject matter so long as any such public statement is accurate and not inconsistent with the prior public disclosures or public statements approved by the other Party pursuant to this Section 30.9.1 and does not reveal non-public information about the other Party, the Compound or the Product.

30.9.2        In the event that a Party is, based on the advice of the disclosing Party’s counsel, required by Applicable Laws or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make a public disclosure regarding this Agreement or its subject matter (including the terms of this Agreement), such Party shall submit the proposed disclosure (or proposed redacted copy of the Agreement, as applicable) in writing to the other Party as far in advance as reasonably practicable (and in no event less than [**] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity for the other Party to comment thereon. Neither Party shall be obligated to obtain approval from the other Party with respect to any filings made with the applicable securities exchange commission. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment thereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with the terms of this Agreement, provided such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

30.9.3        Except as expressly permitted in this Agreement or as required by Applicable Law (or the regulations of applicable stock exchanges), neither Party may use the other Party’s trademarks, service marks or trade names, or otherwise refer to or identify that other Party in marketing or promotional materials, press releases, statements to news media or other public announcements, without the other Party’s prior written consent, which that other Party may grant or withhold in its sole discretion.

30.10 Expenses.  Unless specifically and expressly provided for to the contrary in this Agreement, a Party who has an obligation or right to take an action under this

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

Agreement shall be solely responsible for any and all expenses associated with such action.

30.11 Survival.  The following Articles and Sections shall survive expiration or termination of this Agreement for any reason: ARTICLE 1 (to the extent necessary to give force to, or otherwise understand, surviving provisions), ARTICLE 16, Sections 19.8, 19.9, 22.1, 22.2, 22.3, 22.4, 22.5, and 22.6, ARTICLE 24, Section 26.6, ARTICLE 28, ARTICLE 29 (with respect to any matters commenced prior to expiration or termination), and Sections 30.1, 30.2, 30.4, 30.7, 30.11, 30.12, 30.13, 30.14, and 30.18.

30.12 Waiver of Contra Proferentem Rule of Construction.    Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

30.13 Remedies to be cumulative.  Each Party’s remedies under this Agreement and under the law are intended to be cumulative, and not mutually exclusive.

30.14 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement.  This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties.  The signatures of all Parties need not appear on the same counterpart.  The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in person.

30.15 Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

30.16 No Joint Venture.  Nothing in this Agreement creates a joint venture or partnership between the Parties.  This Agreement does not authorize any Party (a) to bind or commit, or to act as an agent, employee or legal representative of, another Party, except as may be specifically set forth in other provisions of this Agreement, or (b) to have the power to control the activities and operations of another Party.  The Parties are independent contractors with respect to each other under this Agreement.  Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 30.16.

30.17 No Third Party Rights.  Nothing expressed or referred to in this Agreement will be construed to give any Third Party, other than the Parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT MATERIAL

30.18  Waiver of Jury Trial.  EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, EXECUTION AND DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

30.19 Guaranty.  Incyte Corporation hereby unconditionally and irrevocably guarantees to ARIAD US the full and timely payment and discharge of all ARIAD SWISSCO'S payment obligations under this Agreement, including pursuant to Sections 5.3.1, 5.7.3, 5.9, 19.1, 19.2 and 19.4.  This is a guarantee of payment, and not of collection, and Incyte Corporation acknowledges and agrees that this guarantee is absolute, full, unconditional and irrevocable, and no release or extinguishment of the obligations or liabilities of ARIAD SWISSCO, whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating payment by Incyte Corporation.  Incyte Corporation's guarantee under this Section 30.19 shall continue irrespective of (i) any lack of validity or enforceability of this Agreement against ARIAD SWISSCO as a result of any bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, (ii) any modification, amendment, consent, extension, waiver of or consent under this Agreement that may be agreed to by ARIAD SWISSCO, (unless also agreed to by ARIAD US and Incyte Corporation) or (iii) any change in the ownership of ARIAD SWISSCO or any other Person, any merger or consolidation of ARIAD SWISSCO or any other Person into or with any other Person, or any sale, lease or other transfer of the assets of ARIAD SWISSCO or any other Person to any other Person. Incyte Corporation hereby waives, for the benefit of ARIAD US and its successors, (A) any right to require ARIAD US, as a condition of payment by Incyte Corporation, to proceed against ARIAD SWISSCO or pursue any other remedy whatsoever (provided, that, in the case of payments due by ARIAD SWISSCO under this Agreement, ARIAD US shall have, where applicable, issued an invoice in accordance with the terms of this Agreement and taken such other actions as are specifically required by the terms of this Agreement to obtain payment and, where applicable, waited the applicable payment period) and (B) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense would excuse the performance by ARIAD SWISSCO under the terms of this Agreement.  Subject to the foregoing, ARIAD US hereby agrees that Incyte Corporation shall have all defenses to its obligations hereunder that would be available to ARIAD SWISSCO under this Agreement.

[Remainder of page intentionally blank; signature page follows]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

For and on behalf of		For and on behalf of

ARIAD Pharamaceuticals, Inc.		ARIAD Pharmaceuticals (Europe) Sarl

/s/ Manmeet S. Soni		/s/ Jonathan Dickinson

Name:	Manmeet S. Soni	Name:	Jonathan Dickinson

Title:	Executive Vice President, Chief Financial Officer and Treasurer	Title:	Manager

Solely in its capacity as guarantor under Section 30.19, for and on behalf of

Incyte Corporation

/s/ Hervé Hoppenot

Name:	Hervé Hoppenot

Title:	President and CEO

Signature Page to Amended and Restated Buy-In License Agreement

APPENDIX 1.18

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APPENDIX 1.21

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APPENDIX 1.35

COMMERCIALIZATION PLAN

(see attached)

APPENDIX 1.40

[**]

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APPENDIX 1.62

Distribution Agreements

1.   [**][**][**][**][**][**][**][**][**]

APPENDIX 1.128

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APPENDIX 1.134

PRIMARY EFFICACY ENDPOINT

The “Primary Efficacy Endpoint” means achieving the [**] by [**] defined according to standard criteria as ≤[**]% of [**] to [**] on the [**], measured by [**].  The primary analysis of the primary endpoint will be performed using [**]. The study will be stratified by [**] at baseline (≥[**] versus <[**]) and [**]) to compare the MMR rate by [**] between patients receiving either dose level of ponatinib (initial dose: [**] or [**]) and patients receiving nilotinib (initial dose: [**]) and will follow a testing procedure to ensure an [**]. An efficacy interim analysis is planned after the first [**] [**] have at least [**] of [**].  To maintain an overall [**] of [**] (2-sided), an [**] will be used which requires a [**]  Thus, with 2 treatment comparisons significance will be declared for [**]. For each dose comparison, if this boundary is not crossed at the time of the interim analysis, then the primary analysis will be conducted [**] following the [**]. A [**] will be used to adjust for comparisons of Cohorts A and B to Cohort C, with a dose considered significant if the [**] is <[**].

APPENDIX 1.138

Proposed Studies

(see attached)

APPENDIX 1.161

SUPERIORITY

“Superiority” means ponatinib has demonstrated [**] to nilotinib where, for any ponatinib arm the [**] is [**] at the interim or if both [**]. For each dose comparison, if this boundary is not crossed at the time of the interim analysis, then the primary analysis will be conducted [**] following the [**]. A [**] will be used to adjust for comparisons of Cohorts A and B to Cohort C, with a dose considered significant if the [**]. Additionally, both dose comparisons will be considered significant if [**] are [**] for the tests of the primary endpoint.  The primary analysis will be based on the [**] A sensitivity analysis of the primary endpoint will be performed on the [**], with patients not [**] treated as [**].

APPENDIX 1.167

Territory

Part A

European Union Countries	[**]

1.Austria[**]

2.Belgium[**]

3.Bulgaria

4.Croatia

5.Cyprus

6.Czech Republic[**]

7.Denmark[**]

8.Estonia

9.Finland[**]

10.France[**]

11.Germany[**]

12.Greece

13.Hungary[**]

14.Ireland[**]

15.Italy[**]

16.Latvia

17.Lithuania

18.Luxembourg[**]

19.Malta

20.Netherlands[**]

21.Poland[**]

22.Portugal[**]

23.Romania[**]

24.Slovakia[**]

25.Slovenia[**]

26.Spain[**]

27.Sweden[**]

28.United Kingdom (Scotland[**], Wales[**], England[**] and Northern Ireland)

29.[**] 30.[**] 31.[**] 32.[**] 33.Turkey 34.[**] 35.[**] 36.[**] 37.[**] 38.[**] 39.[**] 40.[**] 41.Israel[**] 42.[**] 43.[**] 44.[**] 45.Norway[**] 46.Russia 47.[**] 48.Switzerland 49.[**] 50.[**]

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Part B EU 16

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APPENDIX 1.175

TRANSITION BACK ARRANGEMENTS

1.        Reversion

1.1       All rights granted by ARIAD US to ARIAD SWISSCO hereunder including but not limited to the license granted in Section 2.1 shall [**].

1.2       Subject to and in accordance with the Transition Plan referred to in para 2 below, ARIAD SWISSCO shall [**] of (A) the ARIAD US [**], (B) the [**], (C) [**], (D) the [**] (E) all [**],  (F) all [**], (ii) where applicable, [**] all [**]

1.3       ARIAD SWISSCO and its Affiliates shall, subject to the Transition Plan,  [**].

1.4       ARIAD SWISSCO shall [**] (i) the [**]; and (ii) [**] in accordance with the Transition Plan.  [**] will notify [**] of the [**] of [**] within [**].

1.5       The [**] shall continue.

2.        Transition Plan

2.1 The Parties shall use Commercially Reasonable Efforts to agree, in good faith, a transition plan to transition (the "Transition"), from ARIAD SWISSCO to ARIAD US and/or its designee, responsibility for Development, Commercialization and Manufacturing activities (the "Transition Plan"). Such Transition Plan shall include [**], including [**].

2. 2 The Transition Plan shall be for a period not exceeding [**] from the date of termination of all or part of this Agreement, or any other shorter period as the Parties may agree in writing.

3.         Registrations and Documentation

3.1       In accordance with Applicable Laws, ARIAD US and ARIAD SWISSCO shall, as soon as is practicably possible after termination and in any event within [**] of termination, take such reasonable actions as are necessary to [**]

3.2       ARIAD US and ARIAD SWISSCO shall execute all necessary and appropriate letters and applications to Regulatory Authorities (if any) to ensure that ownership of the Registrations are transferred to ARIAD US as soon as practicable.

3.3       The date upon which Registration is registered in ARIAD US's name shall be known as the “Transfer Date” in respect of a particular Registration.

3.4       In the event that such a transfer is not possible under Applicable Laws, ARIAD SWISSCO and ARIAD US shall each use Commercially Reasonable Efforts to [**].

3.5       From (i) [**], until (ii) [**], ARIAD SWISSCO shall [**] required to [**].

4.         Employees

4.1       If, in the event of the termination of this Agreement by ARIAD SWISSCO pursuant to Section 26.4 or 26.5, the Transition Back Arrangements are implemented pursuant to this Agreement, it is [**] after the date of such implementation of the Transition Plan:

1.  the Parties shall [**] to procure that any such [**]; and

2.  if the Parties are not able to procure that the [**] the [**] may [**] including [**]; provided that the [**]  The [**] of this subparagraph (2) shall only apply in the event that [**].

For the purposes of this Paragraph 4, "Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 2006 and any other law implementing in any jurisdiction the European Council Directive 2001/23/EC on the approximation of laws of European member states relating to the safeguarding of employees' rights in the event of transfers of undertakings, businesses or parts of undertakings or businesses as amended or replaced from time to time or any equivalent or analogous legislation or regulations in any other country within the Territory.

APPENDIX 17.3

ISTs

[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]		[**]

[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

APPENDIX 19.8.2

YEAR-END COMPENSATING PAYMENT

o1.[**]

APPENDIX 20

DISCLOSURE SCHEDULES

[**]

[**]

[**]

APPENDIX 20.1.17

[**]

[**]